UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12
REALTY INCOME CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Albertsons
Pharmacy
Sainsbury's
WHOLE FOODS MARKET
amazon
Encore

A DIFFERENTIATED PLATFORM FOR GLOBAL GROWTH

REALTY INCOME

2025 PROXY STATEMENT

CHIPOTLE
NORTH ITALIA
CVS pharmacy
DECATHLON
ULTA BEAUTY

March 26, 2025
Dear Stockholder:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Realty Income Corporation (“Realty Income,” the “Company,” “we,” “our,” or “us”) to be held virtually at 9:00 a.m. Pacific Time, on May 13, 2025. You can attend the Annual Meeting at www.virtualshareholdermeeting.com/realty2025 by using the control number that appears on your proxy card and the instructions provided as part of your Proxy Materials. Stockholders may submit questions during the Annual Meeting through the meeting website. The items of business that will be reviewed at the Annual Meeting are described in the Notice of the 2025 Annual Meeting of Stockholders and Proxy Statement.
We achieved another strong year of operating results in 2024. Since our public listing in 1994, we have continued to deliver on our mission of providing shareholders a dependable monthly dividend that grows over time, supported by cash flow from long-term net lease agreements. We paid 12 monthly dividends during 2024, and stockholders realized a 2.5% increase in the amount of dividends paid per share. We generated net income per share of $0.98 and grew Adjusted Funds From Operations (“AFFO”) per share by 4.8% to $4.19. In January 2024, we closed on the acquisition of the public net-lease REIT Spirit Realty Capital, Inc. (“Spirit Realty Capital”), which enhanced our real estate portfolio and further helped to achieve our growth objectives in 2024. Additionally, we completed $3.9 billion of investment volume at an initial weighted average cash yield of 7.4%. We continued to grow our presence internationally, with approximately 50% of our investment activity taking place in the U.K and Europe.
We continued to maintain an industry leading balance sheet, ending the year with a fixed charge coverage ratio of 4.7x, Net Debt-to-Annualized Pro Forma Adjusted EBITDAre of 5.4x, and liquidity of $3.7 billion. Our portfolio’s operational metrics remain strong, as we ended the year with a high occupancy rate of 98.7%. Our proven history to deliver consistent results, including AFFO per share growth, in a variety of economic environments remains one of our greatest attributes, predicated on the high quality of our properties and clients. 2024 marked our 30-year anniversary of being a publicly listed company, and I would like to thank our One Team colleagues for their continued contributions and dedication, as well as our Board of Directors for their continued support and guidance. Furthermore, I would like to thank Jacqueline Brady for her contributions and service to our Company and Board of Directors, as she plans to not stand for re-election following the Annual Meeting.
We encourage you to review the information contained in the Proxy Statement. It is meant to provide an overview of our achievements during the year, including information on our compensation program and corporate governance practices. After your review, we hope you will vote in accordance with the Board of Directors’ recommendations.
Your vote is important to us, and we appreciate your continued support.
Sincerely,
Sumit Roy
President, Chief Executive Officer, and Member of the Board of Directors

2025 Proxy Statement	Realty Income i

NOTICE OF THE 2025 ANNUAL MEETING OF STOCKHOLDERS
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Realty Income Corporation, a Maryland corporation (“Realty Income,” the “Company,” “we,” “our,” or “us”), will be held as follows:

MEETING INFORMATION

DATE Tuesday, May 13, 2025	TIME 9:00 a.m. Pacific Time	RECORD DATE You may vote if you were a holder of record of shares of our common stock, par value $0.01 per share, at the close of business on March 3, 2025	VIRTUAL MEETING ACCESS Vote your shares at www.virtualshareholdermeeting.com/realty2025 on May 13, 2025

ITEMS OF BUSINESS

1	The election of 10 directors to serve until the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified.
2	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
3	A non-binding advisory proposal to approve the compensation of our named executive officers, as described in this Proxy Statement.
4	The approval of an amendment to the Realty Income Corporation 2021 Incentive Award Plan.
5	The transaction of such other business, as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.
The Proxy Statement following this Notice describes these matters in detail. We have not received other proposals that are expected to be presented at the Annual Meeting. During the Annual Meeting, management will report on the current activities of the Company and comment on its future plans. Stockholders will be able to vote electronically and submit questions electronically both before and during the meeting. All presentation materials shared at the Annual Meeting will be made available in the investors section of our website at www.realtyincome.com.

ii Realty Income	2025 Proxy Statement

Table of Contents	Notice of Annual Meeting
PROXY VOTING
Your vote is important. Whether or not you plan to participate in our virtual Annual Meeting, we urge you to submit your proxy as soon as possible to ensure your shares are represented and voted at the Annual Meeting. You may authorize a proxy to vote your shares by telephone, via the Internet, or – if you have received and/or requested paper copies of our Proxy Materials by mail – by signing, dating, and returning the proxy card in the envelope provided. If you participate in our virtual Annual Meeting, you may, if you wish, vote your shares (or withdraw your proxy) at www.virtualshareholdermeeting.com/realty2025.
No person is authorized to make any representation with respect to the matters described in this Proxy Statement other than those contained herein, and, if given or made, such information or representation must not be relied upon as having been authorized by us or any other person.
You are encouraged to read this Proxy Statement in its entirety before voting or authorizing a proxy to vote on your behalf.
By Order of the Board of Directors,
Michelle Bushore
Executive Vice President, Chief Legal Officer, General Counsel and Secretary
March 26, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 13, 2025.
This Proxy Statement and our 2024 Annual Report are available at www.proxyvote.com.
Whether or not you plan to attend the Annual Meeting, please carefully read the proxy statement and other proxy materials and authorize a proxy to vote your shares as soon as possible. You may authorize your proxy by telephone, over the Internet, or by mail by completing your proxy card, even if you plan to attend the virtual Annual Meeting. If you received a Notice of Availability of Proxy Materials, you may also request a paper or an e-mail copy of our proxy materials and a paper proxy card at any time. If you virtually attend the Annual Meeting, you may vote at the meeting if you wish, even if you previously have submitted your proxy.
Client Names, Logos and Photos
Realty Income is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the clients or of their products or services pictured or mentioned. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies.

2025 Proxy Statement	Realty Income iii

iv Realty Income	2025 Proxy Statement

PROXY SUMMARY
The Board of Directors (or, the “Board”) of Realty Income Corporation, a Maryland corporation (“Realty Income,” the “Company,” “we,” “our,” or “us”), is soliciting proxies for its 2025 Annual Meeting of Stockholders and any postponement or adjournment thereof (the “Annual Meeting”). This Proxy Summary provides an overview of the proposals to be considered and voted on at the Annual Meeting and of the information contained in the Proxy Statement, but does not contain all of the information that should be considered before voting. We encourage you to read the Proxy Statement in its entirety before voting.

MEETING INFORMATION

DATE Tuesday, May 13, 2025	TIME 9:00 a.m. Pacific Time	RECORD DATE You may vote if you were a holder of record of shares of our common stock, par value $0.01 per share, at the close of business on March 3, 2025.	PLACE To attend the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/realty2025.

HOW TO VOTE
On or about March 26, 2025, the Notice of the Annual Meeting, Proxy Statement, proxy card, and 2024 Annual Report (collectively, the “Proxy Materials”) will be either mailed or made available over the Internet to our stockholders of record as of the close of business on the record date. Some of our stockholders will be mailed a Notice of Availability of Proxy Materials, which contains instructions on how to request and receive a paper or e-mail copy of our Proxy Materials. We encourage you to vote your shares prior to the Annual Meeting. You may vote by telephone, over the Internet, or by mail by completing and mailing your proxy card, even if you plan to attend the virtual Annual Meeting. All methods of communication will provide stockholders with instructions on how to vote or authorize a proxy to vote using any of the following methods:

BY INTERNET www.proxyvote.com 24/7 through May 12, 2025	BY TOLL-FREE TELEPHONE 1-800-690-6903 24/7 through May 12, 2025	BY MAIL Request, complete and return a proxy card by pre-paid mail	VIRTUAL MEETING ACCESS Vote your shares at www.virtualshareholdermeeting.com/realty2025 on May 13, 2025
This Proxy Statement and our 2024 Annual Report are available in the investors section of our website at www.realtyincome.com. You may also view the Proxy Materials at www.proxyvote.com prior to the day of the virtual Annual Meeting or at www.virtualshareholdermeeting.com/realty2025 on the day of and during the virtual Annual Meeting by using the control number provided to you either on your proxy card, in your e-mailed Proxy Materials, or on your Notice of Availability of Proxy Materials. We encourage you to access and review all of the information contained in the Proxy Materials before voting.

2025 Proxy Statement	Realty Income 1

Proxy Summary	Table of Contents
Beneficial Stockholders: If your shares of common stock are held through a bank, broker or other holder of record, please follow the instructions you receive from your bank, broker or other nominee on how to vote your shares at our Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares online at our Annual Meeting unless you obtain a legal proxy from the bank, broker or other holder of record that holds your shares, giving you the right to vote the shares at the Annual Meeting. Obtaining a legal proxy may take several days.
VIRTUAL STOCKHOLDER MEETING
In order to allow broad-based access to our employees, stockholders, and community to the Annual Meeting, the Board has again decided to continue to hold the Annual Meeting virtually. Our directors will participate in the virtual Annual Meeting.
Date and Time: The Annual Meeting will be held virtually through a live audio webcast on Tuesday, May 13, 2025, at 9:00 a.m. Pacific Time. There will be no physical meeting location. The meeting will only be conducted via an audio webcast.
Access to the Audio Webcast of the Annual Meeting: The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Pacific Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.
Log in Instructions: To attend the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/realty2025. Stockholders will need their unique control number, which appears on the Notice and the instructions that accompanied the Proxy Materials. In the event you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than Tuesday, May 6, 2025, so that you can be provided with a control number and gain access to the meeting.
Submitting Questions at the Virtual Annual Meeting: Stockholders may submit questions in writing during the Annual Meeting at www.virtualshareholdermeeting.com/realty2025. Stockholders will need their unique control number which appears on their Notice, the proxy card, and the instructions that accompanied the Proxy Materials.
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting’s Rules of Conduct that are pertinent to the Company and the meeting matters, as time permits. Answers to any such questions that are not addressed during the Annual Meeting (if any) will be published following the meeting in the investors section of our website at www.realtyincome.com.
Technical Assistance: Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have in accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting login page.
Voting Shares: Stockholders may vote their shares at www.proxyvote.com prior to the day of the virtual Annual Meeting or at www.virtualshareholdermeeting.com/realty2025 on the day of and during the virtual Annual Meeting. If your shares of common stock are held by a bank, broker, or other holder of record, you may not vote these shares online at our Annual Meeting unless you obtain a “legal proxy” from the bank, broker, or other holder of record that holds your shares, giving you the right to vote the shares at the Annual Meeting.
Availability of Live Webcast: The live audio webcast will be available to not only our stockholders, but also our employee team members and other constituents.

2 Realty Income	2025 Proxy Statement

Table of Contents	Proxy Summary
PROPOSAL GUIDE

PROPOSAL		PAGE	VOTE RECOMMENDATION
1	ELECTION OF DIRECTORS Our Board of Directors believes that the 10 director nominees named herein contribute the breadth and diversity of knowledge and experience needed for the advancement of our business strategies and objectives.	11	FOR
2	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM The Audit Committee of our Board of Directors has appointed KPMG LLP (“KPMG”) as the independent registered public accounting firm for the fiscal year ending December 31, 2025, and requests stockholders to ratify the appointment.	20	FOR
3	ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS Our Board of Directors believes our compensation program is appropriately structured to reward our named executive officers for the continued performance of the Company, encourage a disciplined approach to management, and maintain focus on the creation of long-term value for our stockholders.	21	FOR
4	APPROVAL OF AMENDMENT TO THE REALTY INCOME CORPORATION 2021 INCENTIVE AWARD PLAN Our Board of Directors believes the amendment to the Realty Income Corporation 2021 Incentive Award Plan will bring the compensation paid to our non-employee directors into alignment with peer/industry practice.	23	FOR
PERFORMANCE HIGHLIGHTS
2024 was a year of strong operating performance for Realty Income. We realized a 2.5% increase in the amount of dividends paid per share, generated net income per share of $0.98, grew AFFO per share to $4.19, and achieved total investment volume of $3.9 billion. All per share amounts in this Proxy Statement are on a diluted per common share basis unless stated otherwise.

Dividend per Share Growth	AFFO per Share

+2.5%	$4.19

During 2024, we completed $3.9 billion of investment volume at an initial weighted average cash yield of 7.4%. We continued to grow our presence internationally, with approximately $1.9 billion of our investment volume being in the U.K and Europe.
In January 2024, we closed on the acquisition of the public net-lease REIT, Spirit Realty Capital, in an all-stock transaction. The closing of this transaction was a meaningful contributor to our growth objectives, and we believe our enhanced size, scale, and diversification has helped to extend our runway for future growth, enabling us to acquire more sizable portfolios while solidifying our place as a leader in accessing debt and equity markets.
We maintained an industry-leading balance sheet, ending the year with a fixed charge coverage ratio of 4.7x, Net Debt-to-Annualized Pro Forma Adjusted EBITDAre of 5.4x, and liquidity of $3.7 billion. Our portfolio operating metrics remained healthy, as we finished the year with an occupancy rate of 98.7%, and achieved a recapture rate on properties renewed or released during the year of 105.6%.
To support the financing of our investments, we raised approximately $1.8 billion of equity capital over the course of the year, and we issued $2.6 billion of fixed rate unsecured bonds during 2024.

2025 Proxy Statement	Realty Income 3

Proxy Summary	Table of Contents

Total Investments	Occupancy by Property

$3.9B	98.7%

Over a three-year period from 2022 to 2024, we saw net income per share on a fully diluted basis decrease from $1.42 per share to $0.98 per share, primarily as a result of an increase in equity capital issued over the three-year period, as well as an increase in impairments on real estate properties and credit losses recognized on financing receivables.
Our 2024 AFFO per share was an annual record at $4.19 per share, representing our 14th consecutive year of AFFO per share growth. We achieved positive AFFO per share growth of 6.9% from 2022 to 2024, increasing to $4.19 per share from $3.92 per share, which has enabled us to continue to pay dependable monthly dividends that increase over time.
Net Income and AFFO
(per share)(1)

■	Net Income	■	AFFO
Dividends Paid
(per share)
1.AFFO is a non-GAAP measure. AFFO is adjusted for unique revenue and expense items, which management believes are not pertinent to the measurement of our ongoing operating performance. For a reconciliation of AFFO per share to net income available to common stockholders per share, see Appendix A on page 1 of this Proxy Statement.

4 Realty Income	2025 Proxy Statement

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EXECUTIVE COMPENSATION HIGHLIGHTS
We believe our performance demonstrates the effectiveness, over time, of the execution of our strategic business plan and the alignment of our compensation program with our philosophy to reward executives for enhancing long-term stockholder value. Our compensation program focuses on pay-for-performance principles that are linked to short-term and long-term financial, operational, and relative total shareholder return “TSR” metrics. In 2024, we continued to receive favorable say-on-pay approval results with 93.3% of the votes cast on the proposal voting to approve. The following are the two primary components of the 2024 incentive compensation program:

Short-Term Incentive Program (STIP)	Long-Term Incentive Program (LTIP)

Variable cash award based on the achievement of short-term operating and financial goals, as well as individual performance goals
Equity compensation based on the achievement of long-term relative TSR performance as well as financial goals over a three-year period, and time-based restricted shares that vest over a four-year period

The majority of the compensation awarded under our programs is at-risk. Approximately 74% of our CEO’s total target direct compensation for the 2024 performance year consisted of compensation that was at-risk based on the achievement of certain performance metrics. Salary and time-based equity awards made up the remaining 26% of our CEO’s compensation.
CEO Compensation Mix

OUR BUSINESS PHILOSOPHY
Realty Income is real estate partner to the world’s leading companies®. We are known as “The Monthly Dividend Company®” and have a mission to invest in people and places to deliver dependable monthly dividends that increase over time. Our diversified portfolio of actively managed commercial properties under long-term net lease agreements seeks to generate consistent and predictable income while delivering favorable long-term risk-adjusted returns for our stockholders. In addition to creating value for our stockholders, we believe this strategy benefits all stakeholders, including our employees, clients, lenders, and the communities in which we operate. We prioritize building enduring relationships across all stakeholders and emphasize a collaborative “One Team” approach throughout our Company, working closely across departments for the benefit of our clients. We believe our clients’ success is our success.

2025 Proxy Statement	Realty Income 5

Proxy Summary	Table of Contents
Over time, we intend to continue growing our earnings and dividends by expanding existing operations and entering new businesses and industries, all without materially altering our risk profile. Our international expansion is an example of our deliberate approach, and we actively explore other growth initiatives, including the establishment of a third-party private capital open-end fund. Our goal remains to acquire high-quality real estate leased to clients that already are or could become industry leaders, both in the U.S. and internationally. We believe our size, scale, reputation, and our access to capital markets and a lower cost of capital provide significant competitive advantages relative to peers. Moreover, we continue to invest in our technological infrastructure, including predictive analytics and machine learning, to enhance and fortify our competitive edge.
We further seek to create and maximize value through proactive portfolio and asset management strategies, including re-leasing, development, and/or sale of existing properties. Our long-term relationships and continuous engagement with clients and industry experts, together with our access to proprietary data derived from our real estate portfolio of over 15,600 properties, ensure that we remain well informed on current and emerging trends.
We focus on delivering consistent growth across economic cycles and are, therefore, highly selective in the transactions we pursue. We have established long-standing relationships with clients, owners, developers, brokers, and advisers, while consistently developing new relationships with new multinational clients that seek a real estate partner with an expanding geographic footprint. We analyze all potential transactions in depth, enabling us to identify properties, clients, and geographies that best fit our portfolio. In keeping with our long-term investment focus, we actively monitor the health of our clients and locations post-acquisition throughout the asset-ownership period. We do this through a combination of communication with clients, local market experts, and industry experts, by reviewing client and asset-level financials, and by using a variety of analytical approaches and tools.
STRATEGIC PLANNING
Our goal is to continue managing the Company in a manner that supports sustainable, long-term value creation for our stockholders. The Board of Directors reviews and discusses the Company’s strategy during its Board meetings which allows the Board to assess and evaluate opportunities and risks positioning the Company for the future. Our named executive officers and members of senior management engage with the Board on a myriad of topics impacting the Company, including the global macroeconomic and political landscape, regulatory reporting, sustainability considerations, and tools that can inform the Company’s investment strategy such as artificial intelligence and predictive analytics. From time to time, experts on various topics are invited to the discussions to challenge thinking and invite healthy discourse. We also support management’s and directors’ participation at various conferences and speaking engagements in order to introduce new topics and materials for discussion and further broaden long-term views on the business. We will continue to incorporate similar strategic reviews in our Board of Directors meetings and strive to stay proactive in responding to emerging trends by adjusting our strategy as needed.
CORPORATE GOVERNANCE HIGHLIGHTS
We remain committed to managing the Company for the benefit of our stockholders and maintaining good corporate governance practices. We continue to maintain the following corporate governance practices to enhance our reputation for integrity and serving our stockholders responsibly:

All directors, with the exception of our CEO, are independent, and all Board committee members are independent.	We have a Chairman of the Board who is separate from and independent of our Chief Executive Officer.

All directors are subject to annual election with a majority voting standard in uncontested elections.	Our directors, officers, and employees are subject to a Code of Business Ethics.

Our directors, officers, and employees are subject to insider trading policies.	Our directors, officers, and employees are subject to anti-hedging and anti-pledging policies.

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No stockholder rights plan is in effect.	Our Bylaws permit stockholders to propose amendments to our Bylaws.

Our Board of Directors focuses on board refreshment and recruitment and has appointed four new directors since 2021.	The time-based equity awards for our named executive officers have “double-trigger” acceleration provisions.

Cash and equity incentive compensation is subject to a formal clawback policy.	An Enterprise Risk Management (“ERM”) evaluation is conducted annually to identify and assess Company risk.

Our directors and executive officers have minimum stock ownership requirements.	Our Bylaws permit stockholders to request the calling of a special meeting and include market-standard proxy access nominating provisions.

Our Board of Directors conducts regular executive sessions of independent directors.	We annually submit our executive compensation to a “say-on-pay” advisory vote by our stockholders.

Our Compensation and Talent Committee oversees our human capital and talent management programs.	Our directors conduct annual self-evaluations and participate in orientation and continuing education programs.

Our Audit Committee assists the Board in its oversight of cybersecurity, information technology, and other data privacy risks, as well as enterprise-level risks that may affect our financial statements, operations, business continuity, and reputation.

Pursuant to our Corporate Governance Guidelines, our directors may not sit on more than five public company boards (including our Board), or, to the extent a director is a chairman or lead independent director of a public company board, then not more than four public company boards (including our Board).

Our Board’s Nominating/Corporate Governance Committee maintains direct oversight of our sustainability corporate initiatives.	Anonymous reporting is available through our whistleblower hotline, which is tested annually and reported quarterly to our Audit Committee or Nominating/Corporate Governance Committee, as appropriate.

Environmental Responsibility – We remain committed to sustainable business practices and encourage a culture of environmental responsibility within the Company and our communities. As a net lease REIT, most of our environmental impacts, including the greenhouse gas emissions of our portfolio, are generated by our clients, as tenants, across our portfolio, which are primarily leased to commercial clients under long-term net lease agreements. Therefore, we do not have operational control over, nor do we generally have direct access to carbon and energy data from, our clients. However, we foster relationships with our clients and value chain to promote environmental stewardship. As possible, we have leveraged our size and business relationships to expand our client engagement to help us achieve our sustainability objectives. Key elements of our sustainability practices include our efforts to operate green-certified buildings and other green-friendly operational initiatives, engaging with clients regarding sustainability goals, and enhancing our monitoring and understanding of building performance, global compliance matters, available data and risks.

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Proxy Summary	Table of Contents
Social Responsibility and Human Capital – We prioritize the growth and development of our employees and the well-being of our communities, including developing and investing in our employees’ training and development, recruiting local talent, providing internship opportunities, providing compensation and benefit packages that we believe are competitive with that of our peers and talent competitors and are fair among employees with similar job functions and work conditions, rewarding long-term commitment, and soliciting regular engagement surveys.
Our Injury and Illness Prevention Program helps us meet our goal of maintaining a safe and healthy working environment for our employees by focusing on ensuring the health and safety of our workforce through our injury and illness prevention program.
Our “O”verall Wellbeing Program provides opportunities for our people to participate in various in-person and virtual activities and educational programs to enhance their personal and professional lives. Our wellbeing model is to engage employees covering five key pillars of wellness: purpose, social connection, financial health, community engagement, and physical wellness. We support work-life fulfillment and integration by offering flexible work schedules, access to discounted fitness programs, on-site dry-cleaning pickup, car wash services, paid family leave, generous parental leave, on-site lactation rooms, and an infant-at-work program for new parents. Employees also have access to a robust employee assistance program, among other programs and services.
Governance – We are committed to maintaining good corporate governance. As it relates to sustainability, our Board is briefed on sustainability performance and disclosures and plays an active role in assessing risks and identifying opportunities for building a more resilient portfolio. In addition, an ERM evaluation is conducted annually to identify and assess our risks, including climate-related risks. Our Board’s Compensation and Talent Committee’s annual compensation reviews for our executive officers also includes discussions of sustainability matters. For additional information on our governance practices, please see the “Corporate Governance” section of this proxy statement.
Business Impact and Sustainability Report – Our previous business impact and sustainability reports are available in the sustainability section of our corporate website at www.realtyincome.com. We encourage our stockholders to review our business impact and sustainability reports to better understand the significant emphasis we place on all of our corporate responsibility initiatives. The business impact and sustainability reports are not incorporated into this proxy statement by reference.(1)
EEO-1 Report – Our EEO-1 Report, which is a report filed with the U.S. Equal Employment Opportunity Commission and presents workforce data from employers with more than 100 U.S. employees, is available in the social responsibility section of our website at www.realtyincome.com. The EEO-1 Report and website are not incorporated into this proxy statement by reference.
SUPPORTING OUR COMMUNITY
We are continuing to build enduring relationships and brighter financial futures through continuously renewing our connection with the community. We serve others and support nonprofits whose aim is to sustainably improve and uplift our communities. We encourage our employees to give back where we live and work by volunteering time and making financial donations.
During 2024, we took many actions to support, build, and improve our community, including continuing programs that enables and encourages employees to volunteer at non-profits during business hours, financially matching certain nonprofit donations by employees, and making corporate donations to various nonprofits.
STOCKHOLDER ENGAGEMENT
At Realty Income, we recognize that continuous engagement with our stockholders is essential to understanding their priorities and ensuring best practices are maintained across our business. Through an open and ongoing dialogue with shareholders, we ensure that diverse perspectives are considered in our decision-making process.
1 Our business impact and sustainability reports will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

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Outreach and Engagement:
•In 2024, we engaged with shareholders of approximately 75% of our common stock, representing approximately 250 individual firms, to provide business updates and request meetings for further discussion.
•These discussions covered a broad range of topics, including business and sustainability-related matters, notably executive compensation, composition and structure of our Board, and company culture.
•In line with our commitment to continued dialogue, Realty Income’s Investor Relations team will proactively reach out to the governance teams of our top 20 largest shareholders to offer time to discuss key topics and gather feedback ahead of our 2025 Annual Meeting.
Evaluate and Respond:
•We provide periodic updates to the Board of Directors and relevant committees on the outcomes of our shareholder outreach efforts.
•We carefully consider stockholder input regarding our current and proposed governance practices, as well as public disclosures.
•The Nominating/Corporate Governance Committee actively oversees our sustainability initiatives and strategies. We continue to enhance our sustainability initiatives and disclosures.
•We continuously evaluate the structure and composition of our Board.
Please see the Stockholder Engagement section of this Proxy Statement on page 39 for additional information on our outreach efforts.

2025 Proxy Statement	Realty Income 9

Proposals to be voted on

at the 2025 annual meeting.

Proposal One Election of Directors	Proposal Two Ratification of Appointment of Independent Registered Public Accounting Firm	Proposal Three Advisory Vote to Approve the Compensation of Our Named Executive Officers	Proposal Four Approval of Amendment to the Realty Income Corporation 2021 Incentive Award Plan

PROPOSAL ONE Election of Directors We believe that our 10 director nominees contribute the breadth of knowledge and experience necessary for the advancement of our business strategies and objectives.

DIRECTOR NOMINEES
Our Board of Directors currently consists of 11 directors. Jacqueline Brady has chosen not to stand for re-election to our Board of Directors at the Annual Meeting due to professional reasons. Ms. Brady intends to continue to serve on the Board and on our Nominating/Corporate Governance Committee until the expiration of her current term at the Annual Meeting. Accordingly, the size of the Board will automatically reduce to 10 directors following the expiration of Ms. Brady’s term.
The Board of Directors, upon the recommendation of the Nominating/Corporate Governance Committee, has nominated the below 10 current directors for election at the Annual Meeting, each to serve for a one-year term expiring at our annual meeting of stockholders in 2026 and until their respective successors are duly elected and qualified. The information presented below highlights what led our Board of Directors to the conclusion that each nominee should serve as a director. We believe that all of our director nominees have a reputation for integrity, honesty, and adherence to high ethical standards. Each of our director nominees has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Realty Income and our Board of Directors. We also value the additional perspective that comes from serving on other companies’ boards of directors and board committees.
We continue to review the composition of the Board of Directors in an effort to assemble a group that can best perpetuate the success of the business and represent stockholder interests using its diversity of experience in various areas. Further, directors are not automatically re-nominated annually. Rather, on an annual basis, in making a recommendation to the Board in connection with a director’s nomination for election to the Board, the Nominating/Corporate Governance Committee reviews each candidate’s: (i) business and professional background, including any changes, (ii) contributions to the Board, (iii) skill sets and expertise, (iv) understanding of applicable laws and regulations and other elements thought to be relevant to the success of the Company, (v) time constraints including other board service, (vi) tenure with the Board, and (vii) diversity of perspectives and background. The Nominating/Corporate Governance Committee formulates its recommendation on each individual candidate in the context of the Board as a whole, including taking into consideration feedback from the Board’s most recent evaluation.

2025 Proxy Statement	Realty Income 11

Proposal One	Table of Contents
Based on the recommendation of our Nominating/Corporate Governance Committee, our Board of Directors has nominated the following 10 directors for election at the Annual Meeting, each to serve until our annual meeting of stockholders in 2026 and until their respective successors have been duly elected and qualified:

Director Name	Independent	Audit Committee	Compensation and Talent Committee	Nominating/Corporate Governance Committee

Michael D. McKee(1)
Priscilla Almodovar
A. Larry Chapman
Reginald H. Gilyard
Mary Hogan Preusse
Priya Cherian Huskins
Jeff A. Jacobson
Gerardo I. Lopez
Gregory T. McLaughlin
Sumit Roy
– Committee Member	– Committee Chair
1.Non-Executive Independent Chairman of the Board of Directors.
For more information regarding our nominees, please see the “Corporate Governance” section of this Proxy Statement beginning on page 31.
The following chart highlights the specific experience, qualifications, attributes, and skills of our Board standing for re-election based on their education and prior experience. We believe the combination of the skills and qualifications shown below demonstrates how our Board is well positioned to provide strategic advice and effective oversight to our management. More detail is provided in each director nominee’s biography below.

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Table of Contents	Proposal One

Skill	Michael D. McKee	Priscilla Almodovar	A. Larry Chapman	Reginald H. Gilyard	Mary Hogan Preusse	Priya Cherian Huskins	Jeff A. Jacobson	Gerardo I. Lopez	Gregory T. McLaughlin	Sumit Roy

Governance Guidelines Criteria
Independent
Senior Leadership Experience
Global Exposure
Board Experience
Accounting & Financial Expertise
Investment Management
Capital Markets
Strategic Planning
Risk Management
Human Capital Management
Business Impact & Sustainability
Technology
Industry Experience
Real Estate
Demographic Background
Tenure (years)(1)	31	3	13	7	3	17	1	7	18	7
Average Tenure (years): 11
Female(2)
Age(1)	79	57	78	61	56	53	63	65	65	55
Average Age: 63
Under-represented Community(3)
Veteran(4)
1.Tenure and age are as of March 26, 2025.
2.Based on each director’s self-identification and includes members who identify as female.
3.Based on each director’s self-identification. We define a member of under-represented communities as an individual who self-identifies as Black, African American, Hispanic, Latino, Asian (inclusive of individuals who self-identify as South Asian or Indian), Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or who self-identifies as gay, lesbian, bisexual, or transgender.
4.Based on each director’s self-identification.

2025 Proxy Statement	Realty Income 13

Proposal One	Table of Contents
Board Independence
Our Board of Directors has determined that each of our current directors and nominees, except for Mr. Roy, has no material relationship with us (either directly or indirectly through an immediate family member or as a partner, stockholder, or officer of an organization that has a relationship with us) and is “independent” within the meaning of our director independence standards and NYSE director independence standards. Our Board of Directors established and employed categorical standards, which mirror NYSE independence requirements, in determining whether a relationship is material and thus would disqualify a director from being independent.
Non-Executive Independent Chairman of the Board
The Nominating/Corporate Governance Committee evaluates the Board of Directors’ leadership structure. Since 1997, the positions of Non-Executive Chairman of the Board of Directors and CEO have been separate in recognition of the differences between the two roles. Mr. McKee serves as our Non-Executive Chairman of the Board of Directors and presides as lead independent director, while Mr. Roy serves as our CEO. The Board of Directors believes this is the most appropriate structure because it enables the independent directors to participate meaningfully in the leadership of our Board of Directors while utilizing most efficiently the leadership skills of both Messrs. McKee and Roy. In addition, separating the roles of Non-Executive Chairman and CEO allows our Non-Executive Chairman to serve as a liaison between the Board of Directors and executive management, while providing our CEO with the flexibility and focus needed to oversee our operations.

Michael D. McKee
EXPERIENCE
Michael D. McKee has been a Principal of The Contrarian Group since March 2018. Mr. McKee previously served as Executive Chairman of HCP, Inc. (n/k/a Healthpeak Properties (NYSE: DOC)) from May 2016 to March 2018, Chief Executive Officer of Bentall Kennedy (U.S.), a registered real estate investment advisor from February 2010 to April 2016, and was the Vice Chairman from 1999 to 2008 and the Chief Executive Officer from 2007 to 2008 of The Irvine Company, a privately-held real estate investment company, as well as its Chief Operating Officer from 2001 to 2007, Chief Financial Officer from 1997 to 2001, and Executive Vice President from 1994 to 1999. Prior to joining The Irvine Company, Mr. McKee was a partner in the law firm of Latham & Watkins from 1986 to 1994. Through each of these positions, Mr. McKee has obtained extensive real estate experience and provides valuable insight and expertise to the Board and our senior management team. He served on the board of directors of HCP, Inc. from 1989 to April 2018, Bentall Kennedy (U.S.) from 2008 to 2012, The Irvine Company from 1998 to 2008, the Hoag Hospital Foundation from 1999 to 2008, and Seattle Pacific University from 2017 to 2022. He has served on the board of directors of First American Financial Corporation (NYSE: FAF) since 2011, and the Tiger Woods Foundation since 2006. Mr. McKee holds a Juris Doctorate degree from the UCLA School of Law, a Master of Arts degree from the University of Southern California, and a Bachelor of Arts degree in psychology from Azusa Pacific University.
QUALIFICATIONS
Mr. McKee’s business and legal experience includes numerous acquisition and disposition transactions, as well as a variety of public and private offerings of equity and debt securities. Additionally, he has been exposed to various compliance issues as they relate to REITs. With his knowledge of the complex issues facing real estate companies today and his understanding of what makes businesses work effectively and efficiently, Mr. McKee provides valuable insight to our Board of Directors.

Age: 79
Director Since: 1994
Non-Executive Chairman Since: 2012
Committees: Compensation and Talent and Nominating/Corporate Governance
Independent: Yes

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Table of Contents	Proposal One

Priscilla Almodovar
EXPERIENCE
Priscilla Almodovar is the President and Chief Executive Officer and member of the Board of Directors of the Federal National Mortgage Association (“Fannie Mae”) since December 2022. Prior to joining Fannie Mae, Ms. Almodovar held the position of President and Chief Executive Officer of a national affordable housing investment platform from September 2019 to December 2022. Prior to that, Ms. Almodovar held the position of Managing Director at JP Morgan Chase from January 2010 to September 2019, where she led its national real estate businesses which focused on commercial real estate and community development. From 2006 to 2009, she served as the President and Chief Executive Officer of the New York State Housing Finance Agency/State of New York Mortgage Agency. From 1990 to 2004, Ms. Almodovar was an equity partner at a global law firm, White & Case LLP, where she became a partner in 1998, and specialized in international project finance. Ms. Almodovar previously served as a member of the U.S. Secretary of Energy Advisory Board and as a director of VEREIT, Inc. from February 2021 through the closing of its merger with the Company in November 2021. Ms. Almodovar holds a Juris Doctorate degree from Columbia University School of Law and a Bachelor of Arts degree in Economics from Hofstra University.
QUALIFICATIONS
Ms. Almodovar offers a valuable and knowledgeable perspective with her operating experience, financial expertise and tenure in the real estate and legal industries. She has excelled in her career in executive roles across private, public, and nonprofit companies, bringing diverse experience and insights on operations, enterprise risk management and corporate social responsibility.

Age: 57
Director Since: 2021
Committees: Audit (Chair)
Independent: Yes

A. Larry Chapman
EXPERIENCE
A. Larry Chapman is a retired 37-year veteran of Wells Fargo, having served as Executive Vice President and the Head of Commercial Real Estate from 2006 until his retirement in June 2011, and as a member of the Wells Fargo Management Committee. Mr. Chapman joined Wells Fargo in 1974 in its Houston Real Estate office. In 1987, he was promoted to President of Wells Fargo Realty Advisors, a wholly-owned subsidiary of Wells Fargo & Co. The subsidiary’s primary responsibility was managing Wells Fargo Mortgage and Equity Trust, which was formed in 1970 and sold in 1989. He remained President of Wells Fargo Realty Advisors until 1990 and was promoted to Group Head of the Wells Fargo Real Estate Group in 1993. Mr. Chapman managed the Wells Fargo Real Estate Group until his 2006 promotion to Executive Vice President and Head of Commercial Real Estate for Wells Fargo on a nationwide basis. Mr. Chapman is a former board member of the Fisher Center for Real Estate and Urban Economics at the University of California, Berkeley, past governor and trustee of the Urban Land Institute, former member of the National Association of Real Estate Investment Trusts (“Nareit”), and member and past trustee of the International Council of Shopping Centers (“ICSC”). He served on the board of directors of CBL & Associates Properties, Inc. (NYSE: CBL) from August 2013 to November 2021. Mr. Chapman is a graduate of Texas Tech University with an undergraduate degree in Finance.
QUALIFICATIONS
Mr. Chapman’s financial acumen and extensive commercial real estate experience across many industries and tenant types provide valuable insight and expertise to the Board of Directors and our senior management team as we continue to expand our real estate portfolio. In addition, his background as a leader of a Fortune 500 company, and as a member of its management team, further enhances the quality of leadership and oversight provided by our Board of Directors.

Age: 78
Director Since: 2012
Committees: Audit
Independent: Yes

2025 Proxy Statement	Realty Income 15

Proposal One	Table of Contents

Reginald H. Gilyard
EXPERIENCE
Reginald H. Gilyard is a Senior Advisor at the Boston Consulting Group, Inc. (“BCG”) where he is a recognized leader in strategy development and execution and has served in this role since 2017. Prior to this role, Mr. Gilyard served as Dean of the Argyros School of Business and Economics at Chapman University from 2012 to 2017. Under Mr. Gilyard’s leadership, the school significantly increased its national rankings at the undergraduate and graduate levels. Prior to joining Chapman University, from 1996 to 2012, Mr. Gilyard served as Partner and Managing Director at BCG where he led national and multi-national engagements with large corporations in strategy, mergers and acquisitions, and business transformation. Prior to BCG, Mr. Gilyard served nine years in the U.S. Air Force as a Program Manager and was then promoted to Major in the U.S. Air Force Reserves where he served for an additional three years. Mr. Gilyard has served on the board of directors and as the Chairman of the board of directors of Orion Properties Inc. (f/k/a Orion Office REIT, Inc.) (NYSE: ONL) since November 2021. He has also served on the board of directors of First American Financial Corporation (NYSE: FAF) since May 2017 and of CBRE Group Inc. (NYSE: CBRE) since November 2018. Mr. Gilyard holds an M.B.A. from Harvard Business School, a Master of Science degree from the United States Air Force Institute of Technology, and a Bachelor of Science degree from the United States Air Force Academy.
QUALIFICATIONS
Mr. Gilyard offers valuable knowledge regarding strategy development and execution, having worked with management teams and boards to develop and implement successful strategies for over 25 years. His extensive consulting experience includes leading national and multi-national strategic engagements, pre-and post-merger and acquisitions activity, and business transformation. Mr. Gilyard’s skill set and experience in a broad array of industries allow him to provide diverse and valuable perspectives to our Board of Directors.

Age: 61
Director Since: 2018
Committees: Nominating/Corporate Governance (Chair)
Independent: Yes

Mary Hogan Preusse
EXPERIENCE
Mary Hogan Preusse has served on the board of directors of Kimco Realty Corporation (NYSE: KIM) since February 2017, Digital Realty Trust, Inc. (NYSE: DLR) since May 2017 serving as the Chair of the Board since June 2023, and Host Hotels & Resorts, Inc. (NASDAQ: HST) since June 2017. Since October 2021, she has also been a Senior Advisor to Fifth Wall, the venture capital firm. She is a member of Nareit’s Advisory Board of Governors and is a recipient of that organization’s Industry Achievement Award. Until her retirement in 2017, Ms. Hogan Preusse held the position of Managing Director and Co-Head of Americas Real Estate at APG Asset Management US, Inc. (“APG”), where she was responsible for managing the firm’s public real estate investments in the Americas. Prior to joining APG in 2000, she spent eight years as a sell side analyst covering the REIT sector, and she began her career at Merrill Lynch as an investment banking analyst. Ms. Hogan Preusse previously served as a director of VEREIT, Inc. from February 2017 through the closing of its merger with the Company in November 2021. Ms. Hogan Preusse holds an undergraduate degree in mathematics from Bowdoin College and is a member of Bowdoin’s Board of Trustees.
QUALIFICATIONS
Ms. Hogan Preusse offers extensive real estate experience, capital markets knowledge, and industry leadership. Her investment expertise and experience and leadership on the boards of directors of other public companies are valued insights that she brings to the Board of Directors.

Age: 56
Director Since: 2021
Committees: Compensation and Talent
Independent: Yes

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Table of Contents	Proposal One

Priya Cherian Huskins
EXPERIENCE
Priya Cherian Huskins has served as Senior Vice President and partner of Woodruff Sawyer & Co. (“Woodruff Sawyer”), a commercial insurance brokerage and consulting firm since 2003. Prior to joining Woodruff Sawyer, Ms. Huskins served as a corporate and securities attorney at the law firm of Wilson Sonsini Goodrich & Rosati from 1997 to 2003. She has served on the advisory board of the Stanford Rock Center for Corporate Governance since 2012. She has served on the board of directors of Woodruff Sawyer since 2016, including as the Presiding Director since 2023. She has also served on the boards of directors of NMI Holdings, Inc. (Nasdaq: NMIH) since 2021 and the Long Term Stock Exchange since 2022. She previously served as lead independent director of Anzu SPAC I (Nasdaq: ANZUU ) (n/k/a Envoy Medical, Inc. (Nasdaq: COCH)) from 2021 to 2023. She also previously served on the board of directors of the Silicon Valley Directors’ Exchange (SVDX) from 2013 to 2018. Ms. Huskins holds a Juris Doctorate degree from the University of Chicago Law School and an undergraduate degree from Harvard College.
QUALIFICATIONS
With her background in law, insurance, and risk management, Ms. Huskins brings a focus on these areas to our Board of Directors. As a recognized expert in directors and officers’ liability risk and its mitigation, Ms. Huskins provides valuable insight into our risk management strategy. In addition, she brings experience regarding corporate governance matters, including compensation best practices and ways that corporate governance can enhance stockholder value. Ms. Huskins’ experience makes her a valuable member of a well-rounded Board of Directors.

Age: 53
Director Since: 2007
Committees: Compensation and Talent (Chair) and Nominating/Corporate Governance
Independent: Yes

Jeff A. Jacobson
EXPERIENCE
Mr. Jacobson is a retired Global Chief Executive Officer of LaSalle Investment Management (“LaSalle”), the real estate investment arm of Jones Lang LaSalle Inc. (NYSE: JLL), serving in such role from 2007 to 2021. Prior to this, he served as LaSalle’s European Chief Executive Officer from 2000 to 2006. During the period between 1986 and 1998, Mr. Jacobson served in various positions with LaSalle. From 1998 to 2000, he served in leadership positions with Security Capital Group, Inc., a real estate holding company. Mr. Jacobson has over 35 years of real estate investment experience, including that during his tenure at LaSalle he sat on three regional investment committees in North America, Europe, and Asia. He has investment expertise in a variety of geographic markets, asset sectors, investment structures, and risk/return strategies. Since 2022, he has served on the board of directors of Cadillac Fairview Corporation, an owner, operator, investor, and developer of office, retail, multi-family residential, industrial, and mixed-use properties in North America and which is wholly-owned by the Ontario Teachers’ Pension Plan. Mr. Jacobson is also a Senior Adviser to The Vistria Group, a private investment firm focused on investing in essential industries, such as healthcare, financial services, and housing. Mr. Jacobson holds both a Bachelor of Arts degree in Economics and a Master of Arts degree from the Food Research Institute of Stanford University.
QUALIFICATIONS
Mr. Jacobson offers extensive real estate and executive leadership experience with global real estate companies. His investment expertise in various geographies, assets and structures and experience in evaluating growth strategies are valued insights that he brings to the Board of Directors.

Age: 63
Director Since: 2024
Committees: Audit
Independent: Yes

2025 Proxy Statement	Realty Income 17

Proposal One	Table of Contents

Gerardo I. Lopez
EXPERIENCE
Gerardo I. Lopez previously served as Executive-in-Residence for Softbank Investment Advisers from October 2021 to October 2022 and as Operating Partner and Head of its Operating Group from December 2018 to October 2021. Prior to this role, Mr. Lopez was an Operating Partner at High Bluff Capital Partners, a private equity firm focused on investing in consumer-facing companies, from June 2018 to December 2018, and served as Executive Chairman of Quiznos, Inc., which is privately owned by High Bluff Capital Partners. From August 2015 to December 2017, Mr. Lopez served as President and Chief Executive Officer of Extended Stay America, Inc. and its paired-share REIT, ESH Hospitality, Inc. (paired together as NYSE: STAY), the largest owner/operator of company-branded hotels in North America. From March 2009 to August 2015, Mr. Lopez also served as President and Chief Executive Officer of AMC Entertainment Holdings, Inc. (NYSE: AMC), the top global theater operator, where he led the reinvention of the customer theater experience. Prior to AMC, Mr. Lopez held various positions, including Executive Vice President of Starbucks Coffee Company (NASDAQ: SBUX) and President of its Global Consumer Products from September 2004 to March 2009, Seattle’s Best Coffee and Foodservice division, and President of the Handleman Entertainment Resources division of Handleman Company from November 2001 to September 2004. Mr. Lopez has also held a variety of executive management positions with International Home Foods from 1997 to 2000, PepsiCo, Inc. (NYSE: PEP) from 1986 to 1996, and the Procter & Gamble Company (NYSE: PG) from 1983 to 1986. Mr. Lopez currently serves on the board of directors of CBRE Group, Inc. (NYSE: CBRE) since October 2015 and Newell Brands (NYSE: NWL) since April 2018. Mr. Lopez holds an M.B.A. from Harvard Business School and a Bachelor of Arts degree from George Washington University.
QUALIFICATIONS
Mr. Lopez brings extensive operational and leadership knowledge through serving as a senior executive at entertainment, hospitality, and consumer products companies. He has over 37 years of experience in marketing, sales and operations, and management of public and private companies, particularly across consumer-focused industries. Mr. Lopez adds real estate expertise and diverse board experience as an independent board member of private and public companies. The depth and breadth of his operational knowledge and leadership experience across various industries makes him a valuable contributor to our Board of Directors.

Age: 65
Director Since: 2018
Committees: Compensation and Talent
Independent: Yes

Gregory T. McLaughlin
EXPERIENCE
Since 2018, Gregory T. McLaughlin serves several important roles as the Chief Executive Officer of the PGA TOUR First Tee Foundation, a subsidiary of the PGA TOUR, Inc., World Golf Hall of Fame, and American Golf Industry Coalition. Under Mr. McLaughlin’s leadership, these organizations have grown in global prominence to become among the world’s top golf organizations. Most importantly, Mr. McLaughlin has served as a vital ambassador and spokesperson for the game of golf throughout the U.S. and abroad. Previously, Mr. McLaughlin served as the President of the PGA TOUR Champions and an Executive Vice President of the PGA TOUR from 2014 to 2018. Prior to joining the PGA TOUR, Mr. McLaughlin served as the President and Chief Executive Officer of TGR Live and Tiger Woods Foundation in Irvine, California from 1999 to 2014, the Vice President of Business Development of the Western Golf Association / Evans Scholars Foundation in Glenview, Illinois from 1993 to 1999, and the Vice President of Business Development of the Los Angeles Junior Chamber of Commerce in Los Angeles, California from 1988 to 1993. Mr. McLaughlin currently serves on the Executive Committee of the PGA TOUR and the board of directors of Dyehard Fan Supply, a turnkey sports retail solutions provider for America’s top sporting events, venues, and brands. Mr. McLaughlin formerly served on the board of directors of Nielsen Sports from 2012 to 2014. Mr. McLaughlin holds a Juris Doctorate degree from Chicago-Kent School of Law and a Bachelor of Science degree in Economics from The Ohio State University.
QUALIFICATIONS
As a result of his extensive business experience, Mr. McLaughlin offers a unique perspective to the Board of Directors on a variety of business, finance, and legal matters. His robust experience includes building teams, tax-exempt financing, capital raising, strategic development, and project and land development. Additionally, Mr. McLaughlin is recognized as a financial expert, especially as it relates to audit and tax matters. His proven effectiveness working with complex issues and leadership skills in managing a variety of different type organizations makes him a valued member of the Board of Directors.

Age: 65
Director Since: 2007
Committees: Audit and Compensation and Talent
Independent: Yes

18 Realty Income	2025 Proxy Statement

Table of Contents	Proposal One

Sumit Roy
EXPERIENCE
Mr. Roy has been our Chief Executive Officer since October 2018, and our President since November 2015. Mr. Roy served as Executive Vice President, Chief Operating Officer from October 2014 to October 2018, and as Chief Investment Officer from October 2013 to November 2015. Prior to that, Mr. Roy served as Executive Vice President, Acquisitions from March 2013 to October 2013, after being promoted from his prior role as Senior Vice President, Acquisitions from September 2011 to February 2013. Prior to joining us in September 2011, Mr. Roy was an Executive Director, Global Real Estate, Lodging & Leisure for UBS Investment Bank. Mr. Roy has also held positions at Merrill Lynch, and at Cap Gemini Ernst & Young LLP. Mr. Roy has served on the Board of Directors of Ventas, Inc. (NYSE: VTR) since October 2022. Mr. Roy has been a member of Nareit’s Advisory Board of Governors since November 2020 and First Vice Chair since November 2024. Mr. Roy holds an M.B.A. in finance and economics from the University of Chicago, Booth School of Business, a master’s degree in computer science from the University of Georgia, and a Bachelor’s Degree in Computer Science from Georgia College & State University.
QUALIFICATIONS
Mr. Roy brings a deep understanding of business and financial strategy, real estate, and REITs through his experience in the financial and real estate industries. Additionally, he provides insight regarding strategic planning and execution through his consulting and advisory experience. His extensive knowledge of the Company’s investments and operations across all areas of the business makes him a valuable contributor to our Board of Directors.

Age: 55
Director Since: 2018
Committees: None
Independent: No

Our Board of Directors recommends that stockholders vote “FOR” each of the nominees listed above.

2025 Proxy Statement	Realty Income 19

PROPOSAL TWO
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of our Board of Directors (the “Audit Committee”) has appointed KPMG as the independent registered public accounting firm to audit our consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2025.

Representatives of KPMG are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement if desired. The representatives are also expected to be available to respond to appropriate questions.
Although ratification by our stockholders is not a prerequisite to the power of the Audit Committee to appoint our independent registered public accounting firm, our Board of Directors and the Audit Committee believe such ratification to be advisable and in the best interests of the Company. Accordingly, stockholders are being requested to ratify, confirm, and approve the appointment of KPMG as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2025. If the stockholders do not ratify the appointment of KPMG, the appointment of an independent registered public accounting firm will be reconsidered by the Audit Committee; however, the Audit Committee has no obligation to change its appointment. If the appointment of KPMG is ratified, the Audit Committee will continue to conduct an ongoing review of KPMG’s scope of engagement, pricing, and work quality, among other factors, and will retain the right to replace KPMG at any time.

Our Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of KPMG.

20 Realty Income	2025 Proxy Statement

PROPOSAL THREE Advisory Vote to Approve the Compensation of Our Named Executive Officers Our Board of Directors has adopted a policy of providing for annual “say-on-pay” advisory votes.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and as a matter of good corporate governance, we are asking our stockholders to vote on a non-binding, advisory basis to approve the compensation paid to our named executive officers, as described in the Compensation Discussion and Analysis and the executive compensation tables and narrative that follow.
To align the interests of management with those of our stockholders, our compensation program focuses on pay-for-performance principles that are linked to short-term and long-term financial, operational, and relative TSR metrics. Our compensation mix rewards the continued performance of the Company, encourages a disciplined approach to management, and maintains focus on the creation of long-term value for our stockholders. We believe this structure is competitive and allows us to attract, motivate, and retain highly qualified executive officers.
In connection with reviewing our compensation program and the 2024 compensation paid to our named executive officers, it is important to consider our performance during 2024, as well as our long-term TSR performance. These performance results are discussed in detail in the “Executive Compensation” section beginning on page 45.
Our regular compensation program consists of our Short-Term Incentive Program (“STIP”), based on our performance in 2024, and our Long-Term Incentive Program (“LTIP”), based on our performance over a three-year period from January 2024 - December 2026 and includes a fixed compensation component. The majority of the compensation awarded under the STIP and LTIP is at-risk, is not guaranteed, and is based on the following performance metrics:

Short-Term Incentive Plan Performance Goals		Long-Term Incentive Plan Performance Goals
Metric	Weight	Metric	Weight
AFFO per Share	40%	TSR Ranking within MSCI US REIT Index	50%
Fixed Charge Coverage Ratio	20%	Dividend per Share Growth Rate	25%
Portfolio Occupancy	10%	Net Debt-to-Pro Forma Adjusted EBITDAre Ratio	25%
Individual Objectives	30%

2025 Proxy Statement	Realty Income 21

Proposal Three	Table of Contents
The performance hurdles and weightings for each program are determined by the Compensation and Talent Committee in consultation with our independent compensation consultant, Ferguson Partners Consulting L.P. (“FPC”), a nationally known independent executive compensation and benefits consulting firm specializing in the real estate industry. This structure effectively links the compensation awarded to our executives to the achievement of our financial and strategic goals. The independent members of our Board of Directors believe that the performance-based structure of our compensation program, as summarized above and detailed in the “Executive Compensation” section beginning on page 45, allows us to attract and retain talented executives while aligning their interests with the best interests of the Company to support long-term value creation for the benefit of stockholders.
Unless our Board of Directors modifies its determination on the frequency of future “say-on-pay” advisory votes, the next vote will be held at the annual meeting of stockholders in 2026.
Because this vote is advisory, it is not binding on us or our Board of Directors. Nevertheless, the views expressed by stockholders, whether through this vote or otherwise, are important to management and our Board of Directors and, accordingly, our Board of Directors and the Compensation and Talent Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Our Board of Directors recommends that stockholders vote “FOR” approval on a non-binding advisory basis of the compensation of our named executive officers as described in the compensation discussion and analysis and the executive compensation tables and narrative that follow.

22 Realty Income	2025 Proxy Statement

PROPOSAL FOUR
Approval of Amendment to the Realty Income Corporation 2021 Incentive Award Plan
Our Board of Directors unanimously recommends a vote “FOR” the amendment to the Realty Income Corporation 2021 Incentive Award Plan for the reasons set forth below.

DESCRIPTION OF AMENDMENT
The Realty Income Corporation 2021 Incentive Award Plan, as amended (the “Plan”) provides that during the term of the Plan, each person who is a non-employee director of the Company as of the date of each annual meeting of stockholders will, on the date of such meeting, receive a grant of 4,000 shares of restricted stock or restricted stock units (the “Annual Grant”) and each person who first becomes a non-employee director of the company on a date other than the date of an annual stockholders meeting will, upon his or her commencement of service as a non-employee director, receive a grant of 4,000 shares of restricted stock or restricted stock units (an “Initial Grant”).
In February 2025, upon the recommendation of FPC, and to align with prevailing peer/market practices, the Board approved the following changes to its director compensation program: (i) an increase in the standard annual cash retainer payable to all non-employee directors from $35,000 to $100,000 effective as of the Annual Meeting, (ii) an increase in the annual cash retainer payable to the non-executive chairman of the Board from $125,000 to $150,000, and (iii) an amendment to the Plan (the “Amendment”), subject to approval of our stockholders, to revise the Annual Grant and Initial Grant from a grant of a number of restricted shares or restricted share units (“RSUs”) to a grant that is denominated as a dollar value (the “director compensation changes”). The Board approved replacing 4,000 restricted shares or RSUs with a value of $200,000 for both the Annual Grant and Initial Grant, with the number of shares subject to the award determined at the time of grant by dividing $200,000 by the per share closing trading price of the Company’s common stock on the grant date. If the Amendment is approved, each of our continuing non-employee directors will instead receive an Annual Grant for 2025 with a value of $200,000 in accordance with the terms of the Amendment on the date of the Annual Meeting. If the Amendment is not approved, each of our continuing non-employee directors will instead receive an Annual Grant covering 4,000 restricted shares or RSUs under the terms of the existing Plan on the date of the Annual Meeting. Based on the per share closing trading price of the Company’s common stock as of March 3, 2025, a grant of 4,000 restricted shares or RSUs would have a value of $230,200.
The Board believes that the director compensation changes will generally bring the compensation paid to our non-employee directors into alignment with peer/industry practice and that the replacement of a fixed number of shares with a fixed dollar amount for the Annual Grants will provide more consistency in each non-employee director’s compensation year-to-year. Except as described above, the Plan would remain unchanged and in full force and effect. If the Amendment is not approved by stockholders, the Plan will remain in effect unaffected by the Amendment.
The material features of the Plan are summarized below. This description is qualified in its entirety by reference to the full text of the Plan. You are advised to review the actual terms of the Amendment and the conformed copy of the Plan attached to this proxy statement as Appendix B.
MATERIAL FEATURES OF THE PLAN
The Plan authorizes the Compensation and Talent Committee of our Board (or, if our Board determines, another committee of our Board) to provide equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, and other stock or cash based awards within parameters set forth in the Plan, for the purpose

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of providing our directors, employees and consultants and the employees and consultants of our subsidiaries equity compensation, incentives and rewards for superior performance. Some of the key features of the Plan that reflect our commitment to effective management of incentive compensation are as follows:
•No Repricing or Replacement of Options or Stock Appreciation Rights. The Plan prohibits, without stockholder approval: (i) the amendment of options or stock appreciation rights to reduce the exercise price and (ii) the replacement of an option or stock appreciation right with cash or any other award when the exercise price per share of the option or stock appreciation right exceeds the fair market value of underlying shares.
•Share Counting. The Plan provides that the following shares may not be reused for additional grants under the Plan: (i) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award, (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise, and (iii) shares purchased on the open market with the cash proceeds from the exercise of options.
•Independent Administration. The Compensation and Talent Committee, which consists of only independent directors, will administer the Plan except with respect to awards granted to non-employee directors.
•Clawback. The Plan provides that all awards granted pursuant to the Plan will be subject to the provisions of our clawback policy and any clawback policy that we may implement in the future to the extent set forth therein or in an applicable award agreement.
•Director Compensation Limits. The Plan provides that that the sum of any cash compensation and the aggregate grant date fair value of all awards granted to a non-employee director as compensation for services as a non-employee director during any calendar year (the “director limit”) may not exceed $1,000,000 (subject to limited exceptions).
•No Discounted Awards. The Plan provides that stock options and stock appreciation rights must be granted at not less than 100% of fair market value on the date of grant.
SUMMARY OF THE PLAN
Eligibility and Administration. Our employees, consultants and directors, and employees, consultants and other service providers of our subsidiaries are eligible to receive awards under the Plan. As of March 3, 2025, approximately 488 employees, no consultants and ten non-employee directors are eligible to receive awards under the Plan; however, this number is subject to change as the number of individuals in our business is adjusted to meet our operational requirements. The plan administrator has the authority to select from among eligible individuals those to whom awards will be granted.
The Plan is administered by the Compensation and Talent Committee of our Board, provided, however, that our Board administers the Plan with respect to awards granted to our non-employee directors, each of which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the plan administrator below), subject to certain limitations that may be imposed under the Plan, Section 16 of the Exchange Act, and/or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the Plan, including any vesting conditions.
Limitation on Awards and Shares Available. An aggregate of 8,000,000 shares of our common stock are available for issuance under awards granted pursuant to the Plan, which shares may be authorized but unissued shares, shares purchased in the open market or treasury shares. In connection with the consummation of the mergers contemplated by that certain Agreement and Plan of Merger, dated April 29, 2021, between the Company, VEREIT, Inc., a Maryland corporation (“VEREIT”) and certain other parties named therein, which occurred on November 1, 2021 (the “Closing Date”), the Plan was amended to provide that an additional 6,186,101 shares of common stock may be issued pursuant to awards under the Plan and shall not count against the overall share limit to the extent that awards covering such shares (i) are permitted without stockholder approval under the rules of NYSE (or such other applicable principal securities exchange or quotation system on which the Common Stock is then listed), (ii) are made only to individuals who, on or after the Closing Date, are employees, consultants or non-employee directors who (x) provided services to VEREIT prior to the Closing Date or (y) first commenced providing services to the Company or any of its subsidiaries on or following the Closing Date, and (iii) are only granted under the Plan during the period commencing on the Closing Date and ending on June 2, 2031.
If an award under the Plan is forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Plan. However, the following shares may not be used again for grant under the Plan: (i) shares tendered or withheld to satisfy grant or exercise price or tax withholding

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obligations associated with an award; (ii) shares subject to a stock appreciation right, or SAR, that are not issued in connection with the stock settlement of the stock appreciation right on its exercise; and (iii) shares purchased on the open market with the cash proceeds from the exercise of options. The payment of a dividend equivalent in cash in conjunction with any outstanding award will not reduce the shares available for issuance under the Plan.
Awards granted under the Plan upon the assumption of, or in substitution for, awards outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the Plan, except that shares acquired by exercise of substitute incentive stock options will count against the maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the Plan. In addition, shares available under certain pre-existing plans of an acquired company may be used for awards under the Plan and will not reduce the shares authorized for issuance under the Plan, provided that awards using such available shares may not be made after the date awards could have been made under the pre-existing plan and may only be made to individuals who were not our employees or directors prior to the acquisition.
The Plan provides that the sum of any cash compensation, or other compensation, and the aggregate grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year (the “director limit”) may not exceed $1,000,000 (subject to exceptions for individual non-employee directors in extraordinary circumstances as the plan administrator determines in its discretion).
Subject to certain adjustments in accordance with the Plan, the maximum aggregate number of shares of our common stock that may be granted to any one person during any calendar year in respect of one or more awards may not exceed 3,200,000 and the maximum aggregate amount of cash that may be paid during any calendar year in respect of one or more awards may not exceed $10,000,000. In addition, no more than 8,000,000 shares may be issued pursuant to the exercise of incentive stock options under the Plan.
Awards. The Plan provides for the grant of stock options, including incentive stock options, or ISOs, and nonqualified stock options, or NSOs, SARs, restricted stock, RSUs, dividend equivalents, and other stock or cash based awards. Certain awards under the Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Internal Revenue Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Plan will be evidenced by an award agreement, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms. Awards other than cash awards generally will be settled in shares of our common stock, but the applicable award agreement may provide for cash settlement of any award. A brief description of each award type follows.
•Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Internal Revenue Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders) and the term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions may apply to stock options and may include continued service, performance and/or other conditions as set forth in the applicable award agreement.
•SARs. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant and the term of a SAR may not be longer than ten years. Vesting conditions may apply to SARs and may include continued service, performance and/or other conditions as set forth in the applicable award agreement.
•Restricted Stock and RSUs. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met, and may be accompanied by the right to receive the equivalent value of dividends paid on shares of our common stock prior to the delivery of the underlying shares. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Conditions applicable to restricted stock and RSUs may be based on continuing service, the attainment of performance goals and/or such other conditions as set forth in the applicable award agreement.
•Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other

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stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.
•Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted in tandem with awards of restricted stock units. Dividend equivalents may be paid currently or credited to an account for the participant, settled in cash or shares and may be subject to the same restrictions on transferability and forfeitability as the restricted stock units with respect to which the dividend equivalents are granted.

Performance Awards. Performance awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals or other criteria set forth in the applicable award agreement, which may or may not be objectively determinable. Performance criteria upon which performance goals are established may include but are not limited to: (1) the attainment by a share of a specified fair market value for a specified period of time; (2) earnings per share; (3) return on assets; (4) return on equity; (5) return on invested capital; (6) total stockholder return; (7) earnings or net income of the company before or after taxes and/or interest; (8) earnings before interest, taxes, depreciation and amortization; (9) revenues; (10) market share; (11) cash flow or cost reduction; (12) economic value created; (13) gross margin; (14) operating margin; (15) strategic business criteria, consisting of one or more objectives based on customer satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, working capital, goals relating to acquisitions or divestitures, net sales, or economic value; (16) adjusted earnings or loss per share; (17) certain financial ratios (including those measuring liquidity, activity, profitability or leverage); (18) debt levels, covenants, ratios or reductions; (19) financing and other capital-raising transactions; (20) year-end cash; (21) investment sourcing activity; (22) environmental, social and governance initiatives; (23) marketing initiatives; or (24) any combination of the foregoing, any of which may be measured either in absolute terms for us or any operating unit of our company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The Compensation and Talent Committee may provide for the exclusion of the impact of an event or occurrence which the Compensation and Talent Committee determines should be appropriate excluded, including, without limitation, non‑recurring charges or events, acquisitions or divestitures, changes in the corporate or capital structure, events unrelated to the business or outside of the control of management, foreign exchange considerations, and legal, regulatory, tax or accounting changes.
Non-Employee Director Awards. During the term of the Plan, except as otherwise amended by the Administrator consistent with Plan amendment provisions, commencing with our 2025 annual stockholders meeting, each person who is a non-employee director of the Company as of the date of each such meeting will, on the date of such meeting, receive a grant of restricted stock or, if so elected by the non-employee director in accordance with such terms and conditions as may be established by the plan administrator, RSUs, covering a number of shares of our common stock calculated by dividing (i) $200,000 by (ii) the per share closing trading price of our common stock on the grant date (the “Annual Grant”) (if the Amendment is not approved, each such Annual Grant will cover 4,000 shares of our common stock). Each person who first becomes a non-employee director of the Company on a date other than the date of an annual stockholders meeting of the Company following the effective date of the Plan as amended by the Amendment, will, upon his or her commencement of service as a non-employee director, receive a grant of restricted stock or, if so elected by the non-employee director in accordance with such terms and conditions as may be established by the plan administrator, RSUs, covering a number of shares of our common stock calculated by dividing (i) $200,000 by (ii) the per share closing trading price of our common stock on the grant date (an “Initial Grant”) (if the Amendment is not approved, each such Initial Grant will cover 4,000 shares of our common stock). Each Annual Grant and Initial Grant will be subject to the director limit described above and will vest based on the applicable director’s years of service as of the date of grant, in each case subject to the applicable director’s continued service on the applicable vesting date, as follows:
•Fewer Than Six Years of Service. Shares of restricted stock or RSUs, as applicable, granted to non-employee directors with fewer than six years of service will vest as to one-third of the restricted shares or RSUs, as applicable, subject to the award on each of the first three anniversaries of the applicable grant date.
•Six Years of Service. Shares of restricted stock or RSUs, as applicable, granted to non-employee directors with at least six, but fewer than seven, years of service will vest as to one-half of the restricted shares or RSUs, as applicable, subject to the award on each of the first two anniversaries of the applicable grant date.
•Seven Years of Service. Shares of restricted stock or RSUs, as applicable, granted to non-employee directors with at least seven, but fewer than eight, years of service will vest in full on the first anniversary of the applicable grant date.
•Eight or More Years of Service. Shares of restricted stock or RSUs, as applicable, granted to non-employee directors with eight or more years of service will be fully vested as of the grant date.

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Certain Transactions. The plan administrator has broad discretion to take action under the Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Plan and outstanding awards.
In the event of a change in control (as defined in the Plan), to the extent that the surviving entity does not continue, convert, assume or replace outstanding awards, all such awards (other than any award that is regularly scheduled to vest based on the attainment of performance-based vesting conditions) will become fully vested and exercisable in connection with the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.
Amendments to Awards; No Repricing. The plan administrator may amend, modify or terminate any outstanding award, provided that the participant’s consent to such action will generally be required unless the action does not materially and adversely affect the participant’s rights under the award, or the change is otherwise permitted under the Plan. Notwithstanding the foregoing, except in connection with certain changes in our capital structure, the plan administrator may not, without the approval of our stockholders, reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs when the option or SAR price per share exceeds the fair market value of the underlying shares.
Foreign Participants, Clawback Provisions, Transferability, and Participant Payments. The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any clawback policy implemented by our company to comply with applicable law to the extent set forth in such clawback policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Plan are generally non-transferable prior to vesting, and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions (including shares retained from the award creating the obligation), a “market sell order” or such other consideration as it deems suitable.
Effectiveness, Plan Amendment and Termination. The Plan became effective on May 18, 2021, the date on which it was approved by our stockholders, and will remain in effect until terminated by our Board. Generally, our Board may amend or terminate the Plan at any time, and will obtain stockholder approval of any amendment to the extent necessary to comply with applicable law or the Plan. No incentive stock option may be granted pursuant to the Plan after the tenth anniversary of the earlier of (i) the date on which our Board adopted the Plan or (ii) the date our stockholders approved the Plan or May 18, 2031.
Certain Material U.S. Federal Income Tax Consequences
The following is a brief description of the principal United States federal income tax consequences related to awards under the Plan. This summary discusses the general federal income tax principles that may apply to awards and is provided only for general information only. It is not intended as tax advice to participants, who should consult their own tax advisors.
Non-Qualified Stock Options. A participant will not be subject to tax at the time a non-qualified stock option is granted, and no tax deduction will then be available to the Company. Upon the exercise of a non-qualified stock option, an amount equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise will be included in the participant’s ordinary income and we will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will generally be treated by the participant or transferee of the non-qualified stock option as either capital gain or capital loss.
Incentive Stock Options. A participant will not be subject to regular income tax at the time an incentive stock option is granted or exercised, and no tax deduction will then be available to the Company; however, the participant may be subject to the alternative minimum tax on the excess of the fair market value of the shares received upon exercise of the incentive stock option over the exercise price. Upon disposition of the shares acquired upon exercise of an incentive stock option, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the exercise price, as long as the participant has not disposed of the shares within two years after the date of grant or within one year after the date of exercise and has been employed by us at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the participant disposes of the shares without satisfying both the holding period and employment requirements, the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price but, in the case of a failure to satisfy the holding period requirement, not more than the

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excess of the fair market value of the shares on the date the incentive stock option is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss.
We are not entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
Other Grants. The current federal income tax consequences of other grants authorized under the Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse; restricted stock units, dividend equivalents, unrestricted stock and performance awards are generally subject to taxation at the time of payment. Compensation otherwise effectively deferred is taxed when paid (other than employment taxes which are generally owed at the time such compensation is deferred or vested). In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) with respect to covered employees.
Section 162(m) of the Internal Revenue Code. Section 162(m) generally places a $1,000,000 annual limit on a publicly held corporation’s tax deduction for compensation paid to certain executive officers. Prior to the enactment of the Tax Cuts and Jobs Act, this limit did not apply to compensation that satisfied the applicable requirements for the “qualified performance-based compensation” exception to the Section 162(m) deductibility limitation. However, under the Tax Cuts and Jobs Act enacted in 2017, effective for tax years commencing after December 31, 2017, the performance-based compensation exception, and our ability to rely on this exception, were eliminated (other than with respect to certain grandfathered arrangements in effect on November 2, 2017), and the limitation on deductibility generally was expanded to include all named executive officers.
We believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes, provided that we distribute to our stockholders at least 90% of our taxable income each year. As a result of the Company’s tax status as a REIT, the loss of a deduction under Section 162(m) may not affect the amount of federal income tax payable by the Company.
Section 280G of the Internal Revenue Code. If awards under the Plan are granted, vest or are paid contingent on a change in control or a subsequent termination of employment, some or all of the value of the award may be considered an “excess parachute payment” under Section 280G of the Internal Revenue Code, which would result in the imposition of a 20 percent federal excise tax on the recipients of the excess parachute payments and a loss of our deduction for the excess parachute payments.
Section 409A of the Internal Revenue Code. Certain types of awards under the Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Plan and awards granted under the Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
NEW PLAN BENEFITS
Other than with respect to awards to non-employee directors (as described above), because grants under the Plan are generally within the discretion of the plan administrator, it is not possible to determine the future grants that will be made under the Plan.
As described above, pursuant to the Plan as amended by the Amendment, each of our non-employee directors is entitled to receive an annual equity grant in the form of restricted stock or RSUs, covering a number of shares of our common stock calculated by dividing (i) $200,000 by (ii) the per share closing trading price of our common stock on the grant date. The table below sets forth the value of such awards that all continuing non-employee directors as a group are expected to receive in 2025 pursuant to the Plan. If the Amendment is not approved, each of our continuing non-employee directors will instead receive an annual equity grant covering 4,000 shares of our common stock.

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Name and Position	Dollar Value	Number of Shares/Units
Named Executive Officers:
Sumit Roy, President and Chief Executive Officer	—	—
Jonathan Pong, Executive Vice President, Chief Financial Officer and Treasurer	—	—
Neil M. Abraham, Executive Vice President, Chief Strategy Officer and President, Realty Income International	—	—
Mark E. Hagan, Executive Vice President, Chief Investment Officer	—	—
Michelle Bushore, Chief Legal Officer, General Counsel and Secretary	—	—
All current executive officers, as a group	—	—
All current non-executive officer directors, as a group:	$1,800,000(1)	(2)
All non-executive officer employees as a group	—	—
1.Dollar value assumes the adoption by stockholders of the Amendment. If the Amendment is not adopted, the dollar value of the shares of restricted stock or RSUs to be granted to non-employee directors on the date of the Annual Meeting is not determinable at this time and will depend on the value of our common stock on the grant date.
2.Assuming adoption by stockholders of the Amendment, the number shares of restricted stock or RSUs, as applicable, to be granted to continuing non-employee directors on the date of the Annual Meeting is not determinable at this time and will depend on the value of our common stock on the grant date. If the Amendment is not adopted by stockholders, an aggregate of 36,000 shares of restricted stock or RSUs, as applicable, will be granted to continuing non-employee directors on the date of the Annual Meeting.

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EXISTING PLAN BENEFITS
The following table sets forth the number of shares underlying all equity awards granted under the Plan as of March 3, 2025 for each participant or group listed below, including all awards that have fully vested pursuant to their terms and awards that continue to be subject to vesting requirements as of such date. The per share market value of our stock on that date was $57.55.

Name and Position	Restricted Shares / RSUs (#)(1)
Named Executive Officers:(1)
Sumit Roy, President and Chief Executive Officer	655,422
Jonathan Pong, Executive Vice President, Chief Financial Officer and Treasurer	82,237
Neil M. Abraham, Executive Vice President, Chief Strategy Officer and President, Realty Income International	198,116
Mark E. Hagan, Executive Vice President, Chief Investment Officer	195,277
Michelle Bushore, Chief Legal Officer, General Counsel and Secretary	152,077
All current executive officers, as a group	1,329,976
Current Director Nominees
Michael D. McKee	16,000
Priscilla Almodovar	8,000
A. Larry Chapman	16,000
Reginald H. Gilyard	16,000
Mary Hogan Preusse	8,000
Priya Cherian Huskins	16,000
Jeff A. Jacobson	4,000
Gerardo I. Lopez	16,000
Gregory T. McLaughlin	16,000
Sumit Roy	655,422
All non-employee directors, as a group	116,000
Each associate of any such directors, executive officers	—
Each other person who received or is to receive 5% of such options or rights	—
All employees, including all current officers who are not executive officers, as a group	554,099
1.Amounts for the Named Executive Officers (“NEOs”) include the maximum number of performance shares.
Stockholder approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. As noted above, the Board believes that the director compensation changes pursuant to the Amendment will generally bring the compensation paid to our non-employee directors into alignment with peer/industry practice and that the replacement of a fixed number of shares with a fixed dollar amount for the Annual Grants will provide more consistency in each non-employee director’s compensation in each year.

Our Board of Directors unanimously recommends that stockholders vote “FOR” this proposal to approve the Amendment to the Realty Income Corporation 2021 Incentive Award Plan.

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CORPORATE GOVERNANCE The Company has nominated 10 directors for election at the Annual Meeting, six of whom self-identify as being from an under-represented community and/or female.

CORPORATE GOVERNANCE
We believe a company’s reputation for integrity and serving its stockholders responsibly is of critical importance. We are committed to managing the Company for the benefit of our stockholders and are focused on maintaining good corporate governance.
Corporate Governance Guidelines
Our Company maintains Corporate Governance Guidelines that promote the effective functioning of the Board of Directors and its committees and set forth expectations as to how the Board of Directors and its committees should operate. The guidelines include information about the composition of the Board of Directors, orientation and continuing education, director compensation, Board meetings, Board committees, management succession, evaluation and compensation of key executive officers (which includes all named executive officers), expectations of directors, and information regarding the annual performance evaluation of the Board of Directors. The Corporate Governance Guidelines are available in the corporate governance documents section of our website at www.realtyincome.com.
COMMITTEES OF THE BOARD
Our Board has three standing committees that perform certain delegated functions of the Board: the Audit Committee, the Compensation and Talent Committee, and the Nominating/Corporate Governance Committee. Each committee is composed entirely of independent directors within the meaning of the director independence standards of our Corporate Governance Guidelines, which reflect the NYSE director independence standards and the audit committee requirements of the SEC.
The following table provides a summary of the selected areas in which a standing committee of the Board of Directors was delegated oversight responsibility:

	Audit Committee	Compensation and Talent Committee	Nominating/Corporate Governance Committee	Full Board of Directors

Corporate Strategy
Enterprise Risk Management
Integrity of Financial Statements
Legal and Regulatory Compliance
Internal Audit Function & Independent Auditor
Tax
Cybersecurity and Privacy
Health and Welfare Benefits
Equitable and Fair Compensation Trends and Practices
Human Capital and Talent Management
Business Impact and Sustainability
Stockholder Engagement
Governance Matters
Board and Executive Succession

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Corporate Governance	Table of Contents
Each committee operates under a written charter, all of which were reviewed and/or updated by their respective committees annually. Our Board may, from time to time, establish certain other committees to facilitate oversight of the management of the Company. The charters of each of our standing committees are available in the corporate governance documents section of our website at www.realtyincome.com.
Audit Committee

MEMBERS Priscilla Almodovar (Chair) A. Larry Chapman Jeff A. Jacobson Gregory T. McLaughlin
RESPONSIBILITIES
•Oversee compliance with legal and regulatory requirements
•Oversee the integrity of our financial statements
•Assist our Board of Directors in its oversight of cybersecurity, information technology, and other data privacy risks, and enterprise-level risks that may affect our financial statements, operations, business continuity, and reputation
•Assist our Board of Directors in its oversight of our guidelines and policies with respect to enterprise risk management
•Oversight of the type and presentation of the Company’s quantitative disclosures related to sustainability matters
•Review of related party transactions pursuant to the Company’s Related Party Transaction Policy and Procedures
•Oversee the performance of our internal audit function
•Appoint, retain, and oversee our independent registered public accounting firm, approve any special assignments given to the independent registered public accounting firm, and review:
◦The scope and results of the audit engagement with the independent registered public accounting firm, including the independent registered public accounting firm’s letters to the Audit Committee
◦The independence and qualifications of the independent registered public accounting firm
◦The compensation of the independent registered public accounting firm
◦Critical audit matters of the Company; and
◦Any significant proposed accounting changes

INDEPENDENT All

MEETINGS IN 2024 7

Our Board of Directors has determined that Messrs. Chapman, Jacobson, and McLaughlin and Ms. Almodovar each qualifies as an audit committee financial expert, as defined in Item 407(d) of Regulation S-K, and that all members of the Audit Committee are financially literate under the current listing standards of the NYSE and meet the SEC independence requirements for audit committee membership. The Audit Committee may delegate any or all of its responsibilities to a subcommittee of the Audit Committee to the extent permitted by applicable law.

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Compensation and Talent Committee

MEMBERS Priya Cherian Huskins (Chair) Mary Hogan Preusse Gerardo I. Lopez Michael D. McKee Gregory T. McLaughlin
RESPONSIBILITIES
•Periodically review our programs and strategies related to human capital and talent management, including compensation and benefits, recruiting and retention, management succession, and engagement
•Establish and administer our executive compensation programs
•Conduct an annual review of our compensation philosophy and incentive programs, including to ensure they reflect our risk management philosophies, policies and processes
•Conduct an annual review of and approve the goals and objectives relating to the compensation of the CEO, including a performance evaluation based on such goals and objectives to help determine and approve his compensation
•Review and approve all executive officers’ severance arrangements, as applicable
•Manage and annually review executive officer short-term and long-term incentive compensation
•Set performance metrics under all short-term and long-term incentive compensation plans as appropriate
•Review the compensation of members of our Board of Directors; and
•Periodically review our stockholder engagement results and feedback received with respect to executive compensation matters
•Administer and oversee clawback policy providing for the recoupment of compensation received by executive officers and other covered employees

INDEPENDENT All

MEETINGS IN 2024 6

Our Board of Directors has determined that all of the members of the Compensation and Talent Committee are “independent” within the meaning of our director independence standards and the NYSE director independence standards (including those applicable to Compensation and Talent Committee members) and are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. The Compensation and Talent Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation and Talent Committee to the extent permitted by applicable law.

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Corporate Governance	Table of Contents
Nominating/Corporate Governance Committee

MEMBERS Reginald H. Gilyard (Chair) Jacqueline Brady* Priya Cherian Huskins Michael D. McKee
RESPONSIBILITIES
•Provide counsel to our Board of Directors on a broad range of issues concerning the composition and operation of the Board of Directors
•Develop and review the qualifications and competencies required for membership on our Board of Directors
•Review and interview qualified candidates to serve on our Board of Directors
•Oversee the structure, membership, and rotation of the committees of our Board of Directors
•Oversee significant policies, programs, practices related to environmental, social, and governance matters
•Assess the effectiveness of the Board of Directors and executive management
•Oversee succession planning for our executive management
•Review and consider developments in corporate governance to ensure that best practices are being followed; and
•Consider actions to be taken in support of Board refreshment

INDEPENDENT All

MEETINGS IN 2024 4

As part of these responsibilities, the Nominating/Corporate Governance Committee annually solicits input from each member of the Board of Directors to review the effectiveness of its operation and all committees thereof. The review consists of an assessment of its governance and operating practices, which includes our Corporate Governance Guidelines that, as more fully described below, govern the operation of the Board of Directors. The Nominating/Corporate Governance Committee may delegate any or all of its responsibilities to a subcommittee of the Nominating/Corporate Governance Committee to the extent permitted by applicable law.

*On February 18, 2025, Jacqueline Brady notified the Board of her decision to not stand for re-election at the Company’s Annual Meeting. She intends to continue to serve on the Board and on the Company’s Nominating/Corporate Governance Committee until the expiration of her current term at the 2025 Annual Meeting.
DIRECTOR SELECTION PROCESS
Director Qualifications
Director qualifications are determined by what the Nominating/Corporate Governance Committee believes to be the essential competencies required to effectively serve on the Board of Directors. The Nominating/Corporate Governance Committee seeks to include on our Board of Directors a complementary mix of professionals with the following qualities, skills, and attributes:
•Business and professional background;
•Differences in background, expertise, perspectives, and thought;
•History of leadership or contributions to other organizations;
•Functional skill set and expertise;
•General understanding of marketing, finance, accounting, corporate governance, federal securities, and other relevant laws and regulations, international experience, and other elements relevant to the success of a publicly-traded company in today’s business environment;
•Experience as a member of the board of directors of another publicly-held company;

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Table of Contents	Corporate Governance
•Commitment to devoting the time and effort necessary to be a responsible and productive member of the Board of Directors; and
•Ability to perpetuate the success of the business and represent stakeholder interests through the exercise of sound business judgment.
Identifying and Evaluating Nominees for Directors
Our Corporate Governance Guidelines set forth the process by which our Nominating/Corporate Governance Committee identifies and evaluates nominees for our Board of Directors. The Nominating/Corporate Governance Committee first evaluates the current members of our Board of Directors to identify director nominees. Current members who are willing to continue service and who have qualifications and skills that are generally consistent with the Nominating/Corporate Governance Committee’s criteria for Board of Directors service are generally re-nominated.
As to new candidates, the Nominating/Corporate Governance Committee will generally poll members of our Board of Directors and members of executive management for their recommendations. The Nominating/Corporate Governance Committee has discretion to retain a search firm to assist with identifying new candidates for membership on our Board of Directors if deemed appropriate. An initial slate of candidates will be presented to the Chair of the Nominating/Corporate Governance Committee, who will then make an initial determination as to the qualification and fit of each candidate. Final candidates will be interviewed by one or more members of the Nominating/Corporate Governance Committee and other directors. The Nominating/Corporate Governance Committee will then approve final director candidates and, after review and deliberation of all feedback and data, will make its recommendation to our Board of Directors. Recommendations received from stockholders are subject to the same criteria as candidates nominated by the Nominating/Corporate Governance Committee and will be considered accordingly.
Board Refreshment
Our Board of Directors remains committed to active board refreshment to ensure optimal board structure, composition, and the exercise of sound business judgment in discharging the Board’s responsibilities in accordance with evolving standards and practices. We seek to add directors who contribute to the unique mix of background, expertise, perspective, age, and gender of our Board of Directors. We maintain a diverse Board of Directors, of which, as of March 26, 2025, our Board of Directors standing for re-election was composed of approximately 30% that identify as female and approximately 50% that identify as being from an under-represented community. The Nominating/Corporate Governance Committee aspires to obtain a desired mix of skills and experiences relevant to the Company’s strategic direction and operations, while leveraging the deep institutional knowledge and valuable insight associated with the Board’s more tenured directors. Our focus is to have a board that continues to deliver a high standard of performance and governance expected by investors.
Certain Key Board Characteristics
We seek to ensure our Board of Directors is composed of professionals with a mix of background, expertise, and perspectives to advance the Company's business strategies and objectives. As of March 26, 2025, our Board of Directors standing for re-election was comprised of the following:
Percentage of Board Members that are independent
Tenure on the Board

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Corporate Governance	Table of Contents
Stockholder Recommendations
The Nominating/Corporate Governance Committee’s policy is to consider candidates recommended by our stockholders. The stockholder must submit proof of Realty Income stock ownership, along with a detailed résumé of the candidate and an explanation of the reasons why the stockholder believes the candidate is qualified for service on our Board of Directors. The stockholder must also demonstrate how the candidate satisfies our Board of Directors’ criteria and provide such other information about the candidate as would be required by the SEC rules to be included in a proxy statement, as well as our Bylaws. The consent of the candidate must be included along with a description of any arrangements or undertakings between the stockholder and the candidate regarding the recommendation. All communications are to be directed to the Chair of the Nominating/Corporate Governance Committee and sent to the address noted under “Communications with the Board” in this Proxy Statement on page 40.
A stockholder desiring to recommend a candidate for consideration by the Nominating/Corporate Governance Committee for election at our 2026 annual meeting of stockholders must deliver the recommendation along with the information noted above, by October 27, 2025 and November 26, 2025 (not more than 150 days nor less than 120 days prior to the first anniversary of the date our Proxy Statement is released to stockholders for the 2025 annual meeting of stockholders) in order to be considered timely for consideration at next year’s annual meeting of stockholders. See “Stockholder Proposals for our 2026 Annual Meeting” in this Proxy Statement on page 95. Properly submitted stockholder recommendations will be evaluated by the Nominating/Corporate Governance Committee using the same criteria used to evaluate other director candidates.
Proxy Access
Our stockholders also possess the right to nominate candidates for election to the Board through the “proxy access” provisions of our Bylaws, pursuant to which an eligible stockholder, or a qualifying group of up to 20 stockholders, owning at least 3% of our outstanding shares of common stock continuously for at least three years, may nominate up to the greater of two directors or the largest whole number that does not exceed 20% of the number of directors up for election as of the last day in which a proxy access nomination may be submitted under our Bylaws, for inclusion in our proxy materials, subject to complying with the requirements contained in Article III, Section 15 of our Bylaws.
BOARD ROLE IN RISK OVERSIGHT
Our Board of Directors has overall responsibility for risk oversight with a focus on the more significant risks facing our Company and reviews and oversees our ERM program, which is a company-wide program designed to effectively and efficiently identify and assess management’s visibility into critical company risks and to facilitate the incorporation of risk considerations into decision making. The ERM program does this by clearly defining risks facing the Company and bringing together executive management to discuss these risks. This promotes visibility and constructive dialogue around risk at the executive management and Board levels and facilitates appropriate risk response strategies. Throughout the year, as part of the ERM program, management and the Board of Directors jointly discuss major risks that face our business.
While the Board oversees the overall risk management process for the Company, each of the Board’s committees also assists the Board in this oversight with respect to the following risks:
•The Audit Committee oversees our risk policies and processes relating to the financial statements and financial reporting procedures, focusing on internal controls, as well as key credit risks, liquidity risks, cybersecurity risks, information technology risks, data privacy risks, market risks and compliance, and the guidelines, policies, and procedures for monitoring and mitigating those risks and discusses major enterprise-level risk exposures;
•The Compensation and Talent Committee monitors the risks associated with management resources and structure, including evaluating the effect the compensation structure may have on risk decisions; and
•The Nominating/Corporate Governance Committee oversees the risk related to our governance structure and processes and risks arising from related party transactions.
By assigning such responsibilities, the Board of Directors believes it can more effectively identify and address risk. Throughout the year, the Board of Directors, and each of the Board’s committees, review and discuss specific risk topics in significant detail in their respective meetings with our senior management team.

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Cybersecurity Risk Management
The Board of Directors considers cybersecurity risk as part of its risk oversight function, and the Audit Committee of our Board oversees Realty Income’s cybersecurity and other information technology risk exposures and the steps taken by management to monitor and control such exposures. Our cybersecurity risk profile and cybersecurity program status are reported to the Audit Committee on a quarterly basis. In addition, management updates the Audit Committee, as necessary, regarding any material cybersecurity incidents, as well as any incidents with lesser impact potential. The Audit Committee reports to the full Board regarding its activities, including those related to cybersecurity, and the full Board also receives briefings from management on our cybersecurity risk management program, as appropriate.
Our Cybersecurity Risk Committee, chaired by our Head of Information Technology and composed of functional leaders across the Company and our management team, is responsible for assessing and managing our material risks from cybersecurity threats. The team has primary responsibility for our overall cybersecurity risk management program and supervises both our internal cybersecurity personnel and our retained external cybersecurity consultants. Our management team has extensive experience implementing and operating cybersecurity technologies, policies, and procedures throughout various industries and includes a Certified Information Systems Security Professional with ISC2. Additionally, we leverage outside cybersecurity consultants to assist with identifying, assessing, and managing cybersecurity risks.
Our management team supervises efforts to prevent, detect, mitigate, and remediate cybersecurity risks and incidents through various means, which may include briefings from internal security personnel, threat intelligence and other information obtained from governmental, public, or private sources, including external consultants engaged by us, and alerts and reports produced by security tools deployed in the information technology environment.
Compensation Risk Assessment
The Compensation and Talent Committee reviews our company-wide incentive programs to assess whether the incentive programs for all employees, including our named executive officers, encourage desirable behavior as it relates to our long-term growth and reflect our risk management philosophies, policies and processes.
The total compensation for all named executive officers and executive vice presidents is established after the Compensation and Talent Committee determines the appropriate performance metrics to best align the interests of management with the best interests of the Company. The Short-Term Incentive Program metrics are based on financial, operational, and individual performance goals. The Long-Term Incentive Program metrics are primarily based on our TSR performance relative to our peers, and secondarily based on financial and operational goals. In addition, as previously discussed, we have adopted a clawback policy that enables us to recover incentive compensation awards in the event of negligence or misconduct directly related to a material restatement of our financial results, or miscalculated performance metrics that, if calculated correctly, would have resulted in a lower payment.
Other officer and non-officer employee compensation awards are unlikely to encourage the taking of unnecessary or excessive risks that could threaten long-term value creation. Management monitors the cash and equity incentive awards made to our employees and reviews those awards in light of the potential risks relative to the control environment, each respective employee’s responsibilities, and our general policies and procedures. The Compensation and Talent Committee has sought to align the interests of our employees with those of our stockholders through grants of restricted stock and restricted stock unit awards, thereby giving employees additional incentives to protect and align with long-term value creation. Based on its evaluation, the Compensation and Talent Committee does not believe that the compensation programs give rise to any risks that are reasonably likely to have a material adverse effect on us.
Code of Business Ethics
We maintain a Code of Business Ethics that applies to our directors, officers, and other employees, and addresses matters such as (i) our policy on political contributions, (ii) disclosures and financial reporting, and (iii) protection and use of our assets. The Board of Directors adopted the Code of Business Ethics to codify and formalize certain of our long-standing policies and principles that help ensure our business is conducted in accordance with the highest standards of ethical behavior. We conduct annual training with our employees regarding ethical behavior and require all employees to acknowledge the terms of, and abide by, our Code of Business Ethics. Our Code of Business Ethics is available in the corporate governance documents section of our website at www.realtyincome.com. We intend to disclose any future amendments to, or waivers of, certain provisions of our Code of Business Ethics applicable to our officers and directors on our website, within four business days following such amendment or waiver, or as otherwise required by the SEC or the NYSE.

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Corporate Governance	Table of Contents

Whistleblower Policy
Our Board of Directors oversees the company’s “whistleblower” policy, which outlines a procedure for all interested parties, including employees, to submit confidential complaints, concerns, unethical business practices, violations, or suspected violations for any and all matters pertaining to accounting, internal control, or auditing.

Anti-Hedging and Anti-Pledging Policies
To ensure proper alignment with our stockholders, we have established policies that prohibit our directors, officers, other employees, and their family members from engaging in any transaction that might allow them to realize gains from declines in our securities. Specifically, we prohibit our directors, officers, employees, and their family members from engaging in transactions using derivative securities, short selling our securities, trading in any puts, calls or covered calls, writing purchase or call options, or otherwise participating in hedging, “stop loss,” or other speculative transactions involving our securities. In addition, margin purchases of our securities and pledging any of our securities as collateral to secure loans is prohibited. This prohibition means that our directors, officers, employees, and their family members are not permitted to hold our securities in a “margin account” nor are they permitted to pledge any of our securities for any loans or indebtedness.
Insider Trading Policy
Our Board of Directors has adopted an insider trading policy that governs the purchase and sale of the Company’s securities, applicable to our directors, officers, and employees. We believe these policies and procedures are reasonably designed to promote compliance with insider trading laws and the listing standards of the NYSE.
Clawback Policy
Our Board of Directors has adopted a mandatory clawback policy in compliance with SEC rules and NYSE listing standards that requires the Company to recover erroneously awarded cash and/or equity-based incentive compensation that was granted, earned, or vested based in whole or in part, on attainment of one or more financial reporting measures in the event the Company is required to prepare an accounting restatement, unless the Compensation and Talent Committee determines that recovery would be impracticable. In addition, the Compensation and Talent Committee will have the discretion to recover (i) in the event of a decision by the Compensation and Talent Committee that one or more performance metrics used for determining any cash incentive compensation or equity-based incentive compensation that was paid or granted during the three-fiscal year period immediately preceding such determination (or longer in the event of the fraud or intentional misconduct of the applicable officer), including, but not limited to, incentive-based compensation, was incorrectly calculated and, if calculated correctly, would have resulted in a lower payment to one or more current or former officers, and (ii) in the event that the Company is required to prepare a restatement due to any officer’s fraud or intentional misconduct, any cash incentive compensation or equity-based compensation that was paid or granted to such officer at any time.
Company Culture and Employees
We put great effort into cultivating an inclusive company culture. We are “One Team,” and together we are committed to providing an engaging work environment centered on our values:
•Do the right thing;
•Take ownership;
•Empower each other;
•Celebrate differences; and
•Give more than we take.
We hire talented employees with diverse backgrounds and perspectives and work to provide an environment with regular open communication where capable team members have fulfilling careers and are encouraged to engage and make a positive impact with business partners and in the communities in which we operate. We invest in our employees’ development and training, providing access to online learning, professional development opportunities, and a leadership development program.

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Table of Contents	Corporate Governance
Stockholder Engagement
At Realty Income, we recognize that continuous engagement with our stockholders is essential to understanding their priorities and ensuring best practices are maintained across our business. Through an open and ongoing dialogue with shareholders, we ensure that diverse perspectives are considered in our decision-making process.
In 2024, we engaged with shareholders of approximately 75% of our common stock, representing approximately 250 individual firms. During our conversations with stockholders, we discussed various topics, including:
•Sustainability considerations, including recent and planned sustainability initiatives;
•Workplace culture initiatives;
•Executive compensation;
•Recent board refreshment; and
•Board composition and structure.
In addition to internal management engaging with stockholders, our Board of Directors’ Non-Executive Independent Chairman, Michael D. McKee, and Reginald H. Gilyard, our Chair of the Nominating/Corporate Governance Committee, participated in specific calls, which provided stockholders direct access to the Board of Directors. We report the details of our communications with stockholders to our Nominating/Corporate Governance Committee, Compensation and Talent Committee, and Board of Directors, as applicable. This dialogue allows our directors to hear what is most important to our stockholders and share perspectives on our compensation and governance processes. The Board of Directors considers stockholder feedback and responds in our best interests.

Outreach and Engagement	à	Evaluate and Respond

•In 2024, we engaged with shareholders of approximately 75% of our common stock, representing approximately 250 individual firms, to provide business updates and request meetings for further discussion.
•These discussions covered a broad range of topics, including business and sustainability-related matters, notably executive compensation, composition and structure of our Board, and company culture.
•In line with our commitment to continued dialogue, Realty Income’s Investor Relations team will proactively reach out to the governance teams of our top 20 largest shareholders to offer time to discuss key topics and gather feedback ahead of our 2025 Annual Meeting.

•We provide periodic updates to the Board of Directors and relevant committees on the outcomes of our shareholder outreach efforts.
•We carefully consider stockholder input regarding our current and proposed governance practices, as well as public disclosures.
•The Nominating/Corporate Governance Committee actively oversees the Company’s sustainability initiatives and strategies. We continue to enhance our sustainability initiatives and disclosures.
•We continuously evaluate the structure and composition of our Board.

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Corporate Governance	Table of Contents
Meetings and Attendance
Our Board of Directors met eight times during 2024. All directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period in which they were members of our Board of Directors, and (ii) the total number of meetings of the Committees of our Board of Directors on which such directors served and that were held during the period in which they served. Although we have no formal policy with regard to attendance of our directors at our annual meeting of stockholders, it is customary for, and we expect, all directors to attend. All directors attended our virtual 2024 annual meeting of stockholders.
To ensure free and open discussion among the independent directors, only independent directors attend executive sessions of our Board of Directors and Committee meetings unless, under certain circumstances, management is invited. As the Non-Executive Independent Chairman of our Board of Directors, Mr. McKee presides at the executive sessions of the Board.
Communications with the Board
Stockholders and other interested parties may communicate with the Non-Executive Chairman of our Board of Directors or with the non-employee directors, as a group, by either of the following methods:

Email: Non-Executive Chairman of the Board of Directors c/o Corporate Secretary BoardofDirectors@realtyincome.com	Mail: Non-Executive Chairman of the Board of Directors c/o Corporate Secretary Realty Income Corporation 11995 El Camino Real San Diego, CA 92130

All appropriate correspondence will be promptly forwarded by the Corporate Secretary to the Non-Executive Chairman of our Board of Directors.

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DIRECTOR COMPENSATION Under the director stock ownership guidelines, each non-employee director is required to hold stock valued at no less than five times the amount of the annual cash retainer.

The Compensation and Talent Committee is responsible for reviewing the compensation of members of the Board of Directors. Compensation for the independent directors of our Board of Directors for 2024 consisted of an annual cash retainer, an additional cash retainer for service as the Non-Executive Chairman, and additional cash retainers for service as a Chairperson or member of one of the standing committees of our Board of Directors, in the amounts as set forth below. In addition, per the terms of the Realty Income Corporation 2021 Incentive Award Plan, as amended, adopted by stockholders at the 2021 annual meeting of stockholders, in 2024 each non-employee director was automatically granted an annual equity retainer of 4,000 shares of restricted stock (subject to adjustment as provided in the Plan) on the date of the annual meeting of stockholders or on the date of such director’s election to the Board. For 2024, approximately 75% of director compensation was in the form of restricted shares of the Company’s stock, which is structured such that it aligns the interests of our Board with those of our stockholders.

Position Held	Annual Equity Grant (in shares)(1)(2)	Annual Cash Retainer ($)(3)

Board of Directors – Member (including Non-Executive Chair)	4,000	35,000
Board of Directors – Non-Executive Chair	—	125,000
Audit Committee Chair	—	35,000
Compensation and Talent Committee Chair	—	25,000
Nominating/Corporate Governance Committee Chair	—	25,000
Audit Committee Member	—	17,500
Compensation and Talent Committee Member	—	15,000
Nominating/Corporate Governance Committee Member	—	15,000
1.The value of the annual equity retainer is variable, based on the closing share price on the date of grant.
2.Pending the approval of the amendment to the Plan (see “Proposal Four - Approval of Amendment to the Realty Income Corporation 2021 Incentive Award Plan” on page 23), the annual equity grant will change from 4,000 restricted shares or RSUs to a value of $200,000.
3.Effective as of the Annual Meeting, on the recommendation of the Compensation and Talent Committee’s compensation consultant, FPC, the annual cash retainer for the Board of Directors will increase from $35,000 to $100,000, and the annual cash retainer for the Non-Executive Chair of the Board of Directors will increase from $125,000 to $150,000.

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Director Compensation	Table of Contents
Under the Plan, the vesting schedule for restricted shares granted to non-employee directors is as follows and is subject to the director’s continued service through each applicable vesting date:

Years of Service	Vesting
< 6 years	33.33% increments on each of the first three anniversaries of the grant date
6 years	50% increments on each of the first two anniversaries of the grant date
7 years	100% vested on the first anniversary of the grant date
≥ 8 years	Immediately
Our non-employee directors received the following aggregate amounts of compensation for the year ended December 31, 2024:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Michael D. McKee	190,000	207,000	—	397,000
Priscilla Almodovar(4)	70,000	207,000	—	277,000
Jacqueline Brady(4)(5)	50,000	207,000	—	257,000
A. Larry Chapman	52,500	207,000	—	259,500
Reginald H. Gilyard(4)	60,000	207,000	—	267,000
Mary Hogan Preusse(4)	50,000	207,000	—	257,000
Priya Cherian Huskins	75,000	207,000	—	282,000
Jeff A. Jacobson(4)(6)	45,144	417,760	—	462,904
Gerardo I. Lopez(4)	50,000	207,000	—	257,000
Gregory T. McLaughlin	67,500	207,000	10,000	284,500
Ronald L. Merriman(6)	28,001	—	—	28,001
1.Mr. Roy, our President, Chief Executive Officer and Director, did not receive any compensation for his services on our Board of Directors or as a director of Crest Net Lease, Inc. (“Crest”), a wholly-owned subsidiary of Realty Income, during 2024. His compensation is reflected as part of the “Summary Compensation Table” on page 68.
2.On May 30, 2024, the date of our 2024 Annual Meeting of Stockholders, each non-employee director who served at that time received 4,000 shares of restricted stock with a grant date fair value of $207,000 which is calculated by multiplying the 4,000 shares by the closing market price per share of our common stock on May 30, 2024 of $51.75, as prescribed by Accounting Standards Codification Topic 718. In addition, in connection with his appointment to the Board, on February 21, 2024, Mr. Jacobson received a grant of 4,000 shares of restricted stock with a grant date fair value of $210,760, which is calculated by multiplying the 4,000 shares by the closing market price per share of our common stock on February 21, 2024 of $52.69, as prescribed by Accounting Standards Codification Topic 718. All of these restricted stock grants vest according to the vesting schedule described above and include dividends paid from the date of grant.
3.The amount in this column represents the annual retainer of $10,000 for serving on the board of directors of Crest.
4.As of December 31, 2024, the non-employee directors did not hold any stock options. The following directors hold unvested restricted stock: Ms. Almodovar holds 8,001 shares, Ms. Brady holds 8,001 shares, Mr. Gilyard holds 8,001 shares, Ms. Hogan Preusse holds 8,001 shares, Mr. Jacobson holds 8,000 shares, and Mr. Lopez holds 8,001 shares. The other non-employee directors did not hold any shares of unvested restricted stock.
5.Ms. Brady has chosen not to stand for re-election to our Board of Directors at the Annual Meeting and will cease to be a Board member on such date.
6.Mr. Jacobson was elected to our Board of Directors in February 2024, and Mr. Merriman retired from the Board of Directors in May 2024. Their cash retainers were prorated to reflect their service dates.

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Table of Contents	Director Compensation
OTHER PAYMENTS FOR DIRECTORS
The members of our Board of Directors are also entitled to reimbursement of their travel expenses incurred in connection with attendance at Board of Directors and Board committee meetings. Additionally, the members of our Board of Directors are reimbursed for expenses incurred in connection with attending continuing education programs and conferences to assist them in remaining abreast of developments in corporate governance and other critical issues relating to the operation of public company boards.
Deferred Compensation
Pursuant to the Realty Income Corporation Deferred Compensation Plan (“Deferred Compensation Plan”) effective December 1, 2024, non-employee directors (as well as eligible executives) can defer receipt of taxable income and thereby defer income taxes to assist in saving for retirement. Under the Deferred Compensation Plan, non-employee directors can elect to defer up to 100% of their director retainer, equity awards, and other compensation. Amounts deferred under the Deferred Compensation Plan are credited to one or more accounts, and cash amounts are notionally invested in investments selected by the applicable participant from among those the Deferred Compensation Plan administrator offers, and the account is credited with the gains or losses from such investment.
Upon the distribution date specified in the Deferred Compensation Plan (generally a specified date or the date of such participant’s separation from service), the amount in such participant’s account is paid either in a single lump sum or in equal installments over a period of up to (i) five years in the event of distributions payable on a specified date, or (ii) ten years, in the event of distributions payable following a separation from service, in each case, based on the payment election made by the participant at the time the payment was initially deferred.
DIRECTOR STOCK OWNERSHIP GUIDELINES
Our non-employee directors are subject to stock ownership guidelines. Under these guidelines, each non-employee director is required to hold stock valued at no less than five times the amount of the annual cash retainer of $35,000 paid to such director for service as a member of the Board of Directors, without reference to committee or chair service. The stock ownership goal as of December 31, 2024 for each of our non-employee directors was five times their annual cash retainers as of December 31, 2024 of $35,000, or $175,000, divided by the closing price per share of our common stock as of December 31, 2024 (the last trading day of the year) of $53.41. This equals a minimum share ownership requirement of 3,277 shares.
All vested and unvested restricted stock awards qualify towards satisfaction of the requirement. For any new director, compliance with the guidelines will be required within five years after being elected to the Board of Directors. As of December 31, 2024, each director subject to the guidelines met or exceeded the stock ownership requirements.

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INFORMATION ABOUT OUR EXECUTIVE OFFICERS The following table sets forth certain information as of the record date for the Annual Meeting of March 3, 2025 concerning our executive officers.

Name and Current Title	Age	Business Experience

Neil M. Abraham Executive Vice President, Chief Strategy Officer and President, Realty Income International	54
Mr. Abraham has been our President, Realty Income International since January 2022 and Executive Vice President, Chief Strategy Officer since May 2018. He served as Executive Vice President, Chief Investment Officer from November 2015 to May 2018. Prior to that, he was our Senior Vice President, Investments, a position he held from April 2015 to November 2015. Prior to joining us, Mr. Abraham was a Portfolio Manager for equity and mortgage REITs at AllianceBernstein – Global Equities in New York from 2007 to 2015. Prior to joining AllianceBernstein, he held positions as Associate Principal for McKinsey & Company, and Vice President, Fixed Income Derivatives at Salomon Brothers.

Michelle Bushore Executive Vice President, Chief Legal Officer, General Counsel, and Secretary	57	Ms. Bushore has been our Executive Vice President, Chief Legal Officer, General Counsel, and Secretary since February 2021. Prior to joining us, Ms. Bushore served as Executive Vice President, General Counsel, Chief Legal & Risk Officer, and Corporate Secretary at Caesars Entertainment, Inc. from 2018 to 2020, and Deputy General Counsel and Corporate Secretary at Monsanto from 2013 to 2018, as well as Chief Legal Officer of The Climate Corporation. Earlier, she was in private practice with Latham & Watkins LLP.

Mark E. Hagan Executive Vice President, Chief Investment Officer	58	Mr. Hagan has been our Executive Vice President, Chief Investment Officer since May 2018. Prior to joining us, Mr. Hagan served as Managing Director, Real Estate Investment Banking at RBC Capital Markets, LLC from 2010 to 2018, Managing Director, Real Estate Investment Banking at Deutsche Bank Securities, Inc. from 2005 to 2009, and Director, Real Estate Investment Banking at Merrill Lynch & Co., Inc. from 1998 to 2005.

Shannon Kehle Executive Vice President, Chief People Officer	52
Ms. Kehle has been our Executive Vice President, Chief People Officer since January 2022. She served as our Senior Vice President, Human Resources from January 2019 to December 2021, and as our Vice President, Human Resources from April 2014 to December 2018. Prior to joining us, Ms. Kehle worked in senior leadership human resources roles across diverse companies, including clean technology, online gaming, hospitality, and interactive media and technology.

Jonathan Pong Executive Vice President, Chief Financial Officer, and Treasurer	42	Mr. Pong has been our Executive Vice President, Chief Financial Officer and Treasurer since January 2024. He joined Realty Income in 2014 and previously led the company’s capital markets, investor relations, financial planning and analysis, and derivatives functions as Senior Vice President, Head of Corporate Finance. Before joining Realty Income, Mr. Pong was a Vice President in Equity Research at Robert W. Baird, covering the retail net lease and shopping center industries. He began his career with Deloitte & Touche LLP in the Audit & Assurance practice covering engagements in the real estate, financial services, and software industries.

Sumit Roy President and Chief Executive Officer	55	Mr. Roy’s business experience is set forth in this Proxy Statement under “Director Nominees” on page 19.

Gregory J. Whyte Executive Vice President, Chief Operating Officer	64	Mr. Whyte has been our Executive Vice President, Chief Operating Officer since January 2023. From 2007 to 2016, he served as a Senior Advisor in the Real Estate and Lodging Investment Banking group at UBS Securities. Previously, from 1991 to 2006, he was a Managing Director, Global Head of Real Estate Equity Research at Morgan Stanley. He is a director at Orion Office REIT Inc. (NYSE: ONL) and previously served as an independent director of TIER REIT, Inc. (NYSE: TIER) from 2017 to 2019.

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EXECUTIVE COMPENSATION
The objectives of our compensation program include aligning the interests of management with stockholders, linking compensation to Company performance, and attracting and retaining highly qualified executive officers.

COMPENSATION DISCUSSION AND ANALYSIS
This section discusses the compensation policies and programs for the following executive officers of the Company for the fiscal year ended December 31, 2024 (the NEOs):

Name	Current Title
Sumit Roy	President and Chief Executive Officer
Jonathan Pong	Executive Vice President, Chief Financial Officer, and Treasurer
Neil M. Abraham	Executive Vice President, Chief Strategy Officer, and President, Realty Income International
Mark E. Hagan	Executive Vice President, Chief Investment Officer
Michelle Bushore	Executive Vice President, Chief Legal Officer, General Counsel, and Secretary
CEO Compensation Mix
Other NEO Compensation Mix

■	LTIP Performance Shares
■	STIP Cash Awards
■	LTIP Time-Based Restricted Awards
■	Annual Salary

■	At-Risk
■	Not At-Risk

■	LTIP Performance Shares
■	STIP Cash Awards
■	LTIP Time-Based Restricted Awards
■	Annual Salary

■	At-Risk
■	Not At-Risk

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EXECUTIVE SUMMARY
The primary objectives of our compensation program are to:
1.Align the interests of management with those of stockholders;
2.Link executive compensation to the Company’s short-term and long-term performance; and
3.Attract, motivate, and retain highly qualified executive officers through competitive compensation arrangements.
We continue to adhere to balanced compensation and corporate governance practices as set forth in the following table:

WHAT WE DO:	WHAT WE DO NOT DO:
DO align pay to performance by linking a substantial portion of compensation to the achievement of predefined performance metrics that drive stockholder value creation	Do NOT allow for uncapped award opportunities
DO cap payouts for awards under our Short-Term Incentive Program (STIP) and our Long-Term Incentive Program (LTIP)	Do NOT provide any perquisites to our named executive officers
DO set meaningful and measurable performance goals at the beginning of the performance period and evaluate such performance over both an annual and multi-year period on a relative basis	Do NOT provide supplemental or other retirement plans, other than a 401(k) plan and providing the opportunity to defer compensation
DO maintain stock ownership requirements for our directors, CEO, and other named executive officers	Do NOT pay accrued dividends on performance shares unless and until they vest
DO perform an annual compensation risk assessment to ensure our compensation programs and policies do not encourage excessive risk-taking behavior	Do NOT incentivize excessive risk-taking
DO allow for the Board to “clawback” and recover erroneously awarded cash and/or equity-based incentive compensation	Do NOT provide our named executive officers with tax gross-ups on perquisites or other benefits (other than a limited gross-up on a medical benefit available to all senior vice presidents and above)
DO employ the services of an independent compensation consultant that reports to the Compensation and Talent Committee of the Board of Directors	Do NOT provide for excise tax gross-ups
DO grant performance-based equity, which is at-risk and not guaranteed	Do NOT permit executive officers or directors to pledge or hedge our securities
DO align certain corporate responsibility initiatives to individual performance goals, rigorously reviewed by the Compensation and Talent Committee of the Board of Directors	Do NOT have employment contracts with our NEOs
2024 Performance
We executed on a number of strategic priorities in 2024, which resulted in net income per share of $0.98 and a record AFFO per share of $4.19. Most notably, we acquired the public net-lease REIT Spirit Realty Capital, which closed on January 23, 2024. We completed $3.9 billion in total investment volume for the year ended December 31, 2024 at an initial weighted average cash yield of 7.4%. To fund investments and in order to maintain and fortify our industry-leading balance sheet, we issued $2.6 billion of unsecured bonds during 2024 and raised approximately $1.8 billion of common equity over the course of the year. Portfolio operations remain stable, and our asset management team’s proactive approach resulted in a rent recapture rate of 105.6% of expiring rent on properties released during the year, and we ended the year with occupancy of 98.7%. We further highlight below our performance for the year and management’s execution of our strategy to create long-term growth, including supporting dividend growth. We focused, and will continue to focus, on the following key areas when executing our strategy during 2025:

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2024 Accomplishments

15,621 properties as of 12/31/2024	$3.9B total investments	$0.98 net income per share	$4.19 AFFO per share(1)

5.4x Net Debt-to-Annualized Pro Forma Adjusted EBITDAre(2)	$164.8M of rent re-leased	90.3% of leasing activity with existing clients	105.6% year-to-date rent recapture on properties re-leased to new or existing clients	98.7% year-end occupancy by property as of 12/31/2024

2.5% growth in annual dividends paid per share	$74.5B enterprise value(3)	$2.6B of long-term, fixed rate U.S. Dollar, Sterling and Euro-denominated debt raised as of 12/31/2024	$1.8B equity capital raised

Closed on the acquisition of Spirit Realty Capital on January 23, 2024. This acquisition expanded our portfolio from approximately 13,000 properties to over 15,000 properties and further enhanced the diversification of our portfolio.

Continued to expand our international portfolio by investing $1.9 billion in the United Kingdom and continental Europe.

Ended the year with a fixed charge coverage ratio of 4.7x and achieved Net Debt-to-Annualized Pro Forma Adjusted EBITDAre of 5.4x.

Increased monthly dividends paid per share by 2.5% to $3.1255 in 2024.

Remained committed to diversifying our portfolio by client, industry, geography, and property type, while maintaining credit quality in the portfolio. As of December 31, 2024, approximately 32.4% of our annualized contractual rent was generated from investment-grade clients, their subsidiaries, or affiliated companies.

Remained well-positioned for 2025 with a conservative capital structure and strong liquidity, ending the year with $3.7 billion of liquidity, which represents cash on hand, unsettled ATM forward equity, and availability on our multi-currency revolving credit facility, net of borrowings under our commercial paper program.

1.AFFO is a non-GAAP measure. AFFO is adjusted for unique revenue and expense items, which management believes are not pertinent to the measurement of our ongoing operating performance. Please refer to Appendix A for a reconciliation of AFFO per share to net income available to common stockholders per share.
2.Annualized Pro Forma Adjusted EBITDAre is a non-GAAP measure. The Annualized Pro Forma Adjustments, which includes transaction accounting adjustments in accordance with U.S. GAAP, consist of adjustments to incorporate Adjusted EBITDAre from investments we acquired or stabilized during the applicable quarter and remove Adjusted EBITDAre from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable period. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDAre on a pro forma basis in accordance with Article 11 of Regulation S-X. The annualized Pro Forma Adjustments are consistent with the debt service coverage ratio calculated under financial covenants for our senior unsecured notes. Please refer to Appendix A for a reconciliation of our non-GAAP measures.
3.Enterprise value is calculated as total capitalization less cash and cash equivalents as of December 31, 2024.

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We also continue to have a favorable view on each of our top client industries, which include non-discretionary essential goods such as convenience stores, grocery, dollar stores, and home improvement, which collectively comprise approximately 32.7% of our annualized contractual rent.
In 2024, our TSR, assuming reinvestment of dividends, was (2.1)%, underperforming the MSCI U.S. REIT Index which had TSR of 8.8% as the REIT Index’s performance benefited from exposures to industries with cyclical or secular tailwinds, such as data centers. We continued to focus on providing favorable risk-adjusted returns for stockholders, as illustrated through our 4.8% AFFO per share growth and dividend per share growth of 2.5% in 2024.
Our favorable financial results and successful execution of our strategy are significant contributors in determining the compensation awarded to our executives. Our compensation program is structured to effectively link compensation to the achievement of certain company performance metrics in order to create alignment with the interests of our stockholders. We believe our performance in 2024 demonstrates the effectiveness over time of the execution of our strategic business plan and the alignment of our compensation program with our philosophy of rewarding executives for enhancing long-term stockholder value.
SAY-ON-PAY STOCKHOLDER SUPPORT
We provide our stockholders with an annual advisory “say-on-pay” vote on the compensation of named executive officers. Stockholders have approved, by over 90%, the advisory say-on-pay vote during each year since say-on-pay has been effective in the U.S. dating back to 2011. Our stockholders continue to express substantial support for the compensation of our named executive officers, as demonstrated by 93.3% of the votes cast in favor of the advisory say-on-pay vote at our 2024 annual meeting of stockholders.
This continued support of our compensation program, as demonstrated below, reflects a strong alignment with our performance and long-term value creation for our stockholders. In 2024, we continued our practice of engaging and interacting with our stockholders through various means of communication. In this regard, we routinely interact with stockholders throughout the year about executive compensation and other matters.

Say-on-Pay Stockholder Approval

90%+ Every Year Since 2011
2024

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COMPENSATION PROCESS
In addition to say-on-pay vote results and other feedback from stockholders, the Compensation and Talent Committee considers other factors in evaluating our executive compensation program, including, but not limited to:
•The alignment of our compensation program with our financial and operational objectives;
•The ability of the program to recognize individual contributions towards our performance;
•The ability of the compensation program to retain highly qualified executive officers;
•Whether the structure of the compensation program would promote undue risk;
•Recommendations provided by the Compensation and Talent Committee’s independent consultant; and
•A review of peer data.
COMPENSATION CONSULTANT
In 2024, the Compensation and Talent Committee retained FPC, a nationally known independent executive compensation and benefits consulting firm specializing in the real estate industry, to provide general executive compensation consulting services. In addition, the consultant performs special executive compensation projects and consulting services, as directed by the Compensation and Talent Committee.
The consulting services provided by FPC include:
1.Evaluating the current compensation program design and guidelines for named executive officers, and assisting in structuring a compensation program that meets the objectives outlined by the Compensation and Talent Committee;
2.Evaluating the current compensation program for members of the Board of Directors;
3.Providing peer information to assist the Compensation and Talent Committee in selecting the appropriate peer group;
4.Benchmarking the compensation for the named executive officers against the appropriate peer group;
5.Identifying the appropriate mix of compensation components, including base salary, annual incentives, and short-term and long-term incentive compensation to ensure proper incentive alignment;
6.Conducting an annual independent risk assessment for the Compensation and Talent Committee to ensure our executive compensation is appropriately structured and does not promote undue risk;
7.Discussing market-based incentive programs, including performance metrics and targets, within our peer group companies, and providing guidance and recommendations for modifications to program elements to ensure competitiveness; and
8.Reviewing an overview of industry trends related to human capital across the entire real estate industry.
FPC reports to the Compensation and Talent Committee and works with management as directed by the Compensation and Talent Committee. The Compensation and Talent Committee retains the right to terminate or replace FPC at any time. Pursuant to the Compensation and Talent Committee’s Charter, the Compensation and Talent Committee has the power to engage other consultants and advisors as required.
Through review and consultation with FPC, the Compensation and Talent Committee assessed the independence of FPC in light of, among other factors, the independence factors established by the NYSE. As a result of this assessment, the Compensation and Talent Committee has determined that FPC’s work raised no conflict of interest currently or during the year ended December 31, 2024.

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PEER GROUP DATA
The Compensation and Talent Committee uses comparison data from various companies it considers peers as a guide in its review of each of the elements of our compensation program. Prior to approving the 2024 incentive compensation program, the Compensation and Talent Committee reviewed peer group data to assist in its determination of total target direct compensation (on an aggregate and individual basis), as well as the appropriate mix of equity versus cash, short-term versus long-term, and performance-based versus time-based awards to be paid or granted for 2024 performance. The Compensation and Talent Committee evaluates whether the compensation elements and levels that are provided to our named executive officers are generally appropriate relative to the compensation elements and levels provided to their counterparts at peer companies, in light of our performance relative to peers, goals, and objectives, and in consideration of each named executive officer’s individual contribution to our performance. This approach allows us to respond to competitive dynamics in the market and provides us with the flexibility to maintain and enhance our named executive officers’ engagement, focus, and motivation.
2024 PEER GROUP FOR 2024 COMPENSATION DECISIONS
The Compensation and Talent Committee, with the help of FPC, annually reviews the composition of our peer group and the criteria and data used in compiling our peer group to ensure that each company’s size and operations remain comparable to ours. The peer group recommended by FPC in 2023 and used by the Compensation and Talent Committee to set 2024 compensation (the “2024 Peer Group”) consisted of the 15 public real estate companies listed below. The 2024 Peer Group was unchanged from the 2023 peer group.

2024 Peer Group(1)
Alexandria Real Estate Equities, Inc.	Equinix, Inc.	Public Storage
AvalonBay Communities, Inc.	Equity Residential	Simon Property Group, Inc.
BXP, Inc.(2)	Essex Property Trust, Inc.	Ventas, Inc.
Crown Castle Inc.	Healthpeak Properties, Inc.	W.P. Carey, Inc.*
Digital Realty Trust, Inc.	Prologis, Inc.	Welltower Inc.
* Denotes a net lease peer.
1.With the exception of W.P. Carey, the remainder of the 2024 Peer Group consists of S&P 500 REITs.
2.Boston Properties, Inc. changed its corporate name to BXP, Inc. during 2024.
The companies in our 2024 Peer Group focus on a variety of asset classes with similar lease types, and are similar to us in size in terms of total market capitalization (common and preferred stock, partnership units convertible into stock, and long- and short-term debt) and equity market capitalization (common stock and convertible partnership units). The Compensation and Talent Committee believes that total market and equity market capitalization are the most relevant indicators of size for real estate companies, acknowledging that other industries may use different indicators like revenue. Using total market capitalization and equity market capitalization to determine peer groups is consistent with real estate industry practices. The companies were selected so that our total and equity market capitalization remained near the median of the peer group. The companies selected range from approximately 0.3x to 2.0x our size based on total market capitalization, with the weighted average of approximately 1.0x our size, and 80% of companies selected were below our size based on total market capitalization as further demonstrated in the 2024 Peer Group Comparison chart below.

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2024 PEER GROUP COMPARISON(1) (IN BILLIONS)

80th percentile of our 2024 Peer Group based on Total Market Capitalization

1.As of December 31, 2023, the 2024 Peer Group had total market capitalization ranging from $16.9 billion to $131.3 billion, placing us in the 80th percentile of our 2024 Peer Group. In terms of equity market capitalization, we were in the 60th percentile of our 2024 Peer Group. Data sourced from Bloomberg as of December 31, 2023 which was information available at the time the Compensation and Talent Committee approved NEO compensation for 2024.
Management Involvement
In setting compensation for named executive officers, the Compensation and Talent Committee solicited input from the CEO concerning each of the named executive officers other than himself. In addition, from time to time, the Compensation and Talent Committee will direct management to work with the Compensation and Talent Committee’s consultant in providing proposals, program design, and compensation recommendations. Each year, the CEO provides the Compensation and Talent Committee with a report of our operating and financial results for the past fiscal year relative to our performance metrics. The CEO also discusses his personal assessment of individual performance of each of the other named executive officers. At the request of the Compensation and Talent Committee, the CEO makes recommendations regarding salary and incentive compensation awards for each named executive officer other than himself. The Compensation and Talent Committee considers these recommendations and other factors, as discussed above, in making its final determination as to each named executive officer’s compensation.
ELEMENTS OF COMPENSATION
In structuring executive compensation, the Compensation and Talent Committee considers how each component of compensation motivates performance, promotes retention, and creates long-term stockholder value. Base salaries are primarily intended to attract and retain highly qualified executives, and to reward them for their continued service through performance of their core responsibilities of their role. Annual incentive cash payments, equity awards, and long-term performance shares are designed to (i) directly reward performance, (ii) achieve specific strategic and operating objectives, and (iii) provide incentives to create long-term stockholder value. In addition to fostering retention and rewarding performance, our equity incentives are intended to align named executive officers’ long-term interests with our interests.

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The following table outlines the primary elements of our 2024 executive compensation program:

		Element	Objective Served
Total Compensation	Fixed Component	Base Salary	Rewards performance of core job duties and recognizes individual achievements, contributions, and experience.
		Time-Based Restricted Shares	Compensation that vests over future periods fosters retention and aligns the named executive officers’ interest with our best interests.
	Variable Component	Short-Term Incentive Program
Motivates each executive to achieve our short-term corporate operating and financial goals, rewards personal performance (including efforts towards accomplishing our sustainability initiatives), aligns the interests of executives with stockholders, and facilitates executive retention.

		Long-Term Incentive Program	Motivates executives to achieve our long-term financial goals, such as relative TSR, balance sheet strength, and consistency of our dividend.
Incentive Programs and Performance Metrics
Each year, the Compensation and Talent Committee, with input from FPC, reviews the metrics underlying the short-term and long-term incentive programs, and considers various industry performance indicators, including GAAP and non-GAAP earnings metrics. The Compensation and Talent Committee believes the current mix of operational, liquidity, and financial earning metrics used for the 2024 performance year aligns with our strategy to attain long-term financial stability that will support sustained cash flows beneficial to our stockholders. In 2024, consistent with the 2024 Peer Group compensation practices, the Compensation and Talent Committee maintained STIP and LTIP programs with maximum payouts at 220% and 200% of target, respectively, which required a corresponding level of rigor relative to projections to achieve maximum performance to further motivate and reward outstanding performance. The composition of our programs is weighted heavily in equity, at 69% tied to equity for our CEO, including a meaningful portion of compensation tied to long-term, three-year performance.
Total Target Direct Compensation
The Compensation and Talent Committee worked with FPC to determine the levels of total target direct compensation to achieve the appropriate balance between (i) cash and equity compensation, (ii) long-term and short-term compensation, (iii) performance-based and time-based equity, and (iv) fixed and variable or at-risk compensation. As an initial reference point, the Compensation and Talent Committee reviewed the median benchmark of each executive as well as the aggregate level of total target direct compensation. This process allows the Compensation and Talent Committee to ensure pay is competitive for the individual and account for the individual’s tenure and experience, as well as ensure the total amount for our executive team is reasonable. The Compensation and Talent Committee reviewed the median and aggregate total target direct compensation within our 2024 Peer Group based on market data provided by FPC. In February 2024, when establishing total target direct compensation levels for each NEO set forth below, the Compensation and Talent Committee gave consideration and special emphasis to each individual’s personal contributions to the organization as well as skill sets, qualifications, and experience, seeking to balance incentivizing high performing named executive officers with competitive pay opportunities. The Compensation and Talent Committee further considered our increased size, scale, and complexity due to acquisitions and other operational achievements relative to the prior year and the need for the compensation of our executives to be commensurate with market compensation practices and with the compensation of other comparable REITs of our increased size. In particular, we had the following results as of December 31, 2023 relative to results as of December 31, 2022 (except as noted otherwise):

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2023 Performance Compared to 2022 Performance

10.0%á The portfolio increased to 13,458 properties from 12,237 properties	17.6%á Annualized contractual rent increased to $4.0 billion from $3.4 billion	9.2%á Total market capitalization increased to $65.4 billion from $59.9 billion	15.0%á Completed negotiations and facilitated efforts to finalize the Spirit Realty Capital merger, which closed in 2024 and increased our property count by approximately 15%
•We were a top five global REIT as measured by equity market capitalization of the FTSE EPRA Nareit Global REITs Total Return Index Constituents as of December 31, 2023.
•Our international expansion provided growth opportunities for investments and broader access to the capital markets.
Following this analysis, the Compensation and Talent Committee approved the named executives officer’s total target direct compensation, and approved the following total target direct compensation and structure for 2024 compensation: (i) base salary, (ii) target annual short-term incentive opportunity (awarded in cash), (iii) performance shares, and (iv) the annual grant of time-based restricted shares.
With respect to Mr. Roy, the Compensation and Talent Committee increased Mr. Roy’s total target direct compensation to align with our peers. Mr. Pong became a NEO in 2024, and his total target direct compensation was targeted at a lower relative pay level that generally aligned with the lower quartile of our peers. The Compensation and Talent Committee approved increases to other NEO’s total target direct compensation to align with the larger operating platform relative to the prior year, which included the acquisition of Spirit Realty Capital and the expansion of our international portfolio, and to be commensurate with the compensation of the 2024 Peer Group, balanced with increased economic uncertainty.

	Total Target Direct Compensation

Named Executive Officers	2023 ($)	2024 ($)

Sumit Roy	10,600,000	11,125,000
Jonathan Pong (1)	—	2,200,000
Neil M. Abraham	3,300,000	3,750,000
Mark E. Hagan	3,250,000	3,700,000
Michelle Bushore	2,650,000	2,750,000
Total	19,800,000	23,525,000
1.Mr. Pong became a named executive officer effective January 1, 2024.
The elements of each NEOs total target direct compensation are as set forth in the following table:

	2024 Target Direct Compensation Elements

Named Executive Officers	Base Salary ($)	Target STIP ($)(1)	Target LTIP ($)(2)	Total Target Compensation ($)

Sumit Roy	1,000,000	2,498,000	7,627,000	11,125,000
Jonathan Pong	500,000	500,000	1,200,000	2,200,000
Neil M. Abraham	650,000	675,000	2,425,000	3,750,000
Mark E. Hagan	650,000	675,000	2,375,000	3,700,000
Michelle Bushore	570,000	460,000	1,720,000	2,750,000
1.The STIP was awarded entirely in cash.

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2.The LTIP consists of awards of performance shares and time-vesting restricted stock or restricted share units (“RSUs”). Approximately 75% of the NEOs’ LTIP opportunity is in the form of performance shares and 25% is in the form of time-vesting restricted stock.
CEO Total Target Direct Compensation
The Compensation and Talent Committee believes a significant portion of executive compensation should be performance-based in order to best align management’s interests with the best interests of the Company. The Compensation and Talent Committee substantially maintained the direct compensation of our CEO for 2024. In 2024, approximately 74% of our CEO’s total target direct compensation consisted of compensation that is performance-based on achievement of certain objective performance metrics.
For our CEO, the Compensation and Talent Committee used the following structure for determining the various elements of direct compensation payable for 2024:

Total Target Direct Compensation

31% Cash		69% Equity

9%	22%	52%	17%

Annual Salary	Cash Award	Performance-based Shares	Time-based Restricted Shares
	Short-term Incentive Program	Long-term Incentive Program	Long-term Incentive Program
CEO Compensation Mix
Set forth below is a table that illustrates the application of the structure for 2024 compensation decisions for our CEO.

CEO ANNUAL CASH		CEO ANNUAL EQUITY		CEO TOTAL
Annual Salary	Target STIP Cash Award	Target LTIP Performance Shares	Time-Based LTIP Restricted Shares	Total Target Direct Compensation
$1,000,000	$2,498,000	$5,720,250	$1,906,750	$11,125,000

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Base Salaries
In connection with its review of fiscal 2023 performance, the Compensation and Talent Committee decided to increase base salaries paid to our named executive officers, excluding Mr. Roy, for the year commencing on January 1, 2024. When making its decision, the Compensation and Talent Committee sought to incentivize high-performing named executive officers with competitive pay. Following a year of strong overall company performance and entering 2024 with a robust external growth pipeline, balanced with increased macroeconomic uncertainty, base salaries were approved to remain unchanged for Mr. Roy and to increase for our other named executive officers. The 2023 and 2024 annualized base salaries are reflected in the table below.

NAMED EXECUTIVE OFFICER		SALARIES FOR FISCAL YEAR

	PRINCIPAL POSITION IN 2023	2023 ($)	2024 ($)

Sumit Roy	President, Chief Executive Officer	1,000,000	1,000,000

Jonathan Pong	Executive Vice President, Chief Financial Officer, and Treasurer(1)	—	500,000

Neil M. Abraham	Executive Vice President, Chief Strategy Officer, and President, Realty Income International	600,000	650,000

Mark E. Hagan	Executive Vice President, Chief Investment Officer	600,000	650,000

Michelle Bushore	Executive Vice President, Chief Legal Officer, General Counsel, and Secretary	550,000	570,000

1.Mr. Pong became a named executive officer effective January 1, 2024.
Short-Term Incentive Program (STIP)
During February 2024, the Compensation and Talent Committee approved the 2024 STIP metrics, which is structured so that the named executive officers’ annual incentive awards closely align with the Company’s operating and financial performance. The components of the 2024 STIP were as follows:

Objective Company Performance Criteria Weighted 70%	Individual Performance Weighted 30%

•All of the compensation awarded under this program was at-risk.
•No compensation was awarded for below-threshold performance, and maximum payouts were capped at 220% of target.
•Awards were paid entirely in the form of cash.
2024 STIP PERFORMANCE GOALS
AFFO per share
Why we believe this metric is important: We believe that AFFO per share, a non-GAAP financial measure, provides useful information to investors because it is a widely accepted industry measure of the operating performance of REITs that is used by industry analysts and investors who evaluate and compare those companies. In particular, AFFO per share is included in the compensation program because it provides an additional measure to compare the operating performance of REITs without having to account for differing depreciation assumptions and other unique revenue and expense items, which we believe are not pertinent to measuring a particular company’s on-going operating performance. Therefore, we determined that AFFO per share is an appropriate performance metric, and that the most appropriate GAAP performance metric to which AFFO per share should be reconciled is net income available to common stockholders per share.
How the Compensation and Talent Committee set the 2024 goal: At the time the goal was set, we considered the Company’s public guidance to investors along with our internal operating plan while factoring in the possibility that unexpected events could impact AFFO per share. Accordingly, the Compensation and Talent Committee set the AFFO per share goal in a range of $4.12 to $4.17. Our 2024 target performance was set at $4.14 AFFO per share. The threshold of $4.12 AFFO per share exceeded our generation of $4.00 in AFFO per share in 2023 by $0.12, driven by the anticipated portfolio growth from the acquisition of Spirit Realty Capital.

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How the Company performed against the goal: AFFO per share for 2024 was $4.19, exceeding the maximum of $4.17 AFFO per share. AFFO of $4.19 per share outperformed target primarily due to portfolio growth from higher-than-anticipated 2024 investments of $3.9 billion compared to the initial projection of approximately $2.0 billion, as well as stronger operating results during 2024.
Fixed Charge Coverage Ratio
Why we believe this metric is important: The fixed charge coverage ratio measures the ability of our earnings to cover our fixed charges, such as debt payments and interest expense. This calculation, which is not based on GAAP measurements, is one of our note covenants presented to investors to show our ability to incur additional debt under the terms of our senior notes and bonds. It is not a measure of our liquidity or performance. In particular, fixed charge coverage ratio is included in the compensation program because it is a measure of our balance sheet strength, and of our ability to effectively and conservatively manage our outstanding debt levels.
How the Compensation and Talent Committee set the 2024 goal: As of December 31, 2023, our fixed charge coverage ratio was 4.7x, primarily due to prudent debt management and low leverage throughout the year amidst rising global interest rates. The goals for the fixed charge coverage ratios were maintained at a maximum 4.4x, target of 4.2x, and threshold of 4.0x, reflecting the Compensation and Talent Committee’s commitment to maintaining these metrics at conservative levels relative to our unsecured bond covenant requirements amidst an environment of rising global interest rates.
How the Company performed against the goal: Our fixed charge coverage ratio as of December 31, 2024 was 4.7x, exceeding the maximum. Despite global interest rates continuing to rise in 2024, we maintained low leverage while effectively managing our debt throughout the year. In January 2024, we issued a combined total of $1.25 billion of dual-tranche senior unsecured notes at a weighted average semi-annual yield to maturity of 5.142%. In August 2024, we issued $500.0 million senior unsecured notes at an effective semi-annual yield to maturity of 5.486%. Additionally, we issued £700.0 million of dual-tranche sterling-denominated senior unsecured notes at a weighted average annual yield to maturity of 5.400%. In addition to these offerings, we were able to limit our reliance on external capital due to our free cash flow during the year, which led to a favorable impact to our fixed charge coverage ratio.
Portfolio Occupancy
Why we believe this metric is important: The stability of operating revenue is fundamental to the business model of any dividend-paying entity. Within the REIT industry, this takes the form of stability of rental revenue secured by clients occupying the portfolio’s real estate assets. As a result, maintaining a sufficiently high occupancy rate is of vital importance to the health of our business model, and, as such, it is essential that we orient our operating strategy towards maximizing asset utilization as measured by the portfolio occupancy metric.
How the Compensation and Talent Committee set the 2024 goal: As of December 31, 2023, our portfolio occupancy was 98.6%. The Compensation and Talent Committee set the 2024 portfolio occupancy goal in a range of 98.0% to 98.5%, and the 2024 target performance set at 98.3% was between the target and maximum performance level for the 2023 STIP. The portfolio occupancy goal range for the 2024 STIP increased overall relative to the 2023 STIP goal range on account of an improved economic backdrop. In setting an occupancy target, the Compensation and Talent Committee considers many variables that impact the portfolio occupancy rate, including the lease expiration schedule, existing vacancy pool, industry trends, product mix of expiring and vacant properties, past vacant resolution activity, client bankruptcies, and expected market conditions. Given that some of these factors exhibit nonlinear variability, our past occupancy rates are only partially descriptive of future occupancy rates. For example, historical variability in acquisition volume can lead to uneven clustering of expiration schedules, creating short-term fluctuations in occupancy rates that are not necessarily indicative of long-term trends. Additionally, market shifts at the industry and client levels may carry disproportionate occupancy impact at the portfolio level. Only by accounting for the dynamics affecting each of these variables and by reforecasting occupancy expectations on a regular basis can we set reasonable targets that consider the primary drivers of resultant occupancy rates.
How the Company performed against the goal: Our portfolio occupancy at December 31, 2024 was 98.7%, exceeding the maximum. We continued to focus on our proactive asset management strategy through favorable releasing and sales activity, which enabled us to achieve strong 2024 year-end occupancy.

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Objective Company Performance Criteria – 70%
The Company performance criteria, weightings, and amounts that may be earned under the 2024 STIP, in addition to our actual performance and amounts earned for 2024 performance, are set forth in the following table:

2024 STIP Performance Results Prior to Individual Performance(1)
AFFO per share(2): 40%		Fixed charge coverage ratio: 20%		Portfolio occupancy: 10%

Threshold: Target: Maximum(3):	$4.12 $4.14 $4.17	Threshold: Target: Maximum(4):	4.0x 4.2x 4.4x	Threshold: Target: Maximum(4):	98.0% 98.3% 98.5%

Performance: Actual 2024 AFFO per share was $4.19, above Maximum (250% of Target payout)		Performance: Actual 2024 fixed charge coverage ratio was 4.7x, above Maximum (200% of Target payout)		Performance: Actual 2024 portfolio occupancy was 98.7%, above Maximum (200% of Target payout)

1.Total weighted payout prior to individual performance was 70%.
2.AFFO per share is defined as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus provisions for impairments of depreciable real estate assets, reduced by gain on property sales, and adjusted for unique revenue and expense items, which we believe are not as pertinent to the measurement of our ongoing operating performance, and is consistent with the presentation of AFFO in our public SEC filings. Please refer to Appendix A for a reconciliation of AFFO to net income attributable to common stockholders.
3.Performance in excess of maximum goals was capped at 250% of target for that measure.
4.Performance in excess of maximum goals was capped at 200% of target for that measure.
The Compensation and Talent Committee believes these annual targeted operating and financial goals align with our strategy to attain long-term financial stability that will support sustained cash flows beneficial to our stockholders. The goals for the 2024 STIP were set in consideration of our public guidance, but factored in the possibility that unexpected events could impact such guidance. The Compensation and Talent Committee believes these goals remain rigorous, requiring us to grow earnings through prudent investment activity, manage our capital structure thoughtfully, successfully access the capital markets, and actively resolve lease rollovers to achieve payouts in excess of target. These goals are established each year after reviewing our financial and operating projections, including the level of upcoming lease expirations. In addition, the Compensation and Talent Committee increased the goal for AFFO per share and portfolio occupancy from 2023 goals in light of the improved economic backdrop. We achieved another strong year of operating results for 2024 and attained the maximum level payout for each of the objective performance criteria.
Individual Performance – 30%
As a component of the STIP, individual performance is used by the Compensation and Talent Committee to reward individual performance objectives achieved. The Compensation and Talent Committee used the following process to assess individual performance, and utilized discretion in assessing individual performance at the end of the performance year:
•At the beginning of 2024, our Compensation and Talent Committee worked with the CEO to formulate his individual performance objectives for the year and reviewed with the CEO the performance objectives for the other named executive officers. Through this process, the individual performance objectives for our CEO and the other named executive officers are preset for the year. Performance objectives are defined and measurable, and the Compensation and Talent Committee assesses progress against the objectives throughout the year.
•The CEO evaluated each named executive officer’s performance, other than his own, and recommended to the Compensation and Talent Committee the percentages that should be earned under the individual performance component.
•The Compensation and Talent Committee engaged in a discussion with the CEO regarding his recommendations and his assessments, and made the final determination regarding this metric.
•The Compensation and Talent Committee engaged in a review of the CEO’s performance as it relates to our performance, as well as the state of our industry and market competitive practices, in determining the percentage that the CEO earned under his individual performance component.

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•The Compensation and Talent Committee considered, discussed, and decided to incorporate the recommendations provided by the CEO for the individual performance percentages for the named executive officers other than himself. The percentages earned under the individual performance metric and the material factors considered are set forth below.
Sumit Roy - 185%
Mr. Roy’s 2024 objectives reflected a long-term vision for the Company’s growth strategy and diversification, emphasizing pipeline development, strategic investments in high-growth sectors such as gaming and data centers, and securing diverse capital sources, including European capital markets, and private capital.
•Under Mr. Roy’s direction, the Company maintained a disciplined capital allocation strategy, investing $3.9 billion at an initial weighted average cash yield of 7.4%. Securing attractively priced capital enabled the Company to achieve healthy investment spreads and drove 4.8% AFFO per share growth year-over-year to $4.19.
•Mr. Roy’s leadership, supported by the contributions of his executive team, resulted in the successful completion of the acquisition of the public net-lease REIT Spirit Realty Capital. The Company’s portfolio demonstrated strong performance, characterized by a year-end occupancy rate of 98.7% and impressive revenue growth. This sustained success is a testament to the Company's asset management expertise and robust client relationships.
•Mr. Roy’s focus on maintaining a strong financial position is reflected in the Company's fixed charge coverage ratio of 4.7x, Net Debt-to-Annualized Pro Forma Adjusted EBITDAre Ratio of 5.4x, and liquidity of approximately $3.7 billion, which includes unsettled forward equity. Mr. Roy’s commitment to delivering consistent results and long-term shareholder value, even in dynamic markets, is evident in these achievements and remains our core strength.
The Compensation and Talent Committee determined that Mr. Roy’s performance exceeded his objectives.
Jonathan Pong - 200%
Mr. Pong’s 2024 objectives were centered around achieving the Company’s financial goals, raising external capital, accelerating the accounting close cycle, building the international finance platform, leading the establishment of our private capital business, and developing his team.
•Financially, Mr. Pong drove a 4.8% year-over-year increase in AFFO per share to $4.19. Mr. Pong also successfully managed our financial position, achieving a Net Debt-to-Annualized Pro Forma Adjusted EBITDAre ratio of 5.5x or lower for all four quarters and a fixed charge coverage ratio of 4.5x or higher for all four quarters. At year-end, our Net Debt-to-Annualized Pro Forma Adjusted EBITDAre and fixed charge coverage ratio was 5.4x and 4.7x, respectively. Mr. Pong also led our capital raising efforts in 2024, including approximately $1.8 billion of equity and $2.6 billion of multi-currency debt.
•Operationally, Mr. Pong led a cross-functional initiative that streamlined the accounting close process, reducing the cycle by five business days at year-end. Mr. Pong accelerated the build out of the international finance team, growing the size of the team from seven to fifteen employees and enhancing the breadth and depth of the team to support the financial oversight of seven countries outside the U.S. These efforts included the strategic recruitment of an experienced European Finance leader to develop core accounting, treasury, and financial planning and analysis capabilities.
•Mr. Pong also led the Company’s initiative to establish a private capital business, including development of the fund’s strategy, structure, key terms, seed portfolio, and go-to-market approach. He also identified and hired a dedicated Portfolio Manager and Head of Fund Accounting.
•Mr. Pong took several steps to bolster his team, including onboarding a new Chief Accounting Officer and developing senior-level talent in accounting, corporate finance, finance operations, financial risk management, and internal audit. These efforts positioned our finance organization for sustained success.
The Compensation and Talent Committee determined that Mr. Pong’s performance far exceeded his objectives.

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Neil M. Abraham - 185%
In 2024, Mr. Abraham drove double-digit international business growth, enhanced operational excellence through high occupancy and strong lease renewals, and optimized Realty Income’s portfolio.
•Under his leadership, international acquisitions totaled $1.9 billion, nearly half of the Company’s total investment volume. Realty Income became one of Ireland’s largest retail landlords, securing a portfolio of retail parks below replacement cost after a disciplined multi-year effort. Additionally, under his leadership, Realty Income continues to look to expand our footprint into new markets like Poland.
•Mr. Abraham maintained healthy occupancy and lease renewals in the U.K. while reducing tenant incentives.
•He continued to spearhead the Collaborative Portfolio Management initiative, aligning asset optimization with strategic dispositions to mitigate risk and drive bottom-line growth.
The Compensation and Talent Committee determined that Mr. Abraham’s performance exceeded his objectives.
Mark E. Hagan - 185%
Mr. Hagan’s 2024 objectives focused on executing the Company’s investment strategy, growing the portfolio through key strategic transactions, expanding our data center relationships and investment opportunity set, and further advancing our acquisitions-related process efficiencies.
•Mr. Hagan’s leadership drove strategic growth of the domestic portfolio through several significant acquisitions and partnerships, including the $770 million sale-leaseback of convenience store properties from 7-Eleven, Inc. These initiatives resulted in total U.S. investment volume of $2.0 billion at attractive yields.
•Mr. Hagan’s focus on expanding our data center portfolio resulted in new relationships and investment opportunities that are anticipated to lead to additional investments in 2025 and beyond.
•Mr. Hagan also continued to drive greater efficiency in our acquisitions-related underwriting and reporting processes.
The Compensation and Talent Committee determined that Mr. Hagan’s performance exceeded his objectives.
Michelle Bushore - 185%
Ms. Bushore’s 2024 goals were strategically focused on driving the Company’s growth vision, providing critical legal support for global expansion, and further developing international sustainability processes in response to regulatory requirements across the globe.
•Ms. Bushore led the legal efforts for $3.9 billion in acquisitions as well as the completion of the acquisition of the public net-lease REIT Spirit Realty Capital. She provided legal counsel and leadership as her team successfully negotiated and executed these deals. Ms. Bushore demonstrated strategic foresight by proactively assessing election-related risks and opportunities and developing a strategic action plan and timeline to guide future transactions.
•Ms. Bushore made significant contributions across several key areas. She provided critical legal support for transactional matters, global expansion, and asset and property management; led the legal work on a pivotal compliance project; implemented a new acquisition process for insuring international properties; and redesigned the European board and governance structure.
•Ms. Bushore further developed processes to assist with climate data flow and continued to prepare for impending regulatory changes in the geographies in which the Company operates.
The Compensation and Talent Committee determined that Ms. Bushore’s performance exceeded her objectives.

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2024 Incentive Opportunities and Earned Incentive Compensation under the STIP

Named Executive Officers	Incentive Opportunity		Earned Incentive Compensation

	Target Annual Incentive ($)(1)	Maximum Annual Incentive ($)(1)	Percentage of Target Earned (%)(2)	Percentage of Maximum Earned (%)(2)	Actual 2024 Incentive Earned ($)

Sumit Roy	2,498,000	5,495,600	216	98	5,383,190
Jonathan Pong	500,000	1,100,000	220	100	1,100,000
Neil M. Abraham	675,000	1,485,000	216	98	1,454,625
Mark E. Hagan	675,000	1,485,000	216	98	1,454,625
Michelle Bushore	460,000	1,012,000	216	98	991,300
1.The maximum annual incentive is equal to 220% of target, and threshold annual incentive is equal to 50% of target. No compensation is awarded for below-threshold performance.
2.Captures the weighted average percentage achieved based on our performance criteria and the individual performance criteria.
Long-Term Incentive Program (LTIP)
During February 2024, the Compensation and Talent Committee approved the grant of 2024-2026 performance shares to each named executive officer. Consistent with prior LTIP performance share awards, there is a three-year performance period and one-year time vesting period following the performance period. The following is a summary of the key metrics criteria and terms:

Relative TSR Performance Weighted 50%	Net Debt-to-Pro Forma Adjusted EBITDAre Ratio Weighted 25%	Dividend per Share Growth Rate Weighted 25%

Long-term performance shares were awarded in February 2024 and will be earned based on our performance over the three-year period from January 2024 to December 2026. No compensation is awarded for below-threshold performance and maximum goals are capped at 200% of target.
50% of the performance shares earned based on the achievement of the performance goals during the 2024-2026 performance period will vest on the date on which the plan administrator determines the achievement of the applicable performance goals following the end of the performance period, and the remaining 50% will vest on January 1, 2028, subject to continued employment with the Company. Performance shares not earned as a result of the failure to achieve the applicable performance goals will be forfeited.
The performance shares provide for a cash payment following vesting equal to the aggregate cash dividends that would have been paid on the total number of performance shares earned, if any, as if the shares had been outstanding from January 1, 2024 through the date on which the shares vest.

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Specifically, the performance measures and weightings for the 2024-2026 performance shares are based on the following objective performance measures, each of which is measured over the three-year performance period:

3-Year Cliff Vesting if Future Relative Performance Hurdle Achieved 1-Year Post-Vesting Service Period
50%	TSR ranking relative to MSCI US REIT Index(1)	Result Threshold(2) Target Maximum(2)	Hurdles 30th Percentile (50% of Target PSU Grant) 55th Percentile (100% of Target PSU Grant) 80th Percentile or Greater (200% of Target PSU Grant)
25%	Net Debt-to-Pro Forma Adjusted EBITDAre Ratio(3)	Result Threshold(2) Target Maximum(2)	Hurdles 6.1x (50% of Target PSU Grant) 5.75x (100% of Target PSU Grant) 5.5x or Less (200% of Target PSU Grant)
25%	Dividend per share growth rate	Result Threshold(2) Target Maximum(2)	Hurdles 3.0% (50% of Target PSU Grant) 5.0% (100% of Target PSU Grant) 7.0% (200% of Target PSU Grant)
1.TSR is calculated by comparing the trailing 20-trading-day average stock price at the end of the performance period, assuming contemporaneous reinvestment of dividends, to the closing stock price as of the beginning of the performance period.
2.The maximum number of performance shares earned is equal to 200% of target, and threshold annual incentive is equal to 50% of target, with linear interpolation between threshold and maximum. No shares are earned for below-threshold performance.
3.Nareit came to the conclusion that a Nareit-defined EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) would provide investors with a consistent measure to help make investment decisions among certain REITs. Our definition of “Adjusted EBITDAre” is generally consistent with the Nareit definition, other than our adjustment to remove foreign currency and derivative gains and losses and merger, transaction, and other costs, net (which is consistent with our previous calculations of “Adjusted EBITDAre”). We define Adjusted EBITDAre, a non-GAAP financial measure, for the most recent quarter as earnings (net income) before (i) interest expense, (ii) income taxes, (iii) depreciation and amortization, (iv) provisions for impairment, (v) merger, transaction, and other costs, net, (vi) gain and loss on sales of real estate, (vii) foreign currency and derivative gain and loss, net, and (viii) our proportionate share of adjustments from unconsolidated entities. Our Adjusted EBITDAre may not be comparable to Adjusted EBITDAre reported by other companies or as defined by Nareit, and other companies may interpret or define Adjusted EBITDAre differently than we do. Annualized Pro Forma Adjusted EBITDAre, a non-GAAP financial measure, is defined as Adjusted EBITDAre including adjustments to incorporate operating income from investments we acquired or stabilized during the applicable quarter and to remove operating income from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable period. The pro forma adjustments are consistent with the debt service coverage ratio calculated under financial covenants for our senior unsecured notes and bonds. Our ratio of net debt-to-Pro Forma Adjusted EBITDAre, which is used by management as a measure of leverage, is calculated as net debt divided by annualized Pro Forma Adjusted EBITDAre. We define net debt as total outstanding principal amount of debt, less cash and cash equivalents, of the Company at the end of the performance period, including the proportionate share of outstanding principal, less cash and cash equivalents for unconsolidated joint ventures. The outstanding principal amount of debt shall reference the total outstanding principal amount as aggregated in the Company’s quarterly financing supplement, which is derived from disclosures provided in the notes to the Company’s quarterly and/or year-end audited financing statements for the most recently reported period.

Performance Period (3 Years)
– – – – – – – – – – à

Grant Date: February 12, 2024			50% Vesting in 2027	50% Vesting in 2028

2024	2025	2026	2027	2028

■ Indicates when shares vest

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2024 LTIP PERFORMANCE GOALS
TSR ranking relative to MSCI US REIT Index
Why we believe this metric is important: TSR relative to all REITs included in the MSCI US REIT Index measures performance relative to other real estate sectors that compete for investment capital. This allows us to reward executives for performance relative to companies with similar business models and includes a diverse blend of REITs with various sizes.
How the Compensation and Talent Committee set the 2024 goal: We are a member of the MSCI US REIT Index, which is a broad REIT index used to measure performance between REITs within and across the subsectors. There are many ways to compare our performance to this index. The Compensation and Talent Committee analyzed the various methods and determined that comparisons on a percentile basis were widely used in the marketplace and appropriate for evaluating our performance during the 2024-2026 performance period. The Compensation and Talent Committee believes these goals remain rigorous, specifically the relative TSR metric, which requires us to outperform the index to achieve payouts at target. The relative TSR metric rewards management for outperformance relative to the Real Estate sector, which is targeted at the 55th percentile.
Dividend per share Growth Rate
Why we believe this metric is important: Part of our mission statement is to increase the monthly dividend over time. Accordingly, management believes that increasing the dividend per share growth rate is a core metric for compensation. We have continued our 56-year history of paying monthly dividends and, through March 2025, paid 110 consecutive quarterly dividend increases and increased the dividend 130 times since our listing on the NYSE in 1994. The dividend per share growth rate metric requires us to manage our capital structure thoughtfully and increase earnings to support the payment of monthly dividends in order to achieve payouts in excess of target for these metrics.
How the Compensation and Talent Committee set the 2024 goal: The Compensation and Talent Committee set the target for the 2024-2026 performance period for dividend per share growth rate at 5.0%, consistent with what it expected investors would seek in this market environment and our long-term strategic objectives. Threshold was set at a 3.0% dividend growth rate and maximum was set at a 7.0% dividend per share growth rate. Balancing our dividend per share growth with our earnings projections is challenging, due to market factors, which can have a direct impact on how and to what extent our earnings and the dividend grows.
Net Debt-To-Pro Forma Adjusted EBITDAre Ratio
Why we believe this metric is important: Management believes Pro Forma Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it is widely followed by industry analysts, lenders, and investors. Management also believes the use of an annualized quarterly Pro Forma Adjusted EBITDAre metric is meaningful because it represents our current earnings run rate for the period presented by adjusting operating income from investments we acquired or stabilized during the applicable quarter, and removing operating income from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable quarter. Pro Forma Adjusted EBITDAre should be considered along with, but not as an alternative to, net income as a measure of our operating performance. Refer to Appendix A on page 1 for a reconciliation of Pro Forma Adjusted EBITDAre to net income. The Net Debt-to-Pro Forma Adjusted EBITDAre Ratio is included as a metric in our compensation program since management believes it measures our ability to pay off our debt and provides investors with a gauge of how long it would take for us to pay off our debt.
How the Compensation and Talent Committee set the 2024 goal: The Compensation and Talent Committee considered the optimal level of leverage to achieve investor returns, while balancing that with leverage levels deemed appropriate for our credit ratings level and for prudent and conservative balance sheet management. Similar to our fixed charge coverage ratio metric, maintaining a favorable Net Debt-to-Pro Forma Adjusted EBITDAre Ratio is difficult in an unpredictable capital markets environment. The Compensation and Talent Committee set the target for the 2024-2026 performance period for Net Debt-to-Pro Forma Adjusted EBITDAre Ratio at 5.75x.
The Net Debt-to-Pro Forma Adjusted EBITDAre ratio and dividend per share growth rate metrics require us to manage our capital structure thoughtfully, and increase earnings to support the payment of monthly dividends in order to achieve payouts in excess of target for these metrics.

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The long-term performance shares granted in February 2024 to our named executive officers are as follows:

Named Executive Officer	Performance Share Target Dollar Value ($)	Performance Shares Granted At Target(1) (#)

Sumit Roy	5,720,250	119,321
Jonathan Pong	900,000	18,773
Neil M. Abraham	1,818,750	37,938
Mark E. Hagan	1,781,250	37,156
Michelle Bushore	1,290,000	26,909
1.The number of performance shares granted at target value reflect the grant date fair value of $51.60 per share (excluding the dividend equivalent rights (“DERs”)), using a multifactor Monte Carlo simulation model for the market condition associated with the TSR performance goal, valued at $25.04 per share, plus $26.56 per share for the two performance conditions of Net Debt-to-Adjusted EBITDAre ratio and dividend growth rate for all NEOs.
Time-Based Restricted Shares
The Compensation and Talent Committee awards time-based restricted stock after the performance year, upon the successful completion of the external year-end audit process. Accordingly, time-based equity awards granted in February 2024 were included as part of the NEO’s target total direct compensation for 2023. Pursuant to the SEC’s rules, these shares appear in the 2024 Summary Compensation Table and the 2024 Grants of Plan-Based Awards table included in this Proxy Statement at pages 68 and 70, respectively. For a discussion of the NEO’s 2023 time-based restricted shares that were granted in 2024, see page 57 of our 2024 Proxy Statement filed with the SEC on April 15, 2024.
In connection with the 2024 compensation program, following the completion of the performance year and upon the successful completion of the external year-end audit process, the Compensation and Talent Committee granted the 2024 time-based restricted share awards on February 18, 2025. The annual time-based restricted share awards are designed to: (i) increase the named executive officers’ common stock ownership including to assist the named executive officers in meeting common stock ownership guidelines; (ii) motivate our named executive officers to improve long-term common stock price performance; (iii) align the named executive officers’ interests with the best interests of the Company; and (iv) operate as a retention mechanism. The awards vest ratably over four years commencing on February 15th of the year following the date of grant. The 2024 time-based restricted shares granted on February 18, 2025 are as follows, which will appear in our Summary Compensation Table and Grants of Plan-Based Awards table in the 2025 Proxy Statement:

Named Executive Officer	Restricted Share Dollar Value ($)	Time-Based Restricted Shares Granted(1) (#)

Sumit Roy	1,906,750	34,524
Jonathan Pong	300,000	5,432
Neil M. Abraham	606,250	10,977
Mark E. Hagan	593,750	10,750
Michelle Bushore	430,000	7,786
1.Time-based restricted shares reflect the actual number of shares that were granted by the Compensation and Talent Committee on February 18, 2025 for all NEOs. The number of time-based restricted shares was calculated by dividing the dollar value authorized by the Compensation and Talent Committee by the closing price per share of our common stock on the date of grant, February 18, 2025, of $55.23, and rounded to the nearest whole number.
Restricted Share Vesting
Commencing with awards granted in 2024, restricted shares and RSUs will typically vest 25% per year on each February 15th following the grant date, but are subject to accelerated vesting in the event of retirement, which is defined as a voluntary termination of employment by persons who are at least 60 years of age and who have provided at least ten years of service to the Company. For awards granted prior to 2024, restricted shares and RSUs typically vest 25% per year on each January 1st following the grant date. The Compensation and Talent Committee believes that this vesting approach is (i) consistent with market practices, (ii) easy to administer, and (iii) preserves the benefit of acceleration, which occurs only upon actual retirement.

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2022 LTIP Award Payout
In February 2025, the Compensation and Talent Committee certified the achievement for the 2022-2024 performance shares that were granted in February 2022, based on our performance relative to the following metrics during the three-year performance period ending December 31, 2024:

Performance Goals	Weighting	Threshold 50%	Target 100%	Maximum 200%	2024 Actual	% Earned
TSR ranking relative to MSCI US REIT Index	55%	30th Percentile	55th Percentile	80th Percentile (or greater)	50th Percentile	90.0%
Net Debt-to-Pro Forma Adjusted EBITDAre Ratio	25%	6.1x	5.75x	5.5x (or less)	5.4x	200.0%
Dividend Per Share Growth Rate	20%	3.0%	5.0%	7.0%	7.1%	200.0%
Total Weighted Payout						139.5%
For purposes of these metrics, TSR was calculated by comparing the trailing 20-trading-day average stock price at the end of the performance period, December 31, 2024, assuming contemporaneous reinvestment of dividends, to the closing stock price on December 31, 2021. Based on overall achievement above target performance levels, each named executive officer received 139.5% of the target shares granted. Fifty percent of the performance shares earned were issued as common stock that immediately vested. The remaining 50% are units subject to time vesting through January 1, 2026. The following table sets forth the performance shares earned by each NEO under the 2022 LTIP. Mr. Pong did not receive a 2022 LTIP Award payout, as he was not an officer during that performance year.

Named Executive Officer	Target Performance Shares Granted (#)	Performance Shares Earned (#)

Sumit Roy	75,127	104,802
Neil M. Abraham	21,659	30,214
Mark E. Hagan	21,326	29,750
Michelle Bushore	17,052	23,788
2025 Compensation Program
In February 2025, following consultation with and based on the recommendations of FPC, the Compensation and Talent Committee substantially maintained the structure of our compensation program for our executive officers, including for the performance categories under the 2025 STIP and LTIP as they were for 2024.
Severance and Change in Control Arrangements
Effective as of January 15, 2019, the Compensation and Talent Committee adopted the Company’s Executive Severance Plan (the “Severance Plan”), which provides severance compensation upon the occurrence of certain events. In addition, our award agreements provide certain rights in connection with a change in control and certain terminations of employment.
The following is a list of the scenarios under which the named executive officers have rights to receive severance compensation.
•Qualifying Termination
•Change in Control Termination
•Death
•Disability
Further detail surrounding the payments and benefits upon the occurrence of each scenario can be found in the section titled “Potential Payments Upon Termination or Change in Control” on page 73. The Compensation and Talent Committee believes these benefits are reasonable. The payments and benefit levels under the Severance Plan did not influence and were not influenced by other elements of compensation. The Severance Plan was designed to help (i) attract and retain key employees, (ii) preserve key employee’s morale and productivity, (iii) align with market practices, and (iv) promote continuity of management in the event of

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an actual or threatened change in control. These change in control benefits allow executives to assess takeover bids objectively without regard to the potential impact on their individual job security.
Retirement Policy
Effective November 2022, the Compensation and Talent Committee adopted the Company’s Retirement Policy (the “Retirement Policy”). The Retirement Policy memorializes the treatment of awards on a Company wide basis upon a qualifying retirement and is substantially consistent with the existing treatment of awards upon a qualifying retirement that was historically set forth in the NEOs award agreements. The adoption of the Retirement Policy was adopted to enhance retirement benefits to other Company participants and recognize the service of those participants who had provided long-standing service to the Company.

The Retirement Policy is applicable only to those participants that are residents of the United States. Under the Retirement Policy in the event that a participant experiences a “qualifying retirement” (as defined in the Retirement Policy), subject to his or her provision of six months’ notice and execution and non-revocation of a release of claims in favor of the Company, he or she will be entitled to the following:
•All outstanding time-based vesting awards will become fully vested and nonforfeitable.
•If the qualifying retirement occurs prior to the end of an applicable performance period (or other date upon which performance conditions are deemed satisfied), the outstanding and unvested performance-based vesting awards will remain outstanding and eligible to vest on a pro-rated basis upon completion of the performance period (or such other date as set forth in the award agreement), based on the Company’s and/or the participant’s actual performance.
Other Benefits and Policies
We provide benefits to our named executive officers that are similar to those benefits offered to all of our full-time employees, including a 401(k) plan with a matching contribution by the Company, life insurance, medical insurance, and coverage under a health and disability insurance program. We also offer an executive health program that executives may elect to participate in as a supplement to the broad-based employee medical insurance.
Deferred Compensation
Pursuant to the Deferred Compensation Plan effective December 1, 2024, our named executive officers (along with non-employee directors and other eligible executives) can defer receipt of taxable income and thereby defer income taxes to assist in saving for retirement. Under the Deferred Compensation Plan, eligible executives can elect to defer receipt of up to 75% of their base compensation and up to 100% of their bonus, commission, equity awards, and other compensation. Amounts deferred under the Deferred Compensation Plan are credited to one or more accounts, and cash amounts are notionally invested in investments selected by the applicable participant from among those the Deferred Compensation Plan administrator offers, and the account is credited with the gains or losses from such investment.
Upon the distribution date specified in the Deferred Compensation Plan (generally a specified date or the date of such participant’s separation from service), the amount in such participant’s account is paid either in a single lump sum or in equal installments over a period of up to i) five years in the event of distributions payable on a specified date, or ii) ten years, in the event distributions payable following a separation from service, in each case, based on the payment election made by the participant at the time the payment was initially deferred.
Executive Stock Ownership Requirements
Since 2013, the Board of Directors has implemented stock ownership requirements for the Company’s CEO and executive officers with a position of executive vice president and above to closely align the interests of these individuals with the Company. The minimum stock ownership requirement is five times base salary for our CEO, four times base salary for our President, Realty Income International, and three times base salary for the other named executive officers. The ownership requirements are established using the executive’s base salary as of the date the executive becomes subject to the guidelines using the Company’s average closing price for its common stock for the 60 trading days prior to such date. The goal remains in place unless an executive changes to a different executive position in which case the goal would be adjusted to account for the change in position. Each executive has five years from the date of appointment to the applicable executive-level position to meet the common stock ownership requirement.

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All shares of common stock owned by such individual, vested and unvested restricted shares and RSU awards subject to time vesting, and earned performance shares subject to time vesting qualify towards satisfaction of the requirement. Unearned performance shares do not qualify towards the requirement. Compliance is evaluated on an annual basis as of December 31 of each year. The following table sets forth the requirements for each of our named executive officers (in shares):

Named Executive Officer	Guideline	Minimum Stock Ownership Requirement(1) (#)	Stock Ownership as of December 31, 2024(2) (#)

Sumit Roy	5x base salary	76,577	318,472
Jonathan Pong	3x base salary	28,485	42,650
Neil M. Abraham	4x base salary	34,757	60,074
Mark E. Hagan	3x base salary	23,343	66,450
Michelle Bushore	3x base salary	26,544	35,187
1.The requirement for each NEO was determined first in dollars as a multiple of the executive’s annual base salary as of the date he or she became subject to this requirement, and then by converting such amount to a fixed number of shares based on our average closing common stock price per share for the 60 trading days prior to such date. An executive’s stock ownership requirement will only be re-established upon a change to a different executive position.
2.As of December 31, 2024, each of the named executive officers satisfied his or her stock ownership requirements or were within the time period permitted to achieve the ownership requirement. Mr. Pong became subject to the requirements on January 1, 2024 and would have had until January 1, 2029 to achieve the requirement.
Equity Grant Practices
We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. In the event material nonpublic information becomes known to the Compensation Talent Committee before granting an equity award, the Compensation and Talent Committee will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation and Talent Committee has historically granted such awards on a predetermined annual schedule. In fiscal year 2024, we did not grant new awards of stock options, stock appreciation rights, or similar option‐like instruments to our NEOs.
TAX CONSIDERATIONS
Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for “covered employees,” including named executive officers. The Board of Directors provides compensation to executive officers that may not be tax deductible if it believes providing that compensation is in our best interests.

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COMPENSATION AND TALENT COMMITTEE REPORT

The Compensation and Talent Committee of the Board of Directors of Realty Income has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, the Compensation and Talent Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2025 Annual Meeting of Stockholders and in Realty Income’s 2024 Annual Report on Form 10-K.
Priya Cherian Huskins, Chair
Mary Hogan Preusse
Gerardo I. Lopez
Michael D. McKee
Gregory T. McLaughlin
The above report of the Compensation and Talent Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

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COMPENSATION TABLES The Company adheres to balanced compensation and corporate governance practices.

SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of our Chief Executive Officer, Chief Financial Officer, and three most highly compensated executive officers who were serving as of the 2024 fiscal year end (collectively, the “named executive officers”). In general, non-equity incentive plan compensation aligns with the performance year noted; however, stock awards are included in the year of grant which may not align with the performance year to which they relate.

Name and Principal Position in 2024	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)

Sumit Roy President, Chief Executive Officer	2024	1,000,000	—	7,906,212	5,383,190	956,807	15,246,209
	2023	1,000,000	—	7,398,815	4,055,087	674,908	13,128,810
	2022	1,000,000	375,000	7,437,814	4,996,000	478,001	14,286,815
Jonathan Pong Executive Vice President, Chief Financial Officer, and Treasurer	2024	500,000	—	1,874,535	1,100,000	40,946	3,515,481
	2023	—	—	—	—	—	—
	2022	—	—	—	—	—	—
Neil M. Abraham Executive Vice President, Chief Strategy Officer and President, Realty Income International	2024	650,000	—	2,473,629	1,454,625	265,226	4,843,480
	2023	600,000	—	2,172,699	950,946	190,718	3,914,363
	2022	600,000	112,500	2,081,338	1,205,000	160,153	4,158,991
Mark E. Hagan Executive Vice President, Chief Investment Officer	2024	650,000	—	2,425,575	1,454,625	257,295	4,787,495
	2023	600,000	—	2,139,867	921,747	177,980	3,839,594
	2022	600,000	118,750	2,040,693	1,168,000	143,044	4,070,487
Michelle Bushore Executive Vice President, Chief Legal Officer, General Counsel and Secretary	2024	570,000	—	1,798,083	991,300	153,223	3,512,606
	2023	550,000	—	1,718,988	691,310	38,657	2,998,955
	2022	550,000	112,500	1,584,851	876,000	14,228	3,137,579
1.The amounts shown include amounts earned, but a portion of such amount may be deferred, at the election of the officer under our 401(k) retirement plan.
2.The amounts for 2022 reflect the one-time cash bonuses paid in connection with the completion of the VEREIT Transaction.
3.The amounts for 2024 represent (i) the grant date fair value of restricted stock awards granted on February 12, 2024 under our annual time-based restricted stock program and (ii) the grant date fair value of annual performance share awards granted on February 12, 2024, in each case, calculated in accordance with Accounting Standards Codification (ASC) Topic 718.
Fair value of restricted stock grants is calculated by multiplying the applicable shares by the closing market price of our common stock on the date of grant.

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Fair value for annual performance shares granted on February 12, 2024 was estimated in accordance with ASC Topic 718 on the date of grant at $51.60 per share, using a multifactor Monte Carlo simulation model, based on market conditions associated with a TSR performance goal, valued at $25.04 per share, plus $26.56 per share for the two performance conditions of Debt-to-Adjusted EBITDAre ratio and dividend growth rate, which reflect the probable outcome of such performance conditions. This column excludes the value of $3.87 per share determined for the DERs, associated with the market conditions. The Monte Carlo inputs for the 2024 performance shares grant date fair value include: (i) an expected life of 2.9 years, based on the remaining term as of the grant date; (ii) a risk-free rate of 4.2%, based on the yield on zero-coupon U.S. Treasury securities with a term equal to the expected life of the performance shares; (iii) a dividend yield of 4.6% for Realty Income, based on historical and current yields of the Company; and (iv) a volatility of 20% for Realty Income, based on the historical volatility of the Company’s common stock. The maximum grant date fair values of the performance shares, assuming maximum performance of all conditions for the February 12, 2024 grants are as follows:

Named Executive Officer	Grant Date Fair Value ($)	Maximum Value ($)

Sumit Roy	6,130,712	12,261,423
Jonathan Pong	964,555	1,929,111
Neil M. Abraham	1,949,254	3,898,509
Mark E. Hagan	1,909,075	3,818,151
Michelle Bushore	1,382,583	2,765,166
4.The stock awards shown reflect the grants of restricted stock during each of the fiscal years presented. Because we believe that the information is relevant to our investors, we have chosen to present supplemental disclosure regarding the grant of restricted stock on February 18, 2025, which represents the restricted share awards earned by each of the named executive officers based on 2024 performance under our annual time-based restricted stock program. See footnote 3 to the “Grants of Plan-Based Awards Table.”
5.This column represents the cash incentive award earned in the year indicated pursuant to our STIP, which is paid the following year. The amounts earned under the 2024, 2023 and 2022 STIP were paid entirely in the form of cash. See “Compensation Discussion and Analysis—Short-Term Incentive Program” on page 55 for more information.
6.The following table sets forth matching contributions by us to the named executive officers’ 401(k) savings account, the cost of term life insurance paid by us in 2024, medical benefits, and dividends paid on earned performance shares.

Named Executive Officer	401(k) Matching Contributions, Group Term Life Insurance and Medical Benefits ($)	Dividends on Earned Performance Shares ($)

Sumit Roy	43,188	913,619
Jonathan Pong	40,946	—
Neil M. Abraham	39,005	226,221
Mark E. Hagan	40,325	216,970
Michelle Bushore	35,510	117,713

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GRANTS OF PLAN-BASED AWARDS TABLE
The following table sets forth summary information concerning all grants of plan-based awards made to the named executive officers during 2024. These awards consist of cash bonus amounts pursuant to the 2024 STIP, time-based restricted stock awards pursuant to the 2023 compensation program and performance shares granted pursuant to the 2024 LTIP. Additionally, we have provided supplemental information in footnote 3 with respect to stock awards pursuant to the 2024 LTIP granted in February 2025, time-based restricted stock awards granted in February 2025 that is considered compensation for 2024 performance.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)(5)
NEO	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Sumit Roy	2/12/2024	—	—	—	—	—	—	33,710	1,775,500
	2/12/2024	—	—	—	59,661	119,321	238,642	—	6,130,712
		1,249,000	2,498,000	5,495,600	—	—	—	—	—
Jonathan Pong	2/12/2024	—	—	—	—	—	—	17,277	909,980
	2/12/2024	—	—	—	9,387	18,773	37,546	—	964,555
		250,000	500,000	1,100,000	—	—	—	—	—
Neil M. Abraham	2/12/2024	—	—	—	—	—	—	9,956	524,375
	2/12/2024	—	—	—	18,969	37,938	75,876	—	1,949,254
		337,500	675,000	1,485,000	—	—	—	—	—
Mark E. Hagan	2/12/2024	—	—	—	—	—	—	9,806	516,500
	2/12/2024	—	—	—	18,578	37,156	74,312	—	1,909,075
		337,500	675,000	1,485,000	—	—	—	—	—
Michelle Bushore	2/12/2024	—	—	—	—	—	—	7,889	415,500
	2/12/2024	—	—	—	13,455	26,909	53,818	—	1,382,583
		230,000	460,000	1,012,000	—	—	—	—	—
1.Represents cash incentive amounts that could have been paid to the named executive officer under the STIP for 2024 performance. These targets were established by the Compensation and Talent Committee on February 12, 2024. Total amounts earned under the STIP are paid entirely in the form of cash. The STIP is described in more detail in the “Compensation Discussion and Analysis—Short-Term Incentive Program” on page 55. The actual STIP cash paid in February 2024 for performance in 2024 is listed in the “Summary Compensation Table” on page 68 as “Non-Equity Incentive Plan Compensation” for 2024.
2.Amounts shown as granted on February 12, 2024 reflect the Threshold, Target, and Maximum awards for the 2024-2026 performance shares granted under the LTIP and our 2024 Plan, which are described in detail in the “Compensation Discussion and Analysis—Long-Term Incentive Program” beginning on page 60. Threshold reflects 50% of the target performance shares granted, and maximum reflects 200% of the target performance shares granted. For the annual performance shares granted under the LTIP, each performance share earned vests 50% as of the date on which the plan administrator determines the achievement of the applicable goals during the applicable performance period and 50% one year later.
3.The amounts represent the annual grant of time-based restricted stock granted on February 12, 2024, at a price of $52.67 per share, based on 2023 performance.
Because we believe that the information is relevant to our investors, we have chosen to present supplemental disclosure regarding the grants of restricted stock on February 18, 2025, representing the annual grants of time-based restricted stock intended as 2024 compensation and granted in February 2025. Thus, the following chart reflects all grants made as compensation for 2024 performance:

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Named Executive Officer	Time-Based Restricted Shares Granted Under 2024 LTIP(a)	Performance Shares Granted Under 2024 LTIP(b)	Total Stock Award Compensation for 2024 Performance	Total 2024 Stock Award Compensation Presented in Summary Compensation Table

Sumit Roy	$1,906,750	$6,130,712	$8,037,462	$7,906,212
Jonathan Pong	300,000	964,555	1,264,555	1,874,535
Neil M. Abraham	606,250	1,949,254	2,555,504	2,473,629
Mark E. Hagan	593,750	1,909,075	2,502,825	2,425,575
Michelle Bushore	430,000	1,382,583	1,812,583	1,798,083
a.The grant date fair value of restricted stock has been calculated by multiplying the closing market price of our common stock at February 18, 2025 of $55.23 by the number of shares of restricted stock awarded in February 2025 for 2024 performance, as prescribed under ASC Topic 718.
b.The amounts shown represent the grant date fair value of annual performance shares granted on February 12, 2024, calculated in accordance with ASC Topic 718.
4.For restricted stock granted on February 12, 2024, the grant date fair value has been calculated by multiplying the closing market price of our common stock on the grant date of $52.67 per share by the number of restricted stock awards.
Fair value for performance shares granted on February 12, 2024 was estimated on the date of grant at $51.60 per share, using a multifactor Monte Carlo simulation model for the market conditions associated with the TSR performance goal, valued at $25.04 per share, plus $26.56 per share for the performance conditions of Debt-to-Adjusted EBITDAre ratio and dividend growth rate, reflecting the probable outcome of such performance conditions, and excludes the value of $3.87 per share determined for the DERs associated with the market conditions. The Monte Carlo inputs for the 2024 performance shares grant date fair value include: (i) an expected life of 2.9 years, based on the remaining term as of the grant date; (ii) a risk-free rate of 4.2%, based on the yield on zero-coupon U.S. Treasury securities with a term equal to the expected life of the performance shares; (iii) a dividend yield of 4.6% for Realty Income, based on historical and current yields of the Company; and (iv) a volatility of 20% for Realty Income, based on the historical volatility of our common stock. The grant date fair value for the restricted stock and performance shares are computed in accordance with ASC Topic 718.
5.The Compensation and Talent Committee grants restricted stock awards in accordance with the provisions of the Realty Income Corporation 2021 Incentive Award Plan (the “2021 Plan”). The vesting schedule for restricted stock granted is 25% per year over a four-year period, commencing on February 15th of the year following the date of grant, subject to acceleration upon certain events, such as retirement, and qualifying terminations.

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OUTSTANDING EQUITY AWARDS TABLE AS OF DECEMBER 31, 2024
The following table sets forth summary information concerning outstanding restricted stock and performance shares held by each named executive officer as of December 31, 2024. None of the named executive officers held any exercisable or unexercisable options as of December 31, 2024.

Named Executive Officer		Stock Awards
	Grant Date	Number of Shares or Units of Stock that have not vested as of December 31, 2024(1) (#)	Market Value of Shares or Units of Stock that have not yet Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares that have not Vested(3) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares that have not Vested(2)(3) ($)

Sumit Roy(4)
	2/17/2021	46,428	2,479,719	—	—
	2/14/2022	115,173	6,151,390	—	—
	2/13/2023	19,831	1,059,174	164,932	8,809,018
	2/12/2024	33,710	1,800,451	238,642	12,745,869
Jonathan Pong(5)
	2/17/2021	1,012	54,051	—	—
	11/15/2021	553	29,536	—	—
	2/14/2022	4,672	249,532	—	—
	2/13/2023	7,818	417,559	—	—
	2/12/2024	17,277	922,765	37,546	2,005,332
Neil M. Abraham(6)
	2/17/2021	11,672	623,402	—	—
	2/14/2022	32,848	1,754,412	—	—
	2/13/2023	5,718	305,398	48,712	2,601,708
	2/12/2024	9,956	531,750	75,876	4,052,537
Mark Hagan(7)
	2/17/2021	11,343	605,830	—	—
	2/14/2022	32,328	1,726,638	—	—
	2/13/2023	5,630	300,698	47,980	2,562,612
	2/12/2024	9,806	523,738	74,312	3,969,004
Michelle Bushore(8)
	2/8/2021	410	21,898	—	—
	2/17/2021	9,393	501,680	—	—
	2/14/2022	26,142	1,396,244	—	—
	2/13/2023	4,501	240,398	38,598	2,061,519
	2/12/2024	7,889	421,351	53,818	2,874,419
1.The amounts in this column represent the unvested portion of restricted stock awards and performance shares earned for each named executive officer and that were unvested at December 31, 2024.
2.Market value has been calculated by multiplying the closing market price of our common stock at December 31, 2024 of $53.41 per share by the outstanding shares and units for each named executive officer.
3.Amounts in this column include the 2023-2025 and 2024-2026 performance shares as if they were earned at the maximum level for the three-year performance period. The number of performance shares earned for these open performance periods will be determined at the

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end of each performance period. 50% of the performance shares earned based on the achievement of the performance goals during the applicable performance period will vest on the date on which the plan administrator determines the achievement of the applicable performance goals following the end of the performance period, and the remaining 50% will vest on the one-year anniversary of the completion of the applicable performance period, subject to continued employment with the Company.
4.Mr. Roy’s restricted stock awards and performance awards earned vest according to the following schedule: 58,223 shares vested on January 1, 2025, 8,428 vested on February 15, 2025, 52,401 vested on February 18, 2025, 64,196 shares vest on January 1, 2026, 8,428 shares vest on February 15, 2026, 6,611 shares vest on January 1, 2027, 8,427 shares vest on February 15, 2027, and 8,427 shares vest on February 15, 2028.
5.Mr. Pong’s restricted stock awards vest according to the following schedule: 5,954 shares vested on January 1, 2025, 4,320 shares vested on February 15, 2025, 553 shares vest on November 15, 2025, 4,942 shares vest on January 1, 2026, 4,319 shares vest on February 15, 2026, 2,606 shares vest on January 1, 2027, 4,319 shares vest on February 15, 2027, and 4,319 shares vest on February 15, 2028.
6.Mr. Abraham’s restricted stock awards and performance awards earned vest according to the following schedule: 14,893 shares vested on January 1, 2025, 2,489 vested on February 15, 2025, 15,107 vested on February 18, 2025, 18,330 shares vest on January 1, 2026, 2,489 shares vest on February 15, 2026, 1,906 shares vest on January 1, 2027, 2,489 shares vest on February 15, 2027, and 2,489 shares vest on February 15, 2028.
7.Mr. Hagan’s restricted stock awards and performance awards earned vest according to the following schedule: 14,508 shares vested on January 1, 2025, 2,452 vested on February 15, 2025, 14,875 vested on February 18, 2025, 18,040 shares vest on January 1, 2026, 2,452 shares vest on February 15, 2026, 1,877 shares vest on January 1, 2027, 2,451 shares vest on February 15, 2027, and 2,451 shares vest on February 15, 2028.
8.Ms. Bushore’s restricted stock awards and performance awards earned vest according to the following schedule: 12,068 shares vested on January 1, 2025, 410 shares vested on February 8, 2025, 1,973 vested on February 15, 2025, 11,894 vested on February 18, 2025, 14,571 shares vest on January 1, 2026, 1,972 shares vest on February 15, 2026, 1,501 shares vest on January 1, 2027, 1,972 shares vest on February 15, 2027, and 1,972 shares vest on February 15, 2028.
STOCK VESTED DURING 2024 TABLE
The following table sets forth summary information concerning the vesting of restricted stock and performance shares for each named executive officer during the year ended December 31, 2024. None of the named executive officers held or exercised any stock options in 2024.

Named Executive Officer	Stock Awards

	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)

Sumit Roy	113,881	6,273,288
Jonathan Pong	7,189	412,306
Neil M. Abraham	28,865	1,586,727
Mark E. Hagan	27,928	1,532,837
Michelle Bushore	17,223	921,807
1.The number of shares acquired on vesting includes shares subsequently withheld to pay federal and state income taxes.
2.This column represents the value realized on vesting as calculated by multiplying the closing market price of our common stock on the applicable vesting dates by the number of shares that vested.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Executive Severance Plan. In January 2019, the Compensation and Talent Committee adopted the Severance Plan, which provides severance compensation upon the occurrence of certain events, subject to the executive’s execution and nonrevocation of a general release of claims in favor of the Company. In addition, our award agreements provide certain rights in connection with a change of control and certain terminations of employment. The Severance Plan provided that the named executive officers would be entitled to receive severance payments upon a “Qualifying Termination” which was defined as:
•a termination by us without “cause,” or
•a “constructive termination” by the executive, as applicable.

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Severance Plan for Mr. Roy. For Mr. Roy, the Severance Plan stipulated the following severance payments and benefits upon the occurrence of each scenario listed below:

Qualifying Termination Not in Connection with a Change in Control
A severance payment equal to twenty-four months’ base salary
An amount equal to two times the average of the last three years’ cash bonus paid to Mr. Roy
Any accrued but unpaid wages and accrued but unused paid time off
Continuation of medical insurance coverage, at our expense, for a period of eighteen months from the date of termination or until he becomes covered under another group medical insurance plan, whichever occurs first

All unvested time-based restricted stock shall immediately vest, and outstanding performance shares would be accelerated based on achievement of the performance goals through the termination date, pro-rated based on the amount of time the executive was employed during the performance period through the termination date

Qualifying Termination in Connection with a Change in Control
A severance payment equal to thirty-six months’ base salary
An amount equal to three times the average of the last three years’ cash bonuses paid to Mr. Roy
Any accrued but unpaid wages and accrued but unused paid time off
Continuation of medical insurance coverage, at our expense, for a period of eighteen months from the date of termination or until Mr. Roy becomes covered under another group medical insurance plan, whichever occurs first

All unvested time-based restricted stock shall immediately vest, and outstanding performance shares would be accelerated based on achievement of the performance goals through the change in control date, pro-rated based on the amount of time the executive was employed during the performance period through the change in control

Death or Disability
Accrued but unpaid wages and accrued but unused paid time off, if any, as of the date of his death or disability
If the executive dies or becomes disabled during the performance period, the executive will vest in all of the target number of performance shares. If the executive dies or becomes disabled after the performance period, the executive will vest in the remaining unvested earned performance shares

In the case of death, the executives’ heirs will be entitled to life insurance benefits under our group life insurance program and all shares of unvested time-based restricted stock held by the employee will immediately vest in full

In the case of disability, all shares of unvested time-based restricted stock held by the employee will immediately vest in full

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Severance Plan for Named Executive Officers. For our named executive officers other than Mr. Roy, the Severance Plan stipulated the following severance payments and benefits upon the occurrence of each scenario listed below:

Qualifying Termination Not in Connection with a Change in Control
A severance payment equal to twelve months’ base salary
An amount equal to the average of the last three years’ cash bonus paid (or, with respect to an executive who was eligible to earn an annual cash bonus for at least one, but fewer than three, of the fiscal years of the Company immediately preceding the termination date, the average annual cash bonus earned by such executive for such fiscal year(s)

Any accrued but unpaid wages and accrued but unused paid time off
Continuation of medical insurance coverage, at our expense, for a period of twelve months from the date of termination or until the named executive officer becomes covered under another group medical insurance plan, whichever occurs first
All unvested time-based restricted stock and restricted stock units shall immediately vest, and outstanding performance shares would be accelerated based on achievement of the performance goals through the termination date, pro-rated based on the amount of time the executive was employed during the performance period through the termination date

Qualifying Termination in Connection with a Change in Control
A severance payment equal to twenty-four months’ base salary
An amount equal to two times the average of the last three years’ cash bonuses paid
Any accrued but unpaid wages and accrued but unused paid time off
Continuation of medical insurance coverage, at our expense, for a period of eighteen months from the date of termination or until the named executive officer becomes covered under another group medical insurance plan, whichever occurs first
All unvested time-based restricted stock and restricted stock units shall immediately vest, and outstanding performance shares would be accelerated based on achievement of the performance goals through the change in control date, pro-rated based on the amount of time the executive was employed during the performance period through the change in control

Death or Disability
Accrued but unpaid wages and accrued but unused paid time off, if any, as of the date of his death or disability
If the executive dies or becomes disabled during the performance period, the executive will vest in all of the target number of performance shares. If the executive dies or becomes disabled after the performance period, the executive will vest in the remaining unvested earned performance shares

In the case of death, the executives’ heirs will be entitled to life insurance benefits under our group life insurance program and all shares of unvested time-based restricted stock held by the employee will immediately vest in full

In the case of disability, all shares of unvested time-based restricted stock and restricted stock units will immediately vest in full
Additionally, compensation and benefits under the Severance Plan are contingent upon the executive’s execution, and non-revocation, of a standard release of claims in favor of the Company and continued compliance with restrictive covenants, including customary confidentiality provisions.

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Compensation Tables	Table of Contents
Change in Control without a Qualifying Termination. Outstanding performance shares accelerate based on achievement of the performance goals through the change in control date, pro-rated based on the amount of time the executive was employed during the performance period through the change in control.
Retirement. Retirement can occur for our executive officers after a named executive officer turns 60 and has provided ten years of service. In the event that an executive officer retires (employing the same definitions described above), the named executive officer is entitled to receive accelerated vesting of 100% of any equity awards granted and restricted stock awards granted will become fully vested. Additionally, under the terms of the performance share award agreements as in effect as of December 31, 2024, in the event that a named executive officer retires during an outstanding performance period, the number of performance shares will vest based on the executive’s achievement of the performance goals through the retirement date, and pro-rated based on the amount of time the executive was employed during the performance period. If the named executive officer retires after the completion of the performance period, but prior to the vesting of performance shares earned, unvested performance shares will vest on the date of retirement.
Effective November 2022, the Compensation and Talent Committee adopted the Retirement Policy which provides that in the event a participant experiences a “qualifying retirement,” subject to his or her provision of six months’ notice and execution and non-revocation of a release of claims in favor of the Company, he or she will be entitled to the following:
•All outstanding time-based vesting awards will become fully vested and nonforfeitable.
•If the qualifying retirement occurs prior to the end of an applicable performance period (or other date upon which performance conditions are deemed satisfied), the outstanding and unvested performance-based vesting awards will remain outstanding and eligible to vest on a pro-rated basis upon completion of the performance period (or such other date as set forth in the award agreement) based on the Company’s and/or the participant’s actual performance.
By accepting their 2024 performance share awards, our NEOs agreed that the applicable terms of the Retirement Policy would apply to their new and outstanding performance shares, including the requirement to provide notice and a release of claims in favor of the Company.
Termination for Cause. Upon termination for failure to perform duties, the named executive officer would not be entitled to any payment or benefit other than the payment of accrued but unpaid wages and accrued but unused paid time off as of the date of such termination, and the pro-rated vesting of the portion of unvested restricted shares that are scheduled to vest at the next vesting date.
Termination by Named Executive Officer. The named executive officer could also terminate the agreement at any time, upon two weeks’ notice to the Company, which would not result in any severance payments.

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Table of Contents	Compensation Tables
TERMINATION AND CHANGE IN CONTROL SCENARIO TABLE
The table below estimates the payment and benefits to each of the named executive officers, assuming that on December 31, 2024 (i) a Qualifying Termination occurred, not in connection with a change in control, (ii) a change in control and Qualifying Termination (Change in Control Termination) occurred, (iii) a change in control occurred, or (iv) employment was terminated due to death or disability. Excluded from the table below are certain benefits provided to all employees, such as accrued paid time off, and benefits provided under other insurance policies. With the exception of medical benefits, which are paid monthly, the following amounts represent lump-sum payments and benefits. The closing price of our stock on December 31, 2024 was $53.41 per share and is used to calculate equity values for the following table.

NEO and Trigger	Severance Payments ($)(1)	Bonus Payments ($)(2)	Medical Benefits ($)(3)	Value of Accelerated Equity Awards ($)(4)	Life Insurance Benefit ($)(5)	Total ($)

Sumit Roy
Qualifying Termination	2,000,000	9,622,851	45,000	23,981,308	—	35,649,159
Change in Control Termination	3,000,000	14,434,277	45,000	23,981,308	—	41,460,585
Change in Control	—	—	—	20,297,513	—	20,297,513
Death	—	—	—	18,231,168	600,000	18,831,168
Disability	—	—	—	18,231,168	—	18,231,168
Jonathan Pong
Qualifying Termination	500,000	1,100,000	29,936	4,390,524	—	6,020,460
Change in Control Termination	1,000,000	2,200,000	44,905	4,390,524	—	7,635,429
Change in Control	—	—	—	706,729	—	706,729
Death	—	—	—	7,162,045	600,000	7,762,045
Disability	—	—	—	7,162,045		7,162,045
Neil M. Abraham
Qualifying Termination	650,000	1,203,524	27,137	6,978,225	—	8,858,886
Change in Control Termination	1,300,000	2,407,047	40,706	6,978,225	—	10,725,978
Change in Control	—	—	—	5,938,386	—	5,938,386
Death	—	—	—	5,186,841	600,000	5,786,841
Disability	—		—	5,186,841	—	5,186,841
Mark E. Hagan
Qualifying Termination	650,000	1,181,457	27,137	6,854,809	—	8,713,403
Change in Control Termination	1,300,000	2,362,915	40,706	6,854,809	—	10,558,430
Change in Control	—	—	—	5,836,227	—	5,836,227
Death	—	—	—	5,097,660	600,000	5,697,660
Disability	—	—	—	5,097,660	—	5,097,660
Michelle Bushore
Qualifying Termination	570,000	852,870	22,322	5,456,139	—	6,901,331
Change in Control Termination	1,140,000	1,705,740	33,483	5,456,139	—	8,335,362
Change in Control	—	—	—	4,646,764	—	4,646,764
Death	—	—	—	4,145,506	600,000	4,745,506
Disability	—	—	—	4,145,506	—	4,145,506

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Compensation Tables	Table of Contents
1.For Mr. Roy, the amounts represent 24 months base salary in the case of a Qualifying Termination and 36 months base salary in the case of a Change in Control Termination. For all named executive officers other than Mr. Roy, amounts represent 12 months base salary in the case of a Qualifying Termination and 24 months base salary in the case of a Change in Control Termination.
2.The amounts represent the applicable scenario multiple of the average of annual bonuses paid based on performance for 2024, 2023 and 2022 (includes amounts presented as non-equity incentive compensation awarded for 2024, 2023 and 2022 performance in the “Summary Compensation Table”) for all officers excluding Mr. Pong. For Mr. Pong, the amount represents the applicable scenario multiple of the annual bonus paid based on performance for 2024, as he became a named executive officer in January 2024.
3.For Mr. Roy, the amounts represent estimated continuation of group medical insurance coverage at our expense for a period of 18 months whether such termination is a Qualifying Termination or a Change in Control Termination. For all named executive officers other than Mr. Roy, the amounts represent estimated continuation of group medical insurance coverage at our expense for a period of 12 months in the case of a Qualifying Termination and for 18 months in the case of a Change in Control Termination.
4.The amounts represent the aggregate value of the acceleration of vesting of the named executive officer’s outstanding restricted stock. For purposes of this calculation, each named executive officer’s total unvested restricted stock awards on December 31, 2024 are multiplied by our common stock closing price on December 31, 2024 of $53.41 per share. For termination scenarios, other than death or disability, the amount also includes the estimated amount payable under the outstanding performance shares consistent with the valuation of these awards set forth in the “Outstanding Equity Awards Table as of December 31, 2024” on page 72, which reflects unvested performance shares earned for the 2021-2023 and 2022-2024 performance periods, based on actual performance, plus an amount equal to the value of any accrued amounts in respect of dividends on earned performance shares. The performance shares for the 2023-2025 and 2024-2026 performance period represent shares earned at the maximum level. For termination scenarios other than death or disability, the performance shares are pro-rated for the amount of time passed under each outstanding performance period. For death and disability, the amount reflects the value of the granted target performance shares, based on the December 31, 2024 of $53.41 per share stock price, and the value of the continued vesting of the executive’s restricted stock in accordance with its original vesting schedule in the event of a termination of employment as a result of disability, based on the December 31, 2024 (the last trading day of the year) of $53.41 per share stock price. The vesting schedule is set forth under the “Outstanding Equity Awards Table as of December 31, 2024” on page 72.
5.The amounts represent life insurance benefits that would have been paid by a third-party insurance company to the beneficiaries of the named executive officers if they had died on December 31, 2024. This amount is calculated as two times the sum of the 2024 base salary and 2023 bonus of each named executive officer plus $15,000, up to a maximum amount of $600,000. Amounts payable under our disability insurance policies upon disability are not included as they are available to all employees on a non-discriminatory basis.
PAY VERSUS PERFORMANCE TABLE
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024, and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based on:

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Total Shareholder Return ($)	MSCI U.S. REIT Index Total Shareholder Return ($)(3)	Net Income ($)	Diluted AFFO per share ($)(4)

2024	15,246,209	14,671,021	4,164,766	4,140,423	94.96	123.47	867,341,000	4.19
2023	13,128,810	9,506,745	3,695,675	2,708,047	97.01	113.54	876,914,000	4.00
2022	14,286,815	16,383,532	3,782,204	4,185,216	101.66	99.82	872,416,000	3.92
2021	12,861,011	16,487,305	2,946,164	3,572,661	109.73	132.23	360,747,000	3.59
2020	7,787,647	3,887,914	1,945,047	995,917	88.44	92.43	396,506,000	3.39
1.Amounts represent compensation “actually paid” to our principal executive officer (“PEO”) and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

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Table of Contents	Compensation Tables

Year	PEO	Non-PEO NEOs

2024	Sumit Roy	Jonathan Pong, Neil M. Abraham, Mark E. Hagan, and Michelle Bushore
2023	Sumit Roy	Christie B. Kelly, Neil M. Abraham, Mark E. Hagan, and Michelle Bushore
2022	Sumit Roy	Christie B. Kelly, Neil M. Abraham, Mark E. Hagan, and Michelle Bushore
2021	Sumit Roy	Christie B. Kelly, Neil M. Abraham, Mark E. Hagan, Michelle Bushore, and Sean P. Nugent
2020	Sumit Roy	Michael P. Pfeiffer, Neil M. Abraham, Mark E. Hagan, Sean P. Nugent, and Paul M. Meurer
Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the 2024 fiscal year, as adjusted as follows:

	2024

Equity Award Adjustments	PEO ($)	Average Non-PEO NEOs ($)

Amounts Reported under the “Stock Awards” Column as Reported in the Summary Compensation Table	(7,906,212)	(2,142,955)
Fair Value at Fiscal Year-End of Outstanding and Unvested Awards Granted in Fiscal Year	9,433,415	2,531,411
Change in Fair Value for Awards Granted in Prior Fiscal Years that were Outstanding and Unvested as of Fiscal Year-End (change in Fair Value at Prior Fiscal Year-End to Fair Value at Fiscal Year-End)	(2,034,911)	(421,644)
Changes in Fair Value for Awards Granted during Prior Fiscal Years that Vested in Fiscal Year (change in Fair Value at Prior Fiscal Year-End to Fair Value at Vesting Date)	(265,759)	(52,278)
Increase based on Dividends Paid on Awards during Fiscal Year prior to Vesting Date not Otherwise Reflected in Total Compensation	198,279	61,124
Total Adjustments	(575,188)	(24,342)
2.Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for time-based restricted stock and restricted stock unit awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for performance-based restricted stock awards (excluding any market-based awards), the same valuation methodology as restricted stock awards above except that the year-end values are multiplied by the probability of achievement of the applicable performance objective as of the applicable date; and (iii) for market-based awards, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s), which utilizes multiple input variables, including expected volatility of our stock price and other assumptions appropriate for determining fair value, to estimate the probability of satisfying the performance objective established for the award, including the expected volatility of our stock price relative to the applicable comparative index and a risk-free interest rate of derived from linear interpolation of the term structure of Treasury Constant Maturities yield rates for the applicable period. The range of estimates used in the Monte Carlo calculations are as follows: (i) for 2024, volatility between 17%-19% and risk-free rate between 4.2%-4.4%; (ii) for 2023, volatility between 20%-21% and risk-free rate between 4.2%-4.5%; (iii) for 2022, volatility between 20%-22% and risk free rate between 4.4%-4.7%; (iv) for 2021, volatility between 18%-45% and risk free rate of 0.4%-0.7%; and (v) for 2020, volatility between 45%-61% and risk free rate of 0.1%.
3.For the relevant fiscal year, represents the cumulative TSR of the MSCI U.S. REIT Index.
4.AFFO per share, a non-GAAP financial measure, provides useful information to investors because it is a widely accepted industry measure of the operating performance of REITs that is used by industry analysts and investors who look at and compare those companies. It provides an additional measure to compare the operating performance of REITs without having to account for differing depreciation assumptions and other unique revenue and expense items, which we believe are not pertinent to measuring a particular company’s on-going operating performance. The most appropriate GAAP performance metric to which AFFO should be reconciled is net income available to common stockholders per share. For a reconciliation of AFFO per share to net income available to common stockholders per share, see Appendix A on page 1 of this Proxy Statement.

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Compensation Tables	Table of Contents
Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The line graph below compares (i) the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (ii) our cumulative TSR, (iii) the cumulative TSR of the MSCI U.S. REIT Index, (iv) our net income, and (v) AFFO per share, in each case, for the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024. TSR amounts reported in the graph assume an initial fixed investment of $100 and that all dividends were reinvested.

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Table of Contents	Compensation Tables
Pay Versus Performance Tabular List
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2024:
•AFFO per share;
•TSR ranking relative to MSCI REIT Index;
•Net Debt-to-Pro Forma Adjusted EBITDAre;
•Fixed charge coverage ratio;
•Portfolio occupancy; and
•Dividend per share growth rate
For additional information about how each of these measures has been incorporated into our 2024 compensation program, please see “Compensation Discussion and Analysis - 2024 STIP Performance Goals” on page 55 and “Compensation Discussion and Analysis - 2024 LTIP Performance Goals” on page 62.
CEO PAY RATIO
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC rules, we have prepared the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. For 2024, we used the same median employee that was identified in 2023 since there have been no significant changes in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. Regularly scheduled full-time and part-time employees, newly hired or on leave during 2024, were assumed to have worked for the entire 2024 measurement period. We captured all employees as of December 31, 2024, consisting of 468 individuals (including all employees in the United Kingdom, Netherlands, and all employees of Spirit Realty Capital, which was acquired on January 23, 2024). We then determined the annual total compensation of our median employee, which includes base salary for 2024, annual cash bonus earned for 2024, the grant date fair value of equity awards granted during the 2024 measurement period, health care costs paid by the Company, matching 401(k) contributions, and the cost of group term life insurance paid by the Company. The annual total compensation of our median employee for 2024 was $143,475. The annual total compensation for 2024 for Mr. Roy, our CEO, was $15,246,209, which includes compensation as disclosed in the “Summary Compensation Table” on page 68. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 106 to 1. Given the different methodologies that various public companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies’ base salaries for 2024.

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DELINQUENT SECTION 16(A) REPORTS
All Section 16(a) filing requirements were complied with by our named executive officers and directors based solely on a review of copies of Forms 3, 4, and 5 and amendments thereto.

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than ten percent of a registered class of our equity securities (collectively Insiders) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of Realty Income. Insiders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of copies of Forms 3, 4, and 5 and the amendments thereto filed electronically with the SEC and written representations from certain reporting persons, we believe that during the year ended December 31, 2024, all Section 16(a) filing requirements were complied with by our named executive officers, directors and beneficial owners of more than ten percent of our stock.

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RELATED PARTY TRANSACTIONS The Company has adopted a Related Party Transaction Policy and Procedures governing the review, approval, and ratification of any related party transaction.

We have adopted a written policy regarding the review, approval, and ratification of any related party transaction. Under this policy, the Audit Committee reviews the relevant facts and circumstances of each related party transaction, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of our Code of Business Ethics. The Audit Committee either approves or disapproves the related party transaction. Any related party transaction shall be consummated and shall continue only if the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. For purposes of our policy, a “Related Party” is (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer or a nominee to become our director, (ii) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities, (iii) any immediate family member of any of the foregoing persons, which means any spouse, child, stepchild, parent, stepparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner, principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest.
We had no related party transactions in 2024.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 3, 2025, based on 891,769,159 shares of common stock outstanding as of the close of business on that date, certain information with respect to the beneficial ownership of shares of our common stock by (i) each director, nominee, and named executive officer, (ii) all current directors and executive officers of Realty Income as a group, and (iii) each person known to us to own beneficially more than 5% of the outstanding shares of our common stock. Except as otherwise noted, we believe the beneficial owners of shares of our common stock listed below, based on information furnished by those owners, have sole voting and investment power with respect to their shares:

Name of Beneficial Owner	Shares of Beneficial Ownership of Common Stock of the Company	Percent of Class

Sumit Roy(1)	316,059	*
Jonathan Pong(2)	42,257	*
Neil M. Abraham(3)	61,317	*
Mark E. Hagan(4)	67,699	*
Michelle Bushore(5)	34,853	*
Shannon Kehle(6)	24,070	*
Gregory J. Whyte(7)	13,492	*
Michael D. McKee(8)	169,500	*
Priscilla Almodovar(9)	18,333	*
Jacqueline Brady(10)	16,361	*
A. Larry Chapman(11)	5,257	*
Reginald H. Gilyard(12)	28,000	*
Mary Hogan Preusse(13)	26,579	*
Priya Cherian Huskins(14)	47,400	*
Jeff A. Jacobson(15)	8,000	*
Gerardo I. Lopez(16)	28,000	*
Gregory T. McLaughlin(17)	34,636	*
All directors, director nominees, and executive officers of the Company, as a group (17 persons)	941,813	0.1%
* Less than one-tenth of one percent

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Table of Contents	Security Ownership of Certain Beneficial Owners and Management

Stockholders Holding 5% or more	Shares of Beneficial Ownership of Common Stock of the Company	Percent of Class

The Vanguard Group, Inc.(18) 100 Vanguard Blvd. Malvern, PA 19355	139,236,506	15.6%
BlackRock, Inc.(19) 55 East 52nd Street New York, NY 10055	91,615,098	10.3%
State Street Corporation(20) One Lincoln St. Boston, MA 02111	59,603,944	6.7%
1.Mr. Roy’s total includes 78,212 shares of unvested restricted stock and 237,847 shares of stock directly owned.
2.Mr. Pong’s total includes 26,490 shares of unvested restricted stock and 15,767 shares of stock directly owned.
3.Mr. Abraham’s total includes 23,573 shares of unvested restricted stock and 37,744 shares of stock directly owned.
4.Mr. Hagan’s total includes 23,147 shares of unvested restricted stock and 44,552 shares of stock directly owned.
5.Ms. Bushore’s total includes 17,880 shares of unvested restricted stock and 16,973 shares of stock directly owned.
6.Ms. Kehle’s total includes 11,027 shares of unvested restricted stock and 13,043 shares of stock directly owned.
7.Mr. Whyte’s total includes 12,759 shares of unvested restricted stock and 733 shares of stock directly owned.
8.Mr. McKee’s total includes 137,200 shares owned of record by The McKee Family Trust dated February 11, 1995, of which he is a trustee and has shared voting and investment power, 6,400 shares owned of record by MCR Holdings, LLC, a family limited liability company, of which he and his wife have shared voting and investment power, 6,400 shares owned of record by MCC Ventures, LLC, a family limited liability company, of which he and his wife have shared voting and investment power, and 19,500 shares owned of record by an IRA, in the account of Mr. McKee.
9.Ms. Almodovar’s total includes 8,002 shares of unvested restricted stock and 10,331 shares of stock directly owned.
10.Ms. Brady’s total includes 8,001 of unvested restricted stock and 8,360 shares of stock directly owned.
11.Mr. Chapman’s total includes 5,257 shares of stock directly owned of record by The Chapman Family Trust, dated March 18, 1998, of which he is a trustee and has sole voting power and shared investment power.
12.Mr. Gilyard’s total includes 8,003 shares of unvested restricted stock and 19,997 shares of stock directly owned.
13.Ms. Hogan Preusse’s total includes 8,001 shares of unvested restricted stock and 18,578 shares of stock directly owned.
14.Ms. Huskins’s total includes 47,400 shares owned of record by The Michael and Priya Huskins Revocable Trust dated February 12, 2001, of which she is a trustee and has shared voting and investment power.
15.Mr. Jacobson’s total includes 8,000 shares of unvested restricted stock.
16.Mr. Lopez’s total includes 8,001 shares of unvested restricted stock and 19,999 shares of stock directly owned.
17.Mr. McLaughlin’s total includes 34,636 shares owned of record by The McLaughlin Family Trust dated May 28, 2009, of which he is a trustee and has shared voting and investment power.
18.Based on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group, Inc. (Vanguard) has sole power to dispose or direct the disposition of 110,240,366 shares of our common stock, shared power to vote or direct the vote of 1,517,400 shares of our common stock, and shared power to dispose or direct the disposition of 3,679,678 shares of our common stock. The Vanguard Group does not have the sole power to vote or direct the vote of any shares of our common stock.
19.Based on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on October 7, 2024, BlackRock, Inc. has sole power to vote or direct the vote of 83,273,253 shares of our common stock, has sole power to dispose or direct the disposition of 91,615,098 shares of our common stock, and does not have shared power to vote or direct the vote or dispose or direct the disposition of any shares of our common stock.
20.Based on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on October 16, 2024, State Street Corporation does not have the sole power to vote or direct the vote of any shares of our common stock, or to dispose or direct the disposition of any shares of our common stock. State Street Corporation has the shared power to vote or direct the vote of 44,446,699 shares of our common stock and the shared power to dispose or direct the disposition of 61,022,336 shares of our common stock.

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EQUITY COMPENSATION PLAN INFORMATION AS OF December 31, 2024 The following table sets forth certain equity compensation plan information as of December 31, 2024.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants, and Right	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column)(5)

Equity compensation plans approved by security holders(1)	665,012(2)	—	6,670,889(3)
Equity compensation plans not approved by security holders	86,915(4)	54.50	6,019,927(5)
Total	751,927	54.50	12,690,816
1.In March 2021, our Board of Directors adopted, and in May 2021, stockholders approved, the Realty Income Corporation 2021 Incentive Award Plan, as previously defined as the “2021 Plan”.
2.Represents shares of common stock that were subject to awards of RSUs, and potential awards under our LTIPs assuming the issuance of shares based on target performance but excluding unvested restricted stock.
3.Represents shares of our common stock available for issuance under our 2021 Plan, which was approved by our stockholders at our 2021 annual meeting of stockholders. The 2021 Plan authorizes the grant of 8,000,000 shares of our common stock, and any shares subject to outstanding awards under the prior 2012 Stock Incentive Award Plan which, on or after the effective date of the 2021 Plan, are forfeited or otherwise terminate or expire for any reason without the issuance of shares of common stock and become available for future issuance under the 2021 Plan pursuant to its terms. This amount has been reduced by potential awards under our LTIPs assuming the issuance of shares based on maximum performance (a total of 642,384 performance shares), unvested and outstanding restricted stock unit awards (a total of 22,628 restricted stock units), and unvested restricted stock (a total of 419,880) at December 31, 2024.
4.In connection with the merger of VEREIT, each outstanding VEREIT stock option and restricted stock unit that were unvested as of November 1, 2021 were converted into equivalent options and restricted stock units, in each case with respect to shares of the Company’s common stock, using the equity award exchange ratio in accordance with the merger agreement. The converted awards issued by Realty Income have identical terms to the original VEREIT award grant. This amount includes 28,343 options outstanding granted in connection with the merger with VEREIT. Additionally, this amount includes awards granted under the VEREIT, Inc. 2021 Equity Incentive Plan, including 43,029 performance shares outstanding based on target performance and 15,543 unvested and outstanding restricted stock unit awards at December 31, 2024.
5.Represents 6,019,927 shares which remained available for issuance under the VEREIT, Inc. 2021 Equity Incentive Plan immediately prior to the closing of the merger and has been adjusted by an exchange ratio of 0.705, that may be used for awards under the 2021 Plan and will not reduce the shares authorized for grant under the 2021 Plan, to the extent that awards using such shares (i) are permitted without stockholder approval under applicable stock exchange rules, (ii) are made only to VEREIT service providers or individuals who become Realty Income service providers following the date of the consummation of the merger, and (iii) are only granted under the 2021 Plan during the period commencing on the date of the consummation of the merger and ending on June 2, 2031. In connection with the merger of Spirit Realty Capital, we did not assume any equity compensation plans.

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AUDIT RELATED MATTERS The Audit Committee is responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm.

Annual Review of Independent Registered Public Accounting Firm
The Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm retained to audit our financial statements and the effectiveness of our internal control over financial reporting. In connection with its oversight responsibilities, the Audit Committee assesses the performance of our independent registered public accounting firm on an annual basis. In conducting its assessment, the Audit Committee considers various audit quality indicators, including:
•Global firm reputation;
•Global and national support;
•Competency and service by the engagement team, including industry expertise;
•Management’s input as to the firm’s technical expertise and knowledge; and
•Quality and breadth of services provided relative to the cost of those services.
The results of this assessment were taken into consideration when determining whether to reappoint KPMG for the fiscal year ending December 31, 2025, who has been our external auditor since 1993. Based on its evaluation, the Audit Committee believes that the continued retention of KPMG to serve as our independent registered public accounting firm is in the best interests of the Company and, therefore, the Audit Committee reappointed KPMG as our independent registered public accounting firm for 2025.
In addition to assessing the performance of our independent registered public accounting firm and the mandated rotation requirements, to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firm’s lead engagement partner. The Audit Committee and its chairperson are directly involved in the selection of the independent registered public accounting firm’s lead engagement partner.

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Audit Related Matters	Table of Contents

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of KPMG, our independent registered public accounting firm. The fees paid to KPMG relating to 2024 and 2023 were as follows:

	2024(1) ($)	2023(1) ($)
Audit fees(2)	4,740,104	5,019,226
Non-audit fees(3)	185,000	—
Tax fees(4)	1,660,000	1,001,301
1.There were no additional audit-related fees or other fees incurred during 2024 or 2023 other than those set forth above.
2.Includes the aggregate fees billed by KPMG for the audit of our annual financial statements and fees for the audit of internal controls; the reviews of the financial statements included in our Quarterly Reports on Form 10-Q; the issuances of comfort letters to underwriters; the reviews of registration statements in connection with the issuance of consents; United Kingdom, Luxembourg, France, and Portugal statutory audit fees in 2024 and United Kingdom statutory audit fees in 2023; merger-related fees incurred for the Spirit Realty Capital acquisition in 2024; and accounting and reporting fees incurred for the Spirit Realty Capital acquisition in 2024.
3.Includes business impact and sustainability reporting readiness engagement fees in 2024.
4.Includes the aggregate fees billed by KPMG for tax services. Tax services consisted of tax return preparation, tax compliance, and tax consulting.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee’s charter provides that the Audit Committee has the sole authority and responsibility to pre-approve all audit and permitted non-audit services to be provided to the Company. Pursuant to its charter, the Audit Committee has established pre-approval policies and procedures for permitted non-audit services. The Audit Committee considers each engagement on a case-by-case basis according to certain required criteria, including the skill set necessary for the engagement and ensuring the engagement should not involve work that would result in our registered public accounting firm eventually auditing its own work. The Audit Committee is regularly updated on the status of all outstanding engagements. If we anticipate that the fees for specific engagements may exceed the amount initially approved by the Audit Committee, the Audit Committee will consider proposals to increase the fees for such engagements on a case-by-case basis.
All of the services described above received pre-approval pursuant to policies and procedures that were established to comply with SEC rules that require pre-approval of audit and non-audit services.
The Audit Committee has established the following thresholds for pre-approval of non-audit services to be performed by our auditor in accordance with our pre-approval policies and procedures:
•Select members of management have authority up to $100,000;
•The Audit Committee Chair has authority up to $250,000; and
•Engagement services of greater than $250,000 require approval from the Audit Committee.
The decisions made pursuant to these delegated authorities must be presented to the full Audit Committee at its next scheduled meeting, whereby the above approval threshold levels are reset. All of the services performed by KPMG in 2024 were approved in advance by the Audit Committee pursuant to the foregoing pre-approval policy and procedures.

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AUDIT COMMITTEE REPORT The Audit Committee of the Board of Directors of the Company is comprised of independent directors as required by the listing standards of the NYSE.

The Audit Committee of the Board of Directors of the Company is comprised of independent directors as required by the listing standards of the NYSE. The Audit Committee operates pursuant to a written charter, as required by the NYSE and the rules and regulations of the SEC, which was adopted by Realty Income’s Board of Directors.
The role of the Audit Committee is to appoint, retain, and oversee our independent registered public accounting firm, which is currently KPMG, to provide assistance to the Board of Directors in its oversight of Realty Income’s cybersecurity, information technology and data privacy risks, as well as enterprise-level risks that may affect Realty Income’s financial statements, operations, business continuity and reputation, and to oversee Realty Income’s financial reporting process on behalf of the Board of Directors. Management of Realty Income has the primary responsibility for the preparation of Realty Income’s consolidated financial statements as well as executing Realty Income’s financial reporting process, principles, and internal controls. The independent registered public accounting firm is responsible for performing an audit of Realty Income’s consolidated financial statements and internal controls over financial reporting, and expressing an opinion as to the conformity of such consolidated financial statements with U.S. generally accepted accounting principles, and management’s assessment of and the effectiveness of Realty Income’s internal controls over financial reporting.
In this context, the Audit Committee has reviewed and discussed with management and KPMG the audit of the consolidated financial statements and the audit of Realty Income’s internal controls over financial reporting, as of and for the year ended December 31, 2024. The Audit Committee has discussed with KPMG the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from KPMG required by the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and it has discussed with KPMG its independence from Realty Income and its management. The Audit Committee has also considered whether KPMG’s preparation of tax returns, tax consulting services, and other non-audit services to Realty Income is compatible with maintaining KPMG’s independence and has concluded that KPMG is independent.
The Audit Committee has oversight responsibilities for reviewing the services performed by KPMG and retains sole authority to select, evaluate, compensate and replace our independent registered public accounting firm. In fulfilling its oversight responsibilities, the committee discusses KPMG’s overall scope and execution of the annual audit, as well as other matters required to be discussed by PCAOB auditing standards. The Audit Committee annually evaluates the reputation, qualifications, performance and independence of KPMG and its lead audit partner. The Audit Committee also follows the SEC requirement with respect to the rotation of the lead engagement partner at least every five years. At the request of management and the Audit Committee, KPMG presents a short list of candidates. Management meets with the candidates and proposes a candidate to meet with the Audit Committee, who then decides whether to affirm the selection or expand the search.
Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Realty Income’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.
Priscilla Almodovar, Chair
A. Larry Chapman
Jeff A. Jacobson
Gregory T. McLaughlin
The above report of the Audit Committee will not be deemed to be incorporated by reference into any filing by Realty Income under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Realty Income specifically incorporates the same by reference.

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FREQUENTLY ASKED QUESTIONS The Annual Meeting will be held on May 13, 2025 at 9:00 a.m. Pacific Time.

WHEN IS THE ANNUAL MEETING?
The Annual Meeting will be held on May 13, 2025 at 9:00 a.m. Pacific Time. This year’s Annual Meeting will be a virtual meeting conducted via live audio webcast at www.virtualshareholdermeeting.com/realty2025.
HOW DO I ATTEND THE VIRTUAL ANNUAL MEETING?
To attend the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/realty2025 on Friday, May 13, 2025, at 9:00 a.m. Pacific Time. In order to participate in the meeting, stockholders will need their unique control number, which appears on the Notice and the instructions that accompanied the Proxy Materials. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than Tuesday, May 6, 2025, so that you can be provided with a control number and gain access to the meeting.
WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
At the Annual Meeting, stockholders as of the close of business on the record date, March 3, 2025, will consider and vote upon:
•the election of 10 director nominees named in this Proxy Statement to serve until the 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified;
•the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
•a non-binding advisory proposal to approve the compensation of our named executive officers as described in this Proxy Statement (also known as the “say-on-pay” vote);
•the approval of an amendment to the Realty Income Corporation 2021 Incentive Award Plan; and
•the transaction of such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
Holders of our common stock at the close of business on March 3, 2025 are entitled to receive notice of and to vote their shares at the Annual Meeting. As of that date, there were 891,769,159 shares of common stock outstanding and entitled to vote. Each outstanding share of our common stock is entitled to one vote on each matter properly brought before the Annual Meeting or any postponement or adjournment thereof.
HOW WILL I RECEIVE MY PROXY MATERIALS FOR THE ANNUAL MEETING?
Beginning on or about March 26, 2025, Proxy Materials (including the Proxy Statement, proxy card, and Annual Report) for the Annual Meeting will be sent via e-mail or mail to our stockholders of record in accordance with their preference, if indicated previously. If a preference has not been specified, we will either mail to those stockholders our Proxy Materials or a Notice of

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Table of Contents	Frequently Asked Questions
Availability of Proxy Materials (the “Notice”) which contains instructions on how to access our materials by mail, e-mail, or on the Internet.
In accordance with the SEC notice and access rule, the Notice allows us to provide our stockholders with the information they need to vote through various means, while lowering the costs of print and delivery and reducing the environmental impact of the Annual Meeting. The Notice is not a proxy and may not be used to authorize a proxy to vote your shares. If you receive a Notice this year, you will not receive paper copies of the Proxy Materials unless you request the materials by following the instructions on the Notice or by accessing the website identified on the Notice.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD OR AS A BENEFICIAL OWNER?
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered a “stockholder of record.” In this case, you receive your dividend check from Computershare. This year we have engaged the services of Broadridge Financial Solutions, Inc. (“Broadridge”) to mail our Proxy Materials or Notice to our registered holders.
If your shares are held by a bank, in a brokerage account, or other holder of record, you are considered a “beneficial owner” of shares held in street name. The Proxy Materials or Notice may be forwarded to you by your bank, broker, or other holder of record. As the beneficial owner, you have the right to direct your bank, broker, or other holder of record on how to vote your shares by following their instructions for authorizing your proxy.
IS IT NECESSARY TO VOTE IF MY SHARES ARE HELD IN MY BROKERAGE ACCOUNT?
It is important to vote your shares even if your shares are held in a brokerage account. Otherwise, your shares may not be voted on certain matters unless you provide voting instructions to your bank, broker, or other holder of record. If you are unsure, please vote your Realty Income shares using the voting information provided.
HOW DO I VOTE?
You may vote or authorize a proxy to vote using any of the following methods:
By Internet
Authorize a proxy to vote your shares via the website www.proxyvote.com, which is available 24 hours per day until 11:59 p.m., Eastern Time, on May 12, 2025. In order to authorize your proxy, you will need to have available the control number that appears on the voting instructions included in the Proxy Materials that you received. If you authorize your proxy via the Internet, you do not need to return your proxy or voting instruction card.
By Telephone
Authorize a proxy to vote your shares by calling toll-free 1-800-690-6903, 24 hours per day until 11:59 p.m., Eastern Time, on May 12, 2025. When you call, please have the voting instructions in hand that accompanied the Proxy Materials you received, along with the control number that appears therein. Follow the series of prompts to instruct your proxy how to vote your shares. If you authorize your proxy by telephone, you do not need to return your proxy or voting instruction card.
By Mail
If you received and/or requested via the Notice a printed set of the Proxy Materials (including the Proxy Statement, proxy card, and Annual Report), authorize a proxy to vote your shares by completing, signing, and returning the proxy card in the prepaid envelope provided. If the prepaid envelope is missing, please mail your completed proxy card to: Realty Income Corporation, Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Virtual Meeting Access
Vote your shares by logging onto and voting at the virtual Annual Meeting at www.virtualshareholdermeeting.com/realty2025 on May 13, 2025. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person as your representative. If you are a beneficial owner of shares, you will need your unique control number, which appears on the instructions that accompanied the Proxy Materials.

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Frequently Asked Questions	Table of Contents
HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?
Our Board of Directors recommends that you vote your shares as follows:
•Proposal 1: FOR the election to the Board of Directors of each of the 10 nominees listed in this Proxy Statement;
•Proposal 2: FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
•Proposal 3: FOR the say-on-pay vote; and
•Proposal 4: FOR the approval of the amendment to the Realty Income Corporation 2021 Incentive Award Plan
WHAT HAPPENS IF I DO NOT INDICATE MY VOTING PREFERENCES?
If you are a stockholder of record and you sign and submit your proxy card or authorize your proxy by telephone or Internet, but do not indicate your voting preferences, the persons named in the proxy will vote the shares represented by that proxy consistent with the recommendations of our Board of Directors, which are as follows:
•Proposal 1: FOR the election to the Board of Directors of each of the 10 nominees listed in this Proxy Statement;
•Proposal 2: FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
•Proposal 3: FOR the say-on-pay vote; and
•Proposal 4: FOR the approval of the amendment to the Realty Income Corporation 2021 Incentive Award Plan.
On any other matters that may properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by that proxy in their discretion.
If you hold your shares through a broker and do not instruct your broker on how to vote your shares, your broker is not permitted to vote your shares on “non-routine” matters as defined by the NYSE, including the election of directors and the say-on-pay vote but is permitted to vote your shares on “routine” matters as defined by the NYSE, including the proposal regarding ratification of the appointment of our auditor.
MAY I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?
If you are a stockholder of record, you may revoke your proxy at any time before it is exercised at the Annual Meeting by doing one of the following:
•delivering to our Corporate Secretary a written notice of revocation (the contact information for our Corporate Secretary is provided below);
•signing and returning to our Corporate Secretary a proxy card bearing a later date;
•authorizing another proxy by telephone or on the Internet (your most recent telephone or Internet authorization will be used); or
•logging onto and voting at the virtual Annual Meeting.
If your shares are held in the name of a broker, bank, trust, or other nominee, you may change your voting instructions by following the instructions provided by your broker, bank, or other record holder.
Your attendance at the virtual Annual Meeting will not by itself be sufficient to revoke a proxy unless you log onto and vote at the virtual Annual Meeting or give written notice of revocation to our Corporate Secretary before the polls are closed. Any written notice revoking a proxy should be sent to Michelle Bushore, our Corporate Secretary, at our corporate offices at 11995 El Camino Real, San Diego, California 92130.

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WHAT ARE THE QUORUM AND VOTING REQUIREMENTS ON THE FOUR PROPOSALS MENTIONED IN THIS PROXY STATEMENT?
The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum. Shares are considered “in person” if voted by the holder of those shares, or a duly authorized proxy, during the virtual Annual Meeting. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum. A “broker non-vote” occurs when there are both routine and non-routine matters on the proxy card, and the broker marks a vote on the routine matter (either as instructed by the client or, if not instructed, in the broker’s discretion) and crosses out those non-routine matters on which it has no voting authority without the client’s instruction.
The following outlines the vote required and the effect of abstentions and broker non-votes for each proposal at the Annual Meeting:

Proposal Number	Subject	Vote Required(1)	Impact of Abstentions and Broker Non-Votes, if any

1	Election of Directors(2)	The affirmative vote of a majority of the votes cast is necessary for the election of each director nominee.	An abstention or a broker non-vote will not count as a vote cast “FOR” or “AGAINST” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast. Brokers do not have discretionary authority to vote your shares in the election of directors.

2	Ratification of Appointment of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the votes cast is necessary for the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
An abstention will have no effect on the outcome of the vote. Broker non-votes are not expected to result from this proposal since it is a routine matter and, if you are a beneficial owner, your bank, broker, or other holder of record is permitted to vote your shares even if the broker does not receive voting instructions from you.

3	Say-on-Pay Vote	The affirmative vote of a majority of the votes cast is necessary for the approval of the say-on-pay vote.	An abstention or a broker non-vote will not count as a vote cast and thus will have no effect on the outcome of the vote. Brokers do not have discretionary authority to vote your shares for the say-on-pay vote.

4	Approval of Amendment to the Realty Income Corporation 2021 Incentive Award Plan	The affirmative vote of a majority of the votes cast is necessary for the approval of the amendment to the Realty Income Corporation 2021 Incentive Award Plan.
An abstention or a broker non-vote will not count as a vote cast and thus will have no effect on the outcome of the vote. Brokers do not have discretionary authority to vote your shares for the approval of the amendment to the Realty Income Corporation 2021 Incentive Award Plan.

1.Pursuant to our Bylaws, a “majority of votes cast” standard requires that the number of votes cast “FOR” a proposal or director nominee must exceed the number of votes cast “AGAINST” such proposal or director nominee.
2.In accordance with the policy adopted by our Board of Directors, in this election, an incumbent candidate for director who does not receive the required votes for re-election is expected to offer his or her resignation to the Board of Directors. The Nominating/Corporate Governance Committee of the Board, or a committee of independent directors in the event the incumbent is a member of the Nominating/Corporate Governance Committee, will then make a determination as to whether to accept or reject the tendered offer of resignation, generally within 90 days after certification of the election results of the stockholder vote. Following such determination, we will publicly disclose the decision regarding any tendered offer of resignation and the rationale behind such decision in a filing of a Current Report on Form 8-K with the SEC. If a director’s offer to resign is not accepted by the Board of Directors (or properly constituted committee) or such director does not otherwise submit his or her resignation to the Board, such director shall continue to serve until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.
WILL ANY OTHER BUSINESS BE CONDUCTED DURING THE ANNUAL MEETING?
Our Board of Directors does not know of any matters to be presented during the meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the meeting, it is intended that the proxies will be voted in accordance with the discretion of the person or persons exercising the proxies. Under the NYSE rules, if you are a beneficial owner, your bank, broker, or other holder of record may not vote your shares on any contested stockholder proposal without instructions from you.

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Frequently Asked Questions	Table of Contents
If the Annual Meeting is postponed or adjourned for any reason, at any subsequent convening or resumption of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the Annual Meeting as originally convened (except for any proxies that have effectively been revoked or withdrawn).
WHO WILL COUNT THE VOTE?
Representatives of Broadridge will tabulate the votes and act as inspector of election.
MAY I ACCESS THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT ON THE INTERNET?
Prior to the day of the Annual Meeting, this Proxy Statement (which includes the Notice of Annual Meeting) and our 2024 Annual Report are available on the investors section of our website at www.realtyincome.com. You may also view these materials at www.proxyvote.com by using the control number provided on your proxy card, in your e-mailed Proxy Materials, or on your Notice. On the day of and during the Annual Meeting, this Proxy Statement (which includes the Notice of Annual Meeting) and our 2024 Annual Report will be available at www.virtualshareholdermeeting.com/realty2025.
WHO BEARS THE COST OF SOLICITING PROXIES?
We will bear the cost of soliciting proxies from our stockholders. In addition to solicitation by mail, our directors, officers, employees, and agents may solicit proxies by telephone, Internet, or otherwise. These directors, officers, and employees will not be additionally compensated for the solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. We intend to engage an outside solicitation firm, Okapi Partners LLC, to assist in the solicitation of proxies for an estimated fee of $15,000 plus expenses. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries, and other custodians who hold shares of our common stock of record for beneficial owners for forwarding to such beneficial owners. We may also reimburse persons representing beneficial owners for their reasonable expenses incurred in forwarding such materials. Stockholders who authorize their proxies through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and these costs must be borne by the stockholder.

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STOCKHOLDER PROPOSALS for our 2026 Annual Meeting Our Bylaws include market-standard proxy access nominating provisions.

In order for a stockholder proposal otherwise satisfying the eligibility requirements of SEC Rule 14a-8 to be considered for inclusion in our Proxy Statement for our 2026 annual meeting of stockholders, it must be received by us at our principal office, 11995 El Camino Real, San Diego, CA 92130 on or before November 26, 2025.
For an eligible stockholder or group of stockholders to nominate a director nominee for election at our 2026 annual meeting of stockholders pursuant to the proxy access provision of our Bylaws, such eligible stockholder or group of stockholders must comply with the then current advance notice requirements in our Bylaws and deliver the proposal to our Corporate Secretary between October 27, 2025 and November 26, 2025 in order for such proposal to be considered timely. In addition, our Bylaws require the eligible stockholder or group of stockholders to update and supplement such information as of specified dates.
In addition, if a stockholder desires to bring business (including director nominations) before our 2026 annual meeting of stockholders that is not the subject of a proposal timely submitted for inclusion in our 2026 Proxy Statement, written notice of such business, as currently prescribed in our Bylaws, must be received by our Corporate Secretary between October 27, 2025 and 5:00 p.m., Pacific Time, on November 26, 2025. For additional requirements, a stockholder may refer to our current Bylaws, Article III, Section 12, “Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals,” and Article III, Section 15, “Proxy Access,” a copy of which may be obtained from our Corporate Secretary upon request and without charge. See “Communications with the Board” for contact information. If we do not receive timely notice pursuant to our Bylaws, the proposal will be excluded from consideration at the meeting.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 14, 2026.

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FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended. When used in this Proxy Statement, the words “estimated,” “anticipated,” “expect,” “believe,” “intend,” “continue,” “should,” “may,” “likely,” “plans,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of our business and portfolio; growth strategies and intentions to acquire or dispose of properties (including geographies, timing, partners, clients and terms); re-leases, re-development and speculative development of properties and expenditures related thereto; future operations and results; the announcement of operating results, strategy, plans, and the intentions of management; statements made regarding our share repurchase program; settlement of shares of common stock sold pursuant to forward sale confirmations under our At-the-Market (“ATM”) Program; dividends, including the amount, timing and payments of dividends; and trends in our business, including trends in the market for long-term leases of freestanding, single-client properties. Forward-looking statements are subject to risks, uncertainties, and assumptions about us which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a real estate investment trust; general domestic and foreign business, economic, or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on our clients and us; access to debt and equity capital markets and other sources of funding (including the terms and partners of such funding); continued volatility and uncertainty in the credit markets and broader financial markets; other risks inherent in the real estate business including our clients' solvency, client defaults under leases, increased client bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments, and potential damages from natural disasters; impairments in the value of our real estate assets; changes in domestic and foreign income tax laws and rates; property ownership through co-investment ventures, funds, joint ventures, partnerships and other arrangements which may transfer or limit control of the underlying investments; epidemics or pandemics including measures taken to limit their spread, the impacts on us, our business, our clients, and the economy generally; the loss of key personnel; the outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; the anticipated benefits from mergers and acquisitions; and those additional risks and factors discussed in our reports filed with the SEC.
Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future plans and performance and speak only as of the date this Proxy Statement was filed with the SEC. Actual plans and operating results may differ materially from what is expressed or forecasted in this Proxy Statement and forecasts made in the forward-looking statements discussed in this Proxy Statement might not materialize. We do not undertake any obligation to update forward-looking statements or publicly release the results of any forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

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HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of banks and brokers with account holders that are our stockholders will be householding our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report, please notify your bank or broker, direct your written request to Investor Relations, 11995 El Camino Real, San Diego, CA 92130, or contact Investor Relations by telephone at (877) 924-6266. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their bank or broker.

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INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act, which might incorporate future filings made by us under those statutes, the preceding Compensation and Talent Committee Report and Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such reports be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our Proxy Statement, Notice of Annual Meeting and form of proxy, is not part of the Proxy Materials and is not incorporated herein by reference.
By Order of the Board of Directors,
Michelle Bushore
Executive Vice President, Chief Legal Officer, General Counsel and Secretary
March 26, 2025

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APPENDIX A Non-GAAP financial measures reconciliation.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds from Operations, Normalized Funds from Operations, and Adjusted Funds from Operations
The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO, Normalized FFO, and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted computation per share (dollars in thousands, except per share amounts). Certain prior period AFFO amounts have been reclassified to conform to the current period presentation. These classifications had no impact on previously reported AFFO.

	2024	2023	2022	2021	2020
Net income available to common stockholders	$847,893	$872,309	$869,408	$359,456	$395,486
Depreciation and amortization	2,395,644	1,895,177	1,670,389	897,835	677,038
Depreciation of furniture, fixtures and equipment	(2,857)	(2,239)	(2,014)	(1,026)	(588)
Provisions for impairment of real estate	319,032	82,208	25,860	38,967	147,232
Gain on sales of real estate	(117,275)	(25,667)	(102,957)	(55,798)	(76,232)
Proportionate share of adjustments for unconsolidated entities	29,124	4,205	12,812	1,931	—
FFO adjustments allocable to noncontrolling interests	(3,902)	(3,855)	(1,605)	(785)	(817)
FFO available to common stockholders	$3,467,659	$2,822,138	$2,471,893	$1,240,580	$1,142,119
Merger, transaction, and other costs, net(1)	96,292	14,464	13,897	167,413	—
Normalized FFO available to common stockholders	$3,563,951	$2,836,602	$2,485,790	$1,407,993	$1,142,119
Executive severance charge	—	—	—	—	3,463
(Gain) loss on extinguishment of debt	—	—	(367)	97,178	9,819
Excess of redemption value over carrying value of preferred shares redeemed	5,116	—	—	—	—
Amortization of share-based compensation	32,741	26,227	21,617	16,234	14,727
Amortization of net debt discounts (premiums) and deferred financing costs	15,361	(44,568)	(67,150)	(6,182)	3,710
Amortization of acquired interest rate swap value(2)	13,935	—	—	—	—
Non-cash change in allowance for credit losses(3)	106,801	4,874	—	—	—
Leasing costs and commissions	(8,558)	(9,878)	(5,236)	(6,201)	(1,859)
Recurring capital expenditures	(402)	(331)	(587)	(1,202)	(198)
Straight-line rent and expenses, net	(171,887)	(141,130)	(120,252)	(61,350)	(26,502)
Amortization of above and below-market leases, net	55,870	79,101	63,243	37,970	22,940
Deferred tax expense	3,552	—	—	—	—
Proportionate share of adjustments for unconsolidated entities	(2,078)	932	(4,239)	(1,948)	—
Other adjustments(4)	7,035	23,041	28,540	6,261	4,407

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Appendix A	Table of Contents

	2024	2023	2022	2021	2020
AFFO available to common stockholders	3,621,437	2,774,870	2,401,359	1,488,753	1,172,626
AFFO allocable to dilutive noncontrolling interests	6,599	5,540	4,033	1,619	1,438
Diluted AFFO	3,628,036	2,780,410	2,405,392	1,490,372	1,174,064
AFFO per common share:
Basic	$4.20	$4.01	$3.93	$3.59	$3.40
Diluted	$4.19	$4.00	$3.92	$3.59	$3.39
Distributions paid to common stockholders	$2,691,719	$2,111,793	$1,813,432	$1,169,026	$964,167
AFFO available to common stockholders in excess of distributions paid to common stockholders	$929,718	$663,077	$587,927	$319,727	$208,459
Weighted average number of common shares used for computation per share:
Basic	862,959	692,298	611,766	414,535	345,280
Diluted	865,842	694,819	613,473	415,270	345,878
1.For the year ended December 31, 2024, merger, transaction, and other costs, net primarily consists of $86.7 million of transaction and integration-related costs related to the Spirit Realty Capital merger, $5.1 million related to the lease termination of a legacy corporate facility, and $4.5 million of organization costs related to the private fund.
2.Includes the amortization of the purchase price allocated to interest rate swaps acquired in the Spirit Realty Capital merger.
3.Credit losses primarily relate to the impairment of financing receivables.
4.Includes non-cash foreign currency losses (gains) from remeasurement to USD, mark-to-market adjustments on investments and derivatives that are non-cash in nature, straight-line payments from cross-currency swaps, obligations related to financing lease liabilities, adjustments allocable to noncontrolling interests, and gains and losses on the sale of loans receivable.
Pro Forma Adjusted EBITDAre
The following is a reconciliation of fourth quarter net income available to common stockholders (which we believe is the most comparable GAAP measure) to Quarterly Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization for Real Estate (“Adjusted EBITDAre”) (dollars in thousands):

	2024	2023	2022	2021	2020
Net income	$201,350	$219,762	$228,336	$4,467	$118,150
Interest	268,149	208,313	131,290	100,739	78,764
Loss on extinguishment of debt	—	—	—	46,722	—
Income taxes	20,102	15,803	9,381	10,128	4,500
Depreciation and amortization	606,671	475,856	438,174	333,229	175,041
Provisions for impairment	142,966	27,281	9,481	7,990	23,790
Merger, transaction, and other costs, net	(9,176)	9,932	903	137,332	—
Gain on sales of real estate	(24,985)	(5,992)	(9,346)	(20,402)	(22,667)
Foreign currency and derivative (gain) loss, net	(535)	18,371	(2,692)	(1,880)	(3,311)
Gain on settlement of foreign currency forwards	—	—	2,139	—	—
Proportionate share of adjustments from unconsolidated entities	18,991	14,983	113	1,581	—
Quarterly Adjusted EBITDAre	$1,223,533	$984,309	$807,779	$619,906	$374,267
Annualized Adjusted EBITDAre(1)	$4,894,132	$3,937,236	$3,231,116	$2,479,624	$1,497,068
Annualized Pro Forma Adjustments	$79,143	$74,919	$119,876	$358,560	$25,910
Annualized Pro Forma Adjusted EBITDAre	$4,973,275	$4,012,155	$3,350,992	$2,838,184	$1,522,978

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Table of Contents	Appendix A

	2024	2023	2022	2021	2020
Total consolidated debt(2)	$26,510,798	$21,480,869	$17,935,539	$15,172,849	$8,852,036
Proportionate share of unconsolidated entities debt	659,190	659,190	—	86,006	—
Less: Cash and cash equivalents	(444,962)	(232,923)	(171,102)	(258,579)	(824,476)
Net Debt(3)	$26,725,026	$21,907,136	$17,764,437	$15,000,276	$8,027,560
Net Debt/Annualized Pro Forma Adjusted EBITDAre(4)	5.4x	5.5x	5.3x	5.3x	5.3x
1.We calculate Annualized Adjusted EBITDAre by multiplying the Quarterly Adjusted EBITDAre by four.
2.Total consolidated debt is total debt per the consolidated balance sheet, excluding deferred financing costs and net premiums and discounts.
3.Net Debt is total debt per our consolidated balance sheet, excluding deferred financing costs and net premiums and discounts, but including our proportionate share on debt from unconsolidated entities, less cash and cash equivalents.
4.The reconciliation of Net Debt/Pro Forma Adjusted EBITDAre above also represents the reconciliation of Net Debt/Annualized Pro Forma Adjusted EBITDAre referenced elsewhere in this Proxy Statement.
The Annualized Pro Forma Adjustments, which includes transaction accounting adjustments in accordance with U.S. GAAP, consist of adjustments to incorporate Adjusted EBITDAre from investments we acquired or stabilized during the applicable quarter and remove Adjusted EBITDAre from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the period, consistent with the requirements of Article 11 of Regulation S-X. The following table summarizes our Annualized Pro Forma Adjusted EBITDAre calculation for the period indicated below:

Dollars in thousands	2024	2023	2022	2021	2020
Annualized pro forma adjustments from investments acquired or stabilized	$82,848	$77,012	$120,408	$400,575	$27,431
Annualized pro forma adjustments from investments disposed	(3,705)	(2,093)	(532)	(42,015)	(1,521)
Annualized Pro Forma Adjustments	$79,143	$74,919	$119,876	$358,560	$25,910

2025 Proxy Statement	Realty Income A-3

APPENDIX B Amendment to the Realty Income Corporation 2021 Incentive Award Plan.

REALTY INCOME CORPORATION 2021 INCENTIVE AWARD PLAN
ARTICLE I.
PURPOSE
The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XII.
ARTICLE II.
ELIGIBILITY
Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.
ARTICLE III.
ADMINISTRATION AND DELEGATION
1.1Administration. The Plan shall be administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.
1.2Delegation. To the extent Applicable Laws permit, the Committee or the Board may delegate any or all of its powers under the Plan to one or more committees of the Board or directors or officers of the Company or any of its Subsidiaries. The Committee or the Board, as applicable, may re-vest in itself any previously delegated authority at any time.
ARTICLE IV.
STOCK AVAILABLE FOR AWARDS
1.1Number of Shares. Subject to adjustment under Article IX and the terms of this Article IV, the maximum number of Shares which may be issued pursuant to Awards under the Plan shall be equal to the Overall Share Limit. As of the Plan’s effective date, the Company will cease granting awards under the Prior Plan;

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Appendix B	Table of Contents
however, Prior Plan Awards will remain subject to the terms of the Prior Plan. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.
1.2Share Recycling. If all or any part of an Award or Prior Plan Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Award grants under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4.1 and shall not become or again be available for issuance pursuant to subsequent grants of Awards under the Plan: (i) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; (ii) Shares purchased on the open market with the cash proceeds from the exercise of Options; and (iii) Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award or Prior Plan Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award or Prior Plan Award being exercised or purchased and/or creating the tax obligation). The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit.
1.3Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 8,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options.
1.4Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination. Without limiting the generality of the foregoing, in connection with the Mergers (as defined in the VEREIT Merger Agreement), the VEREIT Share Reserve may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan, to the extent that grants of Awards using such shares (i) are permitted without stockholder approval under the rules of the New York Stock Exchange (or such other applicable principal securities exchange or quotation system on which the Common Stock is then listed), (ii) are made only to individuals who, on or after the Closing Date, are Legacy VEREIT Participants or New Company Participants, and (iii) are only granted under the Plan during the period commencing on the Closing Date and ending on June 2, 2031. The VEREIT Share Reserve shall be used for purposes of the Plan in accordance with this Section 4.4 and the applicable listing standards and rules issued by the New York Stock Exchange (or such other applicable principal securities exchange or quotation system on which the Common Stock is then listed).
1.5Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business

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Table of Contents	Appendix B
judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $1,000,000. The Administrator may make exceptions to these limits for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.
1.6Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 9.2 hereof, (a) the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be three million two hundred thousand (3,200,000) and the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more Awards payable in cash shall be ten million dollars ($10,000,000) (together, the “Individual Award Limits”).
ARTICLE V.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
1.1General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.
1.2Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. Unless otherwise determined by the Administrator, the exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.
1.3Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that, unless otherwise determined by the Administrator, the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing, the Administrator may provide in the terms of any Option or Stock Appreciation Right that if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines.
1.4Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 10.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.
1.5Payment Upon Exercise. Subject to Section 11.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

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Appendix B	Table of Contents
(a)cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;
(b)if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;
(c)to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their fair market value;
(d)to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their fair market value on the exercise date;
(e)to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or
(f)to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.
ARTICLE VI.
RESTRICTED STOCK; RESTRICTED STOCK UNITS
1.1General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to require forfeiture of such shares or to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.
1.2Restricted Stock.
(a)Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.
(b)Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.
1.3Restricted Stock Units.
(a)Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

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Table of Contents	Appendix B
(b)Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.
(c)Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement.
ARTICLE VII.
OTHER STOCK OR CASH BASED AWARDS
Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.
ARTICLE VIII.
NON-EMPLOYEE DIRECTOR AWARDS
1.1Annual Grant. During the term of the Plan, except as otherwise amended by the Administrator consistent with Section 11.4 below, commencing as of the first annual meeting of the Company’s stockholders as which the Plan, as it may be amended, becomes effective subject to Section 4.5 hereof, each person who is a non-employee Director as of the date of each annual meeting of the Company’s stockholders shall automatically be granted an award of Restricted Stock or, if so elected by such non-employee Director in accordance with such terms and conditions as may be established by the Administrator, Restricted Stock Units (in each case, subject to adjustment as provided in Article IX hereof)on the date of such annual meeting, covering a number of shares of Common Stock calculated by dividing (i) $200,000 by (ii) the per share closing trading price of the Common Stock on the grant date (the “Annual Grant”).
1.2Initial Grant. During the term of the Plan, except as otherwise amended by the Administrator consistent with Section 11.4 below, commencing as of the effective date of the Plan, as it may be amended, subject to Section 4.5 hereof, each person who is initially elected or appointed by the Board as a non-employee Director on a date other than the date of an annual meeting of the Company’s stockholders shall automatically be granted an award of Restricted Stock or, if so elected by such non-employee Director in accordance with such terms and conditions as may be established by the Administrator, Restricted Stock Units (in each case, subject to adjustment as provided in Article IX hereof) on the date such non-employee Director is first elected or appointed, covering a number of shares of Common Stock calculated by dividing (i) $200,000 by (ii) the per share closing trading price of the Common Stock on the grant date (the “Initial Grant”). For the avoidance of doubt, a non-employee Director elected for the first time to the Board at an annual meeting of stockholders shall only receive an Initial Grant in connection with such election, and shall not also receive an Annual Grant on the date of such annual meeting. Directors who are employees of the Company who subsequently retire from the Company and remain on the Board shall not receive an Initial Grant but to the extent they are otherwise eligible, shall receive, at each annual meeting of stockholders after such Director’s retirement from employment with the Company, an Annual Grant.
1.3Vesting. Shares of Restricted Stock or Restricted Stock Units, as applicable, granted pursuant to Section 8.1 and 8.2 hereof shall vest based on the non-employee Director’s Years of Service, in each case subject to

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Appendix B	Table of Contents
the non-employee Director’s continued service on the applicable vesting date and subject to the terms and conditions set forth in the applicable Award Agreement, as follows:
(a)Fewer Than Six Years of Service. For non-employee Directors with fewer than six Years of Service as of the date of grant, one-third of the shares of Restricted Stock or Restricted Stock Units, as applicable, subject to the Award shall vest on each of the first three anniversaries of the applicable grant date (rounded up to the nearest whole share).
(b)Six Years of Service. For non-employee Directors with at least six, but fewer than seven, Years of Service as of the date of grant, one-half of the shares of Restricted Stock or Restricted Stock Units, as applicable, subject to the Award shall vest on each of the first two anniversaries of the applicable grant date (rounded up to the nearest whole share).
(c)Seven Years of Service. For non-employee Directors with at least seven, but fewer than eight, Years of Service as of the date of grant, the shares of Restricted Stock or Restricted Stock Units, as applicable, subject to the Award shall vest in full on the first anniversary of the applicable grant date.
(d)Eight Years of Service. For non-employee Directors with eight or more Years of Service as of the date of grant, the shares of Restricted Stock or Restricted Stock Units, as applicable, subject to the Award shall be fully vested on the date of grant.
(e)For purposes of the Plan, “Years of Service” shall mean, each three hundred sixty-five (365)-day period of a non-employee Director’s continuous service to the Company as an Employee, Director or Consultant (without duplication). The Administrator shall have sole, final and binding authority to determine any questions regarding a Director’s Years of Service for purposes of the Plan.
1.4As of the effective date of the Plan, (A) Awards granted to non-employee Directors pursuant to Section 8.1 and Section 8.2 shall be in lieu of all future awards to non-employee Directors under Section 12.1 of the Prior Plan, and (B) the provisions of Section 8.1 and 8.2 hereof shall replace and supersede the relevant provisions of Section 12.1 of the Prior Plan.
ARTICLE IX.
ADJUSTMENTS FOR CHANGES IN COMMON STOCK
AND CERTAIN OTHER EVENTS
1.1Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article IX, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 9.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
1.2Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under

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Table of Contents	Appendix B
the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:
(a)To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;
(b)To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(c)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be converted into or substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;
(d)To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;
(e)To replace such Award with other rights or property selected by the Administrator; and/or
(f)To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.
1.3Change in Control. Notwithstanding Section 9.2 above, except as may be otherwise provided in an applicable Award Agreement, if a Change in Control occurs and Awards are not continued, converted, assumed, or replaced with a comparable award (as determined by the Administrator) by (i) the Company or (ii) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Participant has not had a Termination of Service, then immediately prior to the Change in Control such Awards (other than any Award that is regularly scheduled to vest based on the attainment of performance-based vesting conditions) will become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards will lapse, in which case, such Awards will be canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock, which may be on such terms and conditions as apply generally to holders of Common Stock under the Change in Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and determined by reference to the number of Shares subject to such Awards and net of any applicable exercise price; provided that to the extent that any Awards constitute “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which a Participant would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. An Award will be considered replaced with a comparable award if the Award is exchanged for an amount of cash or other property with a value equal to the amount that could have been obtained upon the settlement of such Award in such Change in Control (as determined by the Administrator), even if such cash or other property payable with respect to the unvested portion of such Award remains subject to similar vesting provisions following such Change in Control. Notwithstanding the foregoing, the Administrator will have full and final authority to determine whether an Assumption of an Award has occurred in connection with a Change in Control.

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1.4Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.
1.5General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 9.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article IX.
ARTICLE X.
GENERAL PROVISIONS APPLICABLE TO AWARDS
1.1Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.
1.2Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.
1.3Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.
1.4Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.
1.5Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 11.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their fair market value, (iii) if there is a public market for Shares at the time the tax obligations

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are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.
1.6Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the change does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article IX or pursuant to Section 11.6. Notwithstanding the foregoing, except pursuant to Article IX, the Administrator may not, without the approval of the stockholders of the Company, reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights when the exercise price per share of the original Options or Stock Appreciation Rights exceeds the fair market value of the underlying Shares.
1.7Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
1.8Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.
1.9Section 83(b) Election. No Participant may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Administrator, which the Administrator may grant or withhold in its sole discretion. If, with the consent of the Administrator, a Participant makes an election under Section 83(b) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
1.10Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the

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Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.
ARTICLE XI.
MISCELLANEOUS
1.1No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.
1.2No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.
1.3Effective Date and Term of Plan. The Plan will become effective on the date on which the Company’s stockholders approve the Plan and will remain in effect until terminated by the Board. Notwithstanding anything to the contrary in the Plan, no Incentive Stock Option may be granted under the Plan after the tenth anniversary of the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company’s stockholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan is not approved by the Company’s stockholders, the Plan will not become effective, no Awards will be granted under the Plan and the Prior Plan will continue in full force and effect in accordance with its terms.
1.4Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time, provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
1.5Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
1.6Section 409A.
(a)General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to

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preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 11.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(b)Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(c)Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.
1.7Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any act or omission, or any contract or other instrument executed, in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.
1.8Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.
1.9Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to

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third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 11.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 11.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
1.10Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
1.11Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.
1.12REIT Status. The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or be settled:
(a)to the extent that the grant, vesting, exercise or settlement of such Award could cause the Participant or any other person to be in violation of Section 7.2 of the Company’s charter; or
(b)if, in the discretion of the Administrator, the grant, vesting, exercise or settlement of such Award could impair the Company’s status as a REIT.
1.13Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Maryland, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Maryland.
1.14Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.
1.15Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
1.16Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

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1.17Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.
1.18Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 10.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.
ARTICLE II.
DEFINITIONS
As used in the Plan, the following words and phrases will have the following meanings:
1.1“Administrator” means the Committee; provided, however, that (i) the full Board shall conduct the general administration of the Plan with respect to Awards granted to non-employee Directors, and (ii) the Board or Committee may delegate its authority as the Administrator hereunder to the extent permitted by Section 3.2 hereof.
1.2“Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.
1.3“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.
1.4“Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.
1.5“Board” means the Board of Directors of the Company.
1.6“Cause” with respect to a Participant, means, unless otherwise set forth in an Award Agreement, (a) the Participant’s theft, dishonesty or falsification of any employment or Company records; (b) the Participant’s malicious or reckless disclosure of the Company’s confidential or proprietary information; (c) the Participant’s commission of any immoral or illegal act or any gross or willful misconduct, where the Company reasonably determines that such act or misconduct has (1) seriously undermined the ability of the Company’s management to entrust the Participant with important matters or otherwise work effectively with the Participant, (2) contributed to the Company’s loss of significant revenues or business opportunities, or (3) significantly and detrimentally affected the business or reputation of the Company or any of its Subsidiaries; (d) the Participant’s. engagement in any activity that is a material violation of the Company policy on sexual harassment, sexual misconduct, discrimination or other workplace misconduct which (1) is a material violation of Company policy applicable thereto, or (2) brings or would reasonably be expected to bring the Participant, the Company or its Subsidiaries into widespread public disrepute, contempt, scandal or ridicule, and/or (e) the Participant’s failure or refusal to work diligently to perform tasks or achieve goals reasonably requested by the Board, provided such breach, failure or refusal continues after

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the receipt of reasonable notice in writing of such failure or refusal and an opportunity to correct the problem. “Cause” shall not mean a Participant’s physical or mental disability.
1.7“Change in Control” means and includes each of the following:
(a)A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b)During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of

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authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
1.8“Closing Date” shall have the meaning set forth in that certain Agreement and Plan of Merger, dated April 29, 2021, by and among the Company, VEREIT, Inc., a Maryland corporation (“VEREIT”), Rams MD Subsidiary I, Inc., Maryland corporation and a direct wholly owned subsidiary of the Company, Rams Acquisition Sub II, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of the Company, VEREIT, and VEREIT Operating Partnership, L.P., a Delaware limited partnership (the “VEREIT Merger Agreement”).”
1.9“Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
1.10“Committee” means the Compensation Committee of the Board. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
1.11“Common Stock” means the common stock of the Company.
1.12“Company” means Realty Income Corporation, a Maryland corporation, or any successor.
1.13 “Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.
1.14“Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.
1.15“Director” means a Board member.
1.16“Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.
1.17“Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
1.18“Employee” means any employee of the Company or its Subsidiaries.
1.19“Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
1.20“Exchange Act” means the Securities Exchange Act of 1934, as amended.
1.21“Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales

2025 Proxy Statement	Realty Income B-15

Appendix B	Table of Contents
price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) in any case the Administrator may determine the Fair Market Value in its discretion.
1.22“Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.
1.23“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.
1.24“Legacy VEREIT Participant” shall mean an Employee, Consultant or non-employee Director who provided services to VEREIT and/or its subsidiaries immediately prior to the Closing Date.”
1.25“New Company Participant” shall mean an Employee, Consultant or non-employee Director who first commenced providing services to the Company or any of its Subsidiaries on or following the Closing Date, other than any Legacy VEREIT Participant.
1.26“Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.
1.27“Option” means an option to purchase Shares, which Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
1.28“Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.
1.29“Overall Share Limit” means the sum of (i) 8,000,000 Shares; and (ii) any shares of Common Stock which are subject to Prior Plan Awards which become available for issuance under the Plan pursuant to Article IV.
1.30 “Participant” means a Service Provider who has been granted an Award.
1.31“Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; environmental, social and governance initiatives; and marketing initiatives, any of which may be measured in

B-16 Realty Income	2025 Proxy Statement

Table of Contents	Appendix B
absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Common Stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.
1.32“Plan” means this 2021 Incentive Award Plan.
1.33 “Prior Plan” means the Company’s 2012 Incentive Award Plan.
1.34“Prior Plan Award” means an award outstanding under the Prior Plan as of the effective date of the Plan.
1.35“REIT” means a real estate investment trust within the meaning of Section 856 through 860 of the Code.
1.36“Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.
1.37“Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.
1.38“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
1.39“Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.
1.40“Securities Act” means the Securities Act of 1933, as amended.
1.41“Service Provider” means an Employee, Consultant or Director.
1.42“Shares” means shares of Common Stock.
1.43“Stock Appreciation Right” means a stock appreciation right granted under Article V.
1.44“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
1.45“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2025 Proxy Statement	Realty Income B-17

Appendix B	Table of Contents
1.46“Termination of Service” means the date the Participant ceases to be a Service Provider.
1.47“VEREIT Plan” shall mean the VEREIT, Inc. 2021 Equity Incentive Plan as adopted by the board of directors of VEREIT on March 24, 2021 and approved by the stockholders of VEREIT on June 3, 2021.
1.48“VEREIT Share Reserve” shall mean a number of Shares equal to the product of (x) the number of shares of common stock of VEREIT which, as of immediately prior to the Closing (as defined in the VEREIT Merger Agreement), remained available for issuance under the VEREIT Plan, multiplied by (y) the Exchange Ratio (as defined in the VEREIT Merger Agreement), rounded down to the nearest whole Share.
* * * * *

B-18 Realty Income	2025 Proxy Statement

REALTY INCOME

11995 EL CAMINO REAL, SAN DIEGO, CA 92130

WWW.**REALTYINCOME**.COM

REALTY INCOME
The Monthly Dividend Company®

REALTY INCOME CORPORATION
SHAREOWNER SERVICES
P.O. BOX 64945
ST. PAUL, MN 55164-0945

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 12, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/REALTY2025**

You may attend the meeting via the Internet and vote during the meeting. To vote during the meeting, you will need the control number which is available on the Notice.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 12, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V64875-P26481

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REALTY INCOME CORPORATION

Nominees:	For	Against	Abstain
1a. Priscilla Almodovar	☐	☐	☐
1b. A. Larry Chapman	☐	☐	☐
1c. Reginald H. Gilyard	☐	☐	☐
1d. Mary Hogan Preusse	☐	☐	☐
1e. Priya Cherian Huskins	☐	☐	☐
1f. Jeff A. Jacobson	☐	☐	☐
1g. Gerardo I. Lopez	☐	☐	☐
1h. Michael D. McKee	☐	☐	☐
1i. Gregory T. McLaughlin	☐	☐	☐
1j. Sumit Roy	☐	☐	☐

Note: The proxies may vote in their discretion upon any other matter as may properly come before the Annual Meeting or any adjournments, continuations or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, AS INDICATED ABOVE. THE VOTES YOU ARE ENTITLED TO CAST WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If the holder is a corporation or partnership, please sign with the full corporate or partnership name by an authorized officer, identifying his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V64876-P26481

REALTY INCOME CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 13, 2025
9:00 a.m., Pacific Time
www.virtualshareholdermeeting.com/REALTY2025

This proxy is solicited on behalf of the Board of Directors of Realty Income Corporation for exercise at the Annual Meeting of Stockholders on May 13, 2025 (the "Annual Meeting").

The shares of stock held in the account will be voted as you specify on the reverse side.

If this proxy is executed but no choice is specified, the proxy will be voted "FOR" the election of the ten director nominees to serve until the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified, "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, "FOR" the resolution to approve the compensation of our named executive officers as described in the proxy statement for the Annual Meeting (the "Proxy Statement") and "FOR" the approval of an amendment to the Realty Income Corporation 2021 Incentive Award Plan. The votes you are entitled to cast will be cast in the discretion of the proxy holder described below on any other matter that may properly come before the meeting or any postponement or adjournment thereof.

By signing the proxy, you acknowledge receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and you revoke all prior proxies given with respect to the Annual Meeting and appoint Michelle Bushore and Sumit Roy, and each of them as your proxies with full power of substitution in each of them, to attend the Annual Meeting and any postponement or adjournment thereof, to cast on your behalf all votes that you are entitled to cast on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and any postponement or adjournment thereof and otherwise to represent you at the Annual Meeting and any postponement or adjournment thereof with all powers possessed by you, if personally present.

Continued and to be signed on reverse side